As filed with the Securities and Exchange Commission on May 21, 2004
                                                   Registration No. 333-______
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          --------------------------
                     ML JWH STRATEGIC ALLOCATION FUND L.P.
            (Exact name of registrant as specified in its charter)

       Delaware                                                 6799                                              13-3887922
(State of Organization)                            (Primary Standard Industrial                                  (IRS Employer
                                                     Classification Code Number)                            Identification Number)
                                            c/o Merrill Lynch Alternative Investments LLC
                                                     Princeton Corporate Campus
                                                       800 Scudders Mill Road
                                                             Section 2G
                                                    Plainsboro, New Jersey 08536
                                                           (800) 765-0995
                              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                           Steven B. Olgin
                                              Merrill Lynch Alternative Investments LLC
                                                     Princeton Corporate Campus
                                                       800 Scudders Mill Road
                                                             Section 2G
                                                    Plainsboro, New Jersey 08536
                                                           (800) 765-0995
                           (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                   ------------------------------
                                                             Copies to:
                                        David R. Sawyier                 Michael J. Schmidtberger
                                 Sidley Austin Brown & Wood LLP       Sidley Austin Brown & Wood LLP
                                         Bank One Plaza                     787 Seventh Avenue
                                     Chicago, Illinois 60603             New York, New York 10019

                                                   ------------------------------
                                  Approximate date of commencement of proposed sale to the public:
                           As soon as practicable after the effective date of this Registration Statement

                                                   ------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |
==============================================================================
               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

==================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                   Proposed Maximum         Proposed Maximum       Amount of
      Title of each class of              Additional Amount       Additional Offering    Additional Aggregate      Additional
    Securities to be Registered           Being Registered           Price Per Unit         Offering Price      Registration Fee**
----------------------------------------------------------------------------------------------------------------------------------
  Units of Beneficial Interest of
ML JWH Strategic Allocation Fund L.P.         4,460,000                 $224.34*            $1,000,556,400         $126,770.50
==================================================================================================================================

     * Estimated, pursuant to Rule 457(d), solely for purposes of calculating the registration fee.
     ** ML JWH Strategic Allocation Fund L.P. has approximately 934,570 registered but unsold Units.
     PURSUANT TO THE PROVISIONS OF RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE FORM OF PROSPECTUS SET FORTH HEREIN ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-108350) DECLARED EFFECTIVE ON OCTOBER 14, 2003. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO REGISTRATION STATEMENT NO. 333-108350.

                                   PART ONE
                              DISCLOSURE DOCUMENT
-----------------------------------------------------------------------------
                     ML JWH Strategic Allocation Fund L.P.
                                   5,394,570
                           Limited Partnership Units

The Fund

Trades in the U.S. and international futures and forward markets.

Seeks, through speculative trading, substantial, long-term capital appreciation.

May provide a valuable element of diversification to a traditionally structured portfolio.

Began trading on July 15, 1996 with an initial capitalization of $102 million; as of March 31, 2004, the Fund's capital was $893,599,566.


The General Partner

Merrill Lynch Alternative Investments LLC, a sponsor of hedge funds, private equity and managed futures funds.


The Trading Advisor

John W. Henry & Company, Inc. ("JWH(R)"), a professional managed futures advisor, allocates the Fund's assets across multiple JWH trading programs.



The Units

As of March 31, 2004, the Net Asset Value per Unit had increased by approximately 151.68% since the Fund began trading on July 15, 1996 -- a compounded annualized rate of return of approximately 12.65%. The Fund's largest peak-to-trough drawdown was 24.34% between July 1, 1999 and September 30, 2000. The Fund's largest trough-to-peak increase was 116.99% between October 1, 2000 and February 28, 2003. Past performance is not necessarily indicative of future results.

Units are available on the first day of each month.

This is a best efforts offering. The selling agent is not required to sell any specific number of additional Units. No minimum number of Units needs to be sold for Units to be issued as of the beginning of any month.



The Risks

     These are speculative securities. Before you decide whether to invest, read this entire Prospectus carefully and consider The Risks You Face beginning on page 9.

o The Fund is speculative and leveraged. The face amount of the Fund's open positions can be as much as 15 times the Fund's total equity.

o Performance has been volatile. The Net Asset Value per Unit has fluctuated as much as approximately 20% in a single month, and the Fund has had 42 1/2 unprofitable and 50 profitable months since inception.

o      You could lose all or substantially all of your investment in the Fund.

o The use of a single advisor applying generally similar trading programs could mean lack of diversification and high risk.

o JWH has total trading authority over the Fund's futures and forward trading.

o The Fund's substantial expenses must be offset by trading profits and interest income.

o The Fund trades to a substantial degree on non-U.S. markets which are not subject to the same regulations as are their U.S. counterparts.

o Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

o There is no market for the Units, and they may only be redeemed as of the end of a calendar month.


                              Minimum Investments

                                               IRAs, other tax-exempt accounts
First-time investors:                             and existing investors:

        $5,000                                 $2,000

      (Investors will purchase the largest number of whole Units possible at the purchase date Net Asset Value per Unit.)
                         ----------------------------
   THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF
                            ADDITIONAL INFORMATION.
    THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.
                         ----------------------------
 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
         COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
          DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
   PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY
                   OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 Selling Agent
                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                General Partner
                               [_________], 2004

                        [PAGE LEFT BLANK INTENTIONALLY]

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 36 TO 40 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 9 TO 13.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                         ----------------------------

     This Prospectus does not include all of the information or exhibits in the Fund's Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the SEC in Washington, D.C.

     The Fund files Quarterly and Annual Reports with the SEC. You can read and copy these reports at the SEC Public Reference Facilities in Chicago, New York or Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

     The Fund's filings are posted at the SEC website at http://www.sec.gov.

                         ----------------------------

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                General Partner
                          Princeton Corporate Campus
                                  Section 2G
                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                                (866) MER-ALTS
                                (609) 282-5444

                             ORGANIZATIONAL CHART

                     ML JWH STRATEGIC ALLOCATION FUND L.P.



                                            ---------------
                                           | Merrill Lynch |
                                           |  & Co., Inc.  |
                                           |     ML&Co.    |
                                            ---------------
                                                 |    |
                    Wholly-owned                 |    |
            --------------------------------------    ----------------------------
            |                           |                                         |
 ------------------------    ---------------------                  ---------------------------
| Merrill Lynch, Pierce, |  |   Merrill Lynch     |                |       Merrill Lynch       |
|     Fenner & Smith     |  | International & Co. |                | Investment Managers, L.P. |
|      Incorporated      |  |                     |                |            MLIM           |
|         MLPF&S         |   ---------------------                  ---------------------------
 ------------------------               |                                         |
     |      |                     Wholly-owned                                    |
     |      |                           |                                         |
     |      |                ---------------------                                |
     |      |               |    Merrill Lynch    |                               |
     |      |               |  International Bank |                         Wholly-owned
     |      |               |        MLIB         |                               |
     |      |               | (or an affiliate)   |                               |
     |      |                 ---------------------                               |
     |      |                          |                                 ------------------
     |      |                          |                                |  Merrill Lynch   |
     |      |                          |                                |   Alternative    |
     |      |                          |                                | Investments LLC  |
     |      |                          |                                |       MLAI       |
     |      |                          |                                |                  |
     |      |                          |                                 ------------------
     |      |                          |                                         |
     |      |                          |                                General Partnership
     |      |                          |                                     Interest
     |      |                          |                                         |
     |      |                          |            Selling             ------------------
     |      |                          |           Agreement           | ML JWH Strategic |
     |       ----------------------------------------------------------|    Allocation    |
     |                                 |                               |    Fund L.P.     |
     |                                 |                               |       Fund       |
     |                                 |                                ------------------
     |                                 |                                         |
     |                                 |      Futures Trading         --------------------
     |                                 |     Customer Agreement      |  ML JWH Strategic  |
     |---------------------------------------------------------------|   Joint Venture    |
     |                                 |                             | The Fund's Trading |
     |                                 |-----------------------------|       Account      |
     |                                 |      Currency Trading        --------------------
     |                                 |        Arrangements                     |
     |                                 |                               -----------------
     |                                 |                              |  John W. Henry  |
     |                                 |                              | & Company, Inc. |
     |                                 |                              | Trading Advisor |
     |                                 |                               -----------------
     |                                 |                                         |
     |                                 |                                -----------------
     |                                 |    Access to Markets          |    U.S. and     |
     |-----------------------------------------------------------------|  International  |
                                                                       |   Futures and   |
                                                                       | Forward Markets |
                                                                        -----------------

     Other than John W. Henry & Company, Inc., all of the entities indicated in the Organizational Chart are Merrill Lynch affiliates. See "Conflicts of Interest" beginning at page 62 and "Transactions Between Merrill Lynch and the Fund" at page 65.

     For convenience, ML&Co. and entities affiliated with it are sometimes collectively referred to as "Merrill Lynch."

ML JWH Strategic Allocation Fund L.P.

Contents

                                   PART ONE
                                   --------
                              DISCLOSURE DOCUMENT

Summary................................................................3
The Risks You Face.....................................................9
How the Fund Works....................................................13
Performance of the Fund...............................................16
Selected Financial Data...............................................19
Selected Quarterly Financial Data (Unaudited).........................20
Management's Analysis of Operations...................................21
Quantitative and Qualitative Disclosures About the Fund's
  Market Risk.........................................................28
Interest Income Arrangements..........................................33
Net Asset Value.......................................................35
Analysis of Fees and Expenses Paid by the Fund........................36
Managed Futures Funds in General......................................40
The Role of Managed Futures in Your Portfolio.........................41
JWH Trading Programs..................................................47
John W. Henry & Company, Inc..........................................51
JWH Principals........................................................57
Merrill Lynch Alternative Investments LLC.............................60
Litigation............................................................61
Conflicts of Interest.................................................62
Transactions Between Merrill Lynch and the Fund.......................65
Summary of the Limited Partnership Agreement..........................66
Tax Consequences......................................................67
Selling Commissions...................................................69
Lawyers; Accountants..................................................70
Financial Statements..................................................71


                                   PART TWO
                                   --------
                      STATEMENT OF ADDITIONAL INFORMATION

Futures Markets and Trading Methods....................................1
Supplemental Performance of the Fund...................................3
Exhibit A -- Seventh Amended and Restated
               Limited Partnership Agreement.......................LPA-1
Exhibit B -- Subscription Requirements..............................SR-1
Exhibit C -- Subscription Instructions..............................SA-i


Summary
The Fund

     ML JWH Strategic Allocation Fund L.P. is a limited partnership which trades in a wide range of U.S. and international futures and forward markets with the objective of achieving, through speculative trading, substantial long-term capital appreciation. If successful, the Fund can improve the risk/reward profile of an overall portfolio by providing both profits and performance non-correlated to the general U.S. stock and bond markets. Merrill Lynch Alternative Investments LLC ("MLAI") is the Fund's general partner. John
W. Henry & Company, Inc. ("JWH(R)") is its trading advisor.

JWH(R) and Its Programs

JWH

     JWH has been the Fund's sole trading advisor since inception. JWH manages capital in futures, swaps and forward markets for international banks, brokerage firms, pension funds, institutions and high net worth individuals. JWH trades a wide range of futures and forward contracts -- over 80 markets as of the date of this Prospectus -- on a 24-hour basis in the United States, Europe and Asia. JWH is one of the largest managed futures advisors in terms of assets under management, trading approximately $2.4 billion in client capital as of March 31, 2004.

The Fund Uses Multiple JWH Programs

     JWH makes use of a combination of trading programs to manage the Fund, an approach JWH calls the JWH Strategic Allocation Program. There are no formal JWH policies that determine the individual programs used for the Fund.

The Fund's Current Programs

     As of March 31, 2004, JWH allocated, through its JWH Strategic Allocation Program, the Fund's assets among six of its nine distinct individual trading programs and one multi-program composite (JWH operates two multi-program composites) as listed below.

                     March 31, 2004 Fund Allocations Among
                                 JWH Programs

     DUE TO PERFORMANCE DIFFERENCES, THE FOLLOWING PORTFOLIO ALLOCATIONS MAY DIFFER FROM THE CASH ALLOCATIONS AMONG THE PROGRAMS. JWH CHANGES THE PROGRAMS AND THE ALLOCATIONS USED FOR THE FUND FROM TIME TO TIME.

                                                             % of
Name of Program                                          Fund Assets

Financial and Metals Portfolio                               15.0%
Original Investment Program                                  17.5%
Global Financial and Energy Portfolio                        20.0%
JWH GlobalAnalytics(R)                                       10.0%
Global Diversified Portfolio                                 10.0%
Worldwide Bond Program                                        5.0%
Currency Strategic Allocation Program                        17.5%
Dollar Program                                               5.0%

           Total                                           100.0%
                                                           ======

[GRAPH - Historical Program Allocation Changes
(July 1996 - March 31, 2004)]


     The following chart sets forth the discretionary changes made by JWH's Investment Policy Committee to the Strategic Allocation Program allocations among JWH programs from time to time.



Historical Program Allocation Changes
(July 1996 - March 31, 2004)

Legend:
Original: Original Investment Program    WWB:  Wordwide Bond Program
F&M:  Financial and Metals Portolio      G-7:  G-7 Currency Portfolio
GF&E: Global Financial and Energy        Forex:  International Foreign Exchange
      Portfolio
GA:  JWH GlobalAnalytics Family of       Dollar:  Dollar Program
      Programs
Glo Div: Global Diversified Portfolio    CSAP:  Currency Strategic Allocation
                                               Program

[GRAPH - Historical Program Allocation Changes
(July 1996 - March 31, 2004)]

The JWH Programs Are Systematic and Trend-Following, Computerized Systems

     JWH programs include the computerized system which generates the trading signals and applies the risk management principles. See "JWH Trading Programs" beginning at page 47.

     The mathematical models used by the programs are technical systems, generating trading signals on the basis of statistical research into past market prices. JWH does not attempt to analyze underlying economic factors, identify mispricings in the market or predict future prices. Its analysis focuses exclusively on past price movements.

     As a trend-following advisor, JWH's objective is to participate in major price trends -- sustained price movements either up or down. Such price trends may be relatively infrequent. Trend-following advisors anticipate that over half of their positions will be unprofitable. Their strategy is based on making sufficiently large profits from the trends which they identify and follow to generate overall profits despite the more numerous but, hopefully, smaller losses incurred on the majority of their positions.

     See "The Risks You Face" beginning at page 9.

Markets Traded by the JWH Programs for the Fund

     The JWH programs emphasize trading currencies and financial instruments, but participate in most major sectors of the global economy. The following markets are traded if and when contract liquidity, legal constraints, market conditions and data reliability standards meet JWH's specifications:

Currencies
------------------------------------------------------------------------------
Australian Dollar                      Israeli Shekel
Brazilian Real                         Korean Won
British Pound                          New Zealand Dollar
Canadian Dollar                        Norwegian Krone
Chilean Peso                           Polish Zloty
Czech Krona                            Singapore Dollar
Danish Krone                           South African Rand
Euro                                   Swedish Krona
Hong Kong Dollar                       Swiss Franc
Indian Rupee                           Taiwan Dollar
Japanese Yen                           Thai Bhat
Mexican Peso                           Turkish Lira


Financial Instruments
------------------------------------------------------------------------------
Australian                           Euroyen
   (90-day) Bank Bills               Euribor
Australian                           Euroswiss
   (3-year and 10-year)              Federal Funds
   Treasury Bonds                    German Bonds
Bobl                                 Japanese Bonds
Canadian Bankers Acceptances         U.K. Long "Gilts"
Canadian Bonds                       U.K. Short Sterling
Euro 2-year                          U.S. Agency 10-year Notes
Eurobond                             U.S. 2-year Treasury Notes
EuroBund                             U.S. 5-year Treasury Notes
Eurodollar                           U.S. 10-year Treasury Notes
                                     U.S. Treasury Bonds

Stock Indices
------------------------------------------------------------------------------
Australian All                       FTSE 100 (UK)
   Ordinaries Index                  Nasdaq 100
DAX (German)                         Nikkei 225 Index
Eurostoxx                            (Japan)
                                     S&P 500 Stock Index

Metals
------------------------------------------------------------------------------
Aluminum                             Nickel
Copper                               Silver
Gold                                 Zinc


Agricultural Products
------------------------------------------------------------------------------
Cocoa                                Live Cattle
Coffee                               Soybeans
Corn                                 Soymeal
Cotton                               Soy Oil
Hogs                                 Sugar
                                     Wheat


Energy
------------------------------------------------------------------------------
Brent Crude                          Natural Gas
Crude Oil                            No. 2 Heating Oil
Gas Oil                              Unleaded Gasoline

     THERE IS NO WAY TO PREDICT WHICH MARKETS THE FUND WILL TRADE OR WHAT ITS RELATIVE COMMITMENTS TO THE DIFFERENT MARKETS WILL BE.

Strategic Allocation Program Market Allocations

     The Fund's market sector weightings vary significantly over time. As of March 31, 2004, the Fund had approximately the following market sector commitments.

Currencies                                                         19%
Financial Instruments                                              27%
Agricultural Products and Energy                                   26%
Stock Indices                                                      19%
Metals                                                              9%

                  Market Sectors Traded as of March 31, 2004

[GRAPH - Market Sectors Traded as of March 31, 2004]

     The following chart sets forth the average margin allocations across the various market sectors traded by each JWH program traded for the Fund pursuant to the Strategic Allocation Program during the period from July 1996 through March 2004.

Average Sector Allocations
(July 1996 to March 31, 2004)*

The sector allocation is based on the minimum margin required, as set by the exchange where the contract is traded, in all open positions in a representative account. In an account where forward contracts were traded, IMM equivalent positions were used. In cases where there was no IMM equivalent, 2.5% was used as the representative margin requirement. These margins and relative allocations are subject to change at any time.
*JWH GlobalAnalytics(R) Family of Programs commenced trading in June 1997.

[GRAPH - Average Sector Allocations]

     The following chart uses the average margin allocations by sector for each of the JWH programs traded for the Fund set forth in the previous chart during the period from July 1996 through March 31, 2004. These average sector allocations are then weighted according to IPC-recommended program allocations in place as of March 31, 2004 to produce the Strategic Allocation Program sector allocations shown in the last row of the table. Varying the Size of the Fund's Market Positions

[GRAPH - Average Sector Margin]

Varying the Size of the Fund's Market Positions

     JWH attempts to adjust the Fund's position sizes and market exposure to meet its profit and risk-control objectives. Generally, only between 2% to 20% of the face value of a futures or forward position is required as margin to put on the position. Consequently, JWH has considerable flexibility to make significant changes in the size of the Fund's open positions. For example, the margin requirement for the Treasury bond futures contract is only approximately 2% of the face value of each contract. This means that the Fund could acquire, for each $100,000 of Fund capital, positions ranging from a single Treasury bond contract with a face value of $100,000 up to 50 such contracts with a face value of $5,000,000. The greater the market exposure of the Fund, the greater its risk, profit potential and expected performance volatility.

Merrill Lynch Alternative Investments LLC

General

     Merrill Lynch Alternative Investments LLC ("MLAI"), a Delaware limited liability company, is the general partner of the Fund (the "General Partner"). MLAI is an indirect subsidiary of Merrill Lynch & Co., Inc. The General Partner and its affiliates create and manage a variety of alternative investments, including hedge funds, private equity, managed futures and exchange funds. Their capabilities in this field of investment date back as far as 1986 through their predecessor organizations. MLAI has dedicated a group of professionals to the construction and distribution of these fund products to institutional and individual high net worth clients worldwide. They are supported by a fully-integrated business organization possessing investment and risk management, sales, marketing, legal, operations, fund accounting and administration, technology interface and client reporting capabilities.

     MLAI, through its predecessors, has been registered with the CFTC as a commodity pool operator and commodity trading advisor since October 1986 and April 1990, respectively, and is a member of the National Futures Association ("NFA") in such capacities. MLAI is also registered as an investment adviser and transfer agent with the Securities and Exchange Commission.

     SEE THE ORGANIZATIONAL CHART SHOWING THE MERRILL LYNCH ENTITIES AT PAGE 2
AND

"TRANSACTIONS BETWEEN MERRILL LYNCH AND THE FUND" AT PAGE 65.

Major Risks of the Fund

     The Fund is a speculative investment. It is not possible to predict how the Fund will perform over either the long or short term. The Fund's performance since inception has been highly volatile.

     Investors must be prepared to lose all or substantially all of their investment in the Units.

     There can be no assurance that the past performance of the Fund is indicative of how it will perform in the future.

     JWH's programs have certain basic similarities. The use of a single advisor decreases diversification and increases risk compared to a multi-advisor fund. Although the Fund uses a single trading advisor, it utilizes multiple trading programs and is therefore more diversified than a single advisor, single program fund.

     The performance of the JWH programs is dependent upon market trends of the type that their models are designed to identify. Trendless periods are frequent, and during such periods the Fund has been unprofitable in the past and is unlikely in the future to be profitable.

     The Fund is subject to substantial charges. The Fund must earn overall trading profits and interest income of approximately 7.50% of its average Net Asset Value each year (without deduction for redemption charges) simply to break even after operating expenses.

     Because its performance is entirely unpredictable, there is no way of telling when is a good time to invest in the Fund. Investors have no means of knowing whether they are buying Units at a time when profitable periods are ending, beginning, or not in progress.

     The Net Asset Value per Unit can vary significantly from month to month. The Units are not transferable and may only be redeemed once a month. Because investors must submit irrevocable subscriptions as well as redemption notices at least 10 days before the purchase or redemption of Units, they cannot know the Net Asset Value at which they will acquire or redeem Units at that time. Investors cannot control the maximum losses on their Units because they cannot be sure of the redemption value of their Units.

     As limited partners, investors have no voice in the operation of the Fund; they are entirely dependent on the management of MLAI and JWH for the success of their investment.

Fees and Expenses

     Brokerage commissions are 5.75% per year.

     The Profit Share allocable to JWH is calculated and allocated on a quarterly basis and, consequently, could be substantial even in a breakeven or losing year. The Fund's other significant expenses are its Brokerage Commissions and Administrative Fees. If the Fund's Net Asset Value increases, the absolute dollar amount of these percentage-of-assets fees will also, but they will have the same effect on the Fund's rate of return.

     The Fund's miscellaneous currency trading costs (and commercial paper investment costs, if any) are estimated but small.

     Investors also pay redemption charges to MLAI (reducing the redemption proceeds otherwise payable to investors).

     In order for an investor to break even on an investment during the first year, an initial investment of $5,000 must earn trading profits of $312.50, or 6.25% (assuming interest income of 1.25% and without including the redemption charge).

                            Breakeven Table
                                                           Twelve-Month
                                                              Dollar
                                      Twelve-Month            Amount
                                       Percentage         ($5,000 Initial
             Expenses                    of NAV             Investment)**
---------------------------------   ----------------    --------------------
Miscellaneous Costs*                     0.25%                $12.50
Brokerage Commissions                    5.75%               $287.50
Administrative Fees                      0.25%                $12.50
Profit Share*                            1.00%                $50.00
Interest Income                         (1.25)%              $(62.50)
Ongoing Offering Costs
Reimbursement***                         0.25%                $12.50
                                    ----------------    --------------------
TWELVE-MONTH
BREAKEVEN WITHOUT
REDEMPTION CHARGE                        6.25%               $312.50

Redemption Charge
(first 12 months only)                   3.00%               $150.00

TWELVE-MONTH
BREAKEVEN WITH
REDEMPTION CHARGE                        9.25%               $462.50
                                    ----------------    --------------------
---------------

* Estimated. Miscellaneous costs include costs incurred in currency trading (and investing in commercial paper, if any.) The Profit Share is 20% of New Trading Profits quarterly; consequently, a Profit Share could be due in a breakeven or losing year.

**Assumes a constant $5,000 Net Asset Value.

***The Fund will pay its ongoing offering costs; provided that (i) such installments will not in the aggregate exceed the ongoing offering costs actually incurred, and (ii) MLAI will absorb all such costs to the extent that they exceed 0.25 of 1% of the Fund's average month-end assets during any fiscal year.

                      See "Analysis of Fees and Expenses
                    Paid by the Fund" beginning at page 36.

Principal Tax Aspects of Owning Units

     Investors are taxed each year on any gains recognized by the Fund whether or not they redeem any Units or receive any distributions from the Fund.

     40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at a maximum 35% ordinary income rate, while 60% of such gains are taxed as long-term capital gains at a 15% maximum rate for individuals for long-term capital gains recognized in taxable years beginning on or before December 31, 2008. The Fund's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor holds a stock or bond for more than 12 months, all the gain realized on its sale would generally be taxed at a 15% maximum rate.

     Losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, investors could pay tax on the Fund's interest income even though they have lost money on their Units. See "Tax Consequences" beginning at page 67.

An Investment in the Units Should be Considered as a 3 to 5 Year Commitment

     The market conditions in which the Fund has the best opportunity to recognize significant profits occur infrequently. Prospective investors should anticipate that there will be substantial periods during which its Net Asset Value per Unit will decline. An investor should plan to hold Units for long enough to have a realistic opportunity for a number of such trends to develop.

     MLAI believes that investors should consider the Units at least a 3 to 5 year commitment.

     Since inception, the Fund has had 50 profitable and 42 1/2 unprofitable months, and has lost as much as approximately 15% in a single month.

See "Exhibit B -- Subscription Requirements."

Is the Fund a Suitable Investment for You?

     You should consider investing in the Fund if you are interested in its potential to produce, over the long-term, enhanced returns that are generally non-correlated to the returns of the traditional debt and equity markets, and if you are prepared to risk significant losses. The Fund is not a complete investment program. MLAI offers the Fund as a diversification opportunity, and an investment in the Fund should only represent a limited portion of an investor's overall portfolio.

     Your Financial Advisor can assist you in deciding whether the Units are suitable for you.

     No one should invest more than 10% of their readily marketable assets in the Fund.

The Risks You Face

Possible Total Loss of Your Investment

     You could lose all or substantially all of your investment in the Fund.

The Large Size of the Fund's Trading Positions Increases the Risk of Sudden, Major Losses

     The Fund takes positions with face values which are as much as 15 times its total equity. Consequently, even small price movements can cause major losses.

Investors Must Not Rely on the Past Performance of the Fund in Deciding Whether to Buy Units

     The performance of the Fund is entirely unpredictable, and the past performance of the Fund is not necessarily indicative of its future results.

     The price data which JWH has researched in developing its programs may not reflect the changing dynamics of future markets. If not, the JWH programs would have little chance of being profitable. An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated. Not all of these factors can be identified, much less quantified. There can be no assurance that JWH will trade profitably for the Fund.

JWH Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices

     The JWH programs focus exclusively on statistical analysis of market prices. Consequently, any factor external to the market itself which dominates prices is likely to cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but JWH would continue to maintain positions that would incur major losses as a result of such movement, if its programs indicated that it should do so.

     The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, JWH's historical price analysis could establish positions on the wrong side of the price movements caused by such events.

Lack of the Types of Price Trends Which JWH Programs Can Identify Will Cause Major Losses

     The Fund cannot trade profitably unless major price trends occur in at least certain markets that it trades. Many markets are trendless most of the time, and in static markets the JWH programs are likely to incur losses. In fact, JWH expects more than half of its trades to be unprofitable; it depends on significant gains from a few major trends to offset these losses. Since inception, the Fund has had 42 1/2 unprofitable and 50 profitable months, and there have been significant periods during which the Net Asset Value of the Fund has declined. It is not just any price trend, but price trends of the type which JWH's systems have been designed to identify, which are necessary for the Fund to be profitable.

The Danger to the Fund of "Whipsaw" Markets

     Often, the most unprofitable market conditions for the Fund are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, the programs may establish a series of losing positions based on incorrectly identifying both the brief upward or downward price movements as trends.

The Similarities Among the JWH Programs Reduce Diversification, Increasing the Risk of Loss

     The similarities among the programs reduce the Fund's diversification. The less diversification, the higher the risk that the market will move against a large number of positions held by different programs at the same time, increasing losses.

Overlap of the Markets Traded by JWH Also Reduces Diversification, Increasing the Risk of Loss

     The programs as a group emphasize trading in the financial instrument and currency markets. The degree of market overlap changes with the program mix. However, in general, JWH expects approximately a minimum 50% concentration in these two sectors while the current programs continue to be used for the Fund. Market concentration increases the risk of major losses and unstable Unit values, as the same price movements adversely affect many of the Fund's concentrated positions at or about the same time.

     As it is impossible to predict where price trends will occur, certain trend-following managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible. The Fund does not follow this approach and, as a result, may not capture trends which would have been highly profitable. See "Summary -- JWH and Its Programs -- Markets Traded by the JWH Programs for the Fund" at page 5.

The JWH Strategic Allocation Program Is Not a Formal Program or System

     The JWH Strategic Allocation Program is not a systematic selection process, and JWH does not apply any formal selection policies or criteria in choosing combinations of programs for the Fund. Such combinations are developed solely on the basis of the subjective market judgment and experience of certain JWH principals. Subjective, judgmental decision-making may be less disciplined and objective than a more systematic method, and there can be no assurance that JWH will select the optimal combinations of programs for the Fund.

The Fund's Substantial Expenses Will Cause Losses Unless Offset by Profits

     The Fund pays fixed annual expenses of 6% of its average month-end assets. The Fund will also reimburse MLAI for ongoing offering costs subject to a ceiling of .25 of 1% of the Fund's average month-end assets in any fiscal year. Miscellaneous costs, paid as incurred, have equaled approximately 0.25% of the Fund's average month-end assets annually. The Fund is also subject to 20% quarterly Profit Shares during its profitable quarters. Because these Profit Shares are calculated quarterly, they could represent a substantial expense to the Fund even in a breakeven or losing year. Based on MLAI's experience with its other funds, MLAI expects that approximately 1% of the Fund's average month-end assets might be paid out in Profit Shares even during a losing year. Overall, investors must expect that the Fund will pay about 7.50% per year in expenses, 10.50% including the 3% redemption charge paid by investors in effect through the end of the first twelve months after a Unit is issued; such figures do not take into account any interest earned by the Fund.

     The Fund's expenses could, over time, result in significant losses. Except for the Profit Share, these expenses are payable whether or not the Fund is profitable. See "Summary -- Fees and Expenses" at page 7.

Unit Values Are Unpredictable and Vary Significantly Month-to-Month

     The Net Asset Value per Unit can vary significantly from month to month.

     The only way to take money out of the Fund is to redeem Units. You can only redeem Units at month-end upon at least 10 days' advance notice and subject to possible redemption charges. Investors cannot know at the time they submit a redemption request what the redemption value of their Units will be, and the restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming Units.

     Your ability to transfer Units is restricted. There is no market for the Units.

Uncertain Timing of Subscriptions

     Investors are unable to know whether they are subscribing for Units after a significant upswing in the Net Asset Value per Unit -- often a time when the Fund has an increased probability of entering into a losing period.

Investing in the Units Might Not Diversify an Overall Portfolio

     One of the objectives of the Fund is to add an element of diversification to a traditional securities portfolio. While the Fund may perform in a manner largely independent from the general stock and bond markets, there is no assurance that it will do so. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets. Investors must not consider the Fund to be a hedge against losses in their core securities portfolios.

     Prospective investors should consider whether diversification in itself is worthwhile even if the Fund is unprofitable.

Increased Competition from Other Trend-Following Traders Could Reduce JWH's Profitability

     There has been a dramatic increase over the past 24 years in the amount of assets managed by trend-following trading systems like the JWH programs. In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by the end of 2003, this estimate had risen to approximately $86.5 billion (these figures include trend-following and other advisors). This means increased trading competition. The more competition there is for the same positions, the more costly and difficult they are to acquire.

JWH's High Level of Equity Under Management Could Lead to Diminished Returns

     JWH has a significant amount of assets under management. As of January 1, 1990, JWH had approximately $197 million under management; as of March 31, 2004, this figure had risen to approximately $2.4 billion. The more money JWH manages, the more difficult it may be for JWH to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Large trades may result in more price slippage than smaller orders.

Illiquid Markets Could Make It Impossible for JWH to Realize Profits or Limit Losses

     In illiquid markets, JWH could be unable to capitalize on trading opportunities or close out losing positions. There are numerous factors which can contribute to market illiquidity, far too many for JWH to be able to predict. There can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

     Unexpected market illiquidity has caused major losses in recent years in certain sectors. There can be no assurance that the same will not happen to the Fund from time to time. The large size of the positions which JWH acquires for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

The Fund Trades Extensively in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practice and Political Risks

     The programs trade a great deal outside the U.S. From time to time, as much as 30%-50% of the Fund's overall market exposure could involve positions taken on foreign markets. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which JWH bases its strategies may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Risks of Electronic Trading and Order Routing Systems

     JWH may from time to time trade on electronic trading and order routing systems, which differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchanges offering the system or listing the contract. Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, error trade policies and trading limitations or requirements. There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times and security. In the case of Internet-based systems, there may be additional risks related to service providers and the receipt and monitoring of electronic mail. Trading through an electronic trading or order routing system also entails risks associated with system or component failure. In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered. System or component failure may also result in loss of orders or order priority. Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours. Exchanges offering an electronic trading or order routing system and listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays. These limitation of liability provisions vary among the exchanges.

The Fund Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of MLPF&S or Others

     The Fund is subject to the risk of MLPF&S, exchange or clearinghouse insolvency. Fund assets could be lost or impounded during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital tied up in a bankruptcy, MLAI might suspend or limit trading, perhaps causing the Fund to miss significant profit opportunities. No MLAI fund has ever lost any assets due to the bankruptcy or default of a broker, exchange or clearinghouse, but there can be no assurance that this will not happen in the future.

Regulatory Changes Could Restrict the Fund's Operations

     The Fund implements a speculative, highly leveraged strategy. From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, foreign governments have from time to time blamed the declines of their currencies on speculative funds and imposed restrictions on speculative trading in certain markets, and the collapse of a major hedge fund in 1998 led to significantly increased regulatory monitoring of the activities of these funds and, to an extent, commodity pools such as the Fund.

     Regulatory changes could adversely affect the Fund by restricting its markets, limiting its trading and/or increasing the taxes to which Unitholders are subject. MLAI is not aware of any pending or threatened regulatory developments which might adversely affect the Fund. However, adverse regulatory initiatives could develop suddenly and without notice.

Premature Termination of the Fund

     MLAI may withdraw as general partner from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Other events, such as substantial losses suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.

     The following are not risks but rather important tax features of investing in the Fund which all prospective investors should carefully consider before deciding whether to purchase Units.

     Investors Are Taxed Every Year on Their Share of the Fund's Profits
-- Not Only When They Redeem as Would Be the Case if They Held Stocks or Bonds Investors are taxed each year on their share of the Fund's income and gains, irrespective of whether they redeem any Units.

     All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

     Over time, the compounding effects of the annual taxation of the Fund's income are material to the economic consequences of investing in the Fund. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year (the blended tax rate on many of the futures contracts traded by the Fund is currently 23%), the result would be $14,025.

The Fund's Trading Gains Taxed at Higher Capital Gains Rate

     Investors are taxed on their share of any trading profits of the Fund at both short and long term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates are determined irrespective of how long an investor holds Units. Consequently, the tax rate on the Fund's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

Tax Could Be Due From Investors on Their Share of the Fund's Interest Income Despite Overall Losses

     Investors may be required to pay tax on their allocable share of the Fund's interest income, even if the Fund incurs overall losses. Trading losses can only be used to offset trading gains and $3,000 of ordinary income (including interest income) each year. Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

How the Fund Works

Buying Units

     You buy Units as of the first business day of any month at Net Asset Value, but your subscription must be submitted at least 10 days prior to the end of the month. Subscriptions submitted less than 10 days prior to the end of the month will be applied to Unit sales as of the beginning of the second month after receipt, unless revoked. MLAI has no present intention to terminate the offering, but may do so at any time.

     Units are purchased at Net Asset Value. Merrill Lynch officers and employees subscribe at 97% of Net Asset Value. MLAI adds the remaining 3% to their subscriptions, so that the Fund receives subscription proceeds of 100% of the Net Asset Value per Unit.

     Only first-time investors need to submit Subscription Agreements, unless the Selling Agent determines that it is necessary to reconfirm their suitability in writing. To purchase additional Units, contact your Financial Advisor.

     The minimum purchase for first-time investors is $5,000; $2,000 for IRAs, other tax-exempt accounts and existing investors.

     You may only purchase whole Units. No fractional Units will be issued. Subscription amounts will be used to purchase the largest number of whole Units possible at the purchase date Net Asset Value per Unit. Subscription amounts which cannot be invested in whole Units are never deducted from subscribers' customer securities accounts.

     You must have a Merrill Lynch customer securities account in order to buy Units.

Use of Proceeds

     100% of all subscription proceeds are invested into the Fund. Neither the Fund nor any subscriber pays any selling commissions directly. MLAI pays all such commissions as part of the ongoing offering costs of the Fund. In return, MLAI receives substantial revenues from the Fund over time.

     The Fund uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses. Merrill Lynch retains certain economic benefits from possession of the Fund's assets, as described in more detail under "Interest Income Arrangements" beginning at page 33.

     All of the Fund's assets are currently held in customer accounts at Merrill Lynch.

Redeeming Units

     You can redeem Units monthly. To redeem at month-end, contact your Financial Advisor at least 10 days prior to the end of the month. Financial Advisors may be contacted by telephone; written redemption requests are not required. Your Merrill Lynch customer securities account will be credited with the proceeds within 10 business days of redemption.

     Those limited partners who no longer have a Merrill Lynch account must send their redemption requests in writing (signature guaranteed) directly to MLAI, Attention: Order Processing, Princeton Corporate Campus, Section 2E, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

     The proceeds of Units redeemed 12 months or less from the date of purchase are reduced by a charge of 3% of their redemption date Net Asset Value. This charge is paid to MLAI. If a limited partner acquires Units at more than one closing, the Units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed.

Uncertain Subscription and Redemption Value of Units

     The Fund sells and redeems Units at subscription or redemption date Net Asset Value, not at the Net Asset Value as of the date that subscriptions or redemption requests are submitted. Investors must submit irrevocable subscriptions and redemption requests at least 10 days prior to the effective date of subscription or redemption. Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units.

Possibility of Material Adverse Developments between Redemption Request and Redemption or between Subscription and Acquisition of Units

     Materially adverse changes in the Fund's financial position could occur between the time an investor irrevocably commits to acquire or redeem Units and the time the purchase or redemption is made.

Mandatory Trading Suspension If the Net Asset Value per Unit Falls 50% in One Month or to $50 or Less

     In the event that the Net Asset Value per Unit declines either 50% or more in one month or to $50 or less, the Fund must liquidate all open positions, suspend trading and offer all limited partners an opportunity to redeem their Units before trading resumes. Only if sufficient capital remained in the Fund after any such special redemption date would the Fund continue operations.

Distributions

     No distributions have been made to date, and none are anticipated.

Small Minimum Investment

     By investing in the Fund, you participate in multiple JWH trading programs with a minimum investment of only $5,000; $2,000 for IRAs, other tax-exempt accounts and existing investors.

     A direct investment in a single JWH program would require a minimum commitment of at least $5 million. A prospective investor could trade futures directly or invest in other managed futures accounts (although not under the direction of JWH) for much less than $5 million.

Limited Liability for Fund Investors

     Investors who open individual futures accounts are personally liable for all losses, including margin calls potentially in excess of their investment. As a Unitholder, you can never lose more than your investment and profits.

Administrative Convenience

     MLAI provides all administrative services needed for the Fund, including trade processing and financial and tax reporting.

     The Net Asset Value per Unit is available at any time upon request. Contact your Financial Advisor or MLAI at (800) 765-0995.

     Investors receive monthly financial summaries and annual audited financial statements.

Performance of the Fund

     The following are the monthly rates of return and the month-end Net Asset Value per Unit from January 1, 1999 through March 31, 2004. For performance information since inception (July 15, 1996), please see "Supplemental Performance of the Fund," which is found on page 3 of Part Two Statement of Additional Information. THERE CAN BE NO ASSURANCE THAT THE FUND WILL CONTINUE TO PERFORM IN THE FUTURE THE WAY IT HAS IN THE PAST.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                        January 1, 1999-March 31, 2004
                    Aggregate Subscriptions: $1,071,861,333
                     Current Capitalization: $893,599,566
             Worst Monthly Decline (Month/Year): (14.60)% (11/01)
        Worst Peak-to-Valley Decline (Month/Year): (24.34)% (7/99-9/00)
               Net Asset Value per Unit, March 31, 2004: $251.68
                 Number of Unitholders, March 31, 2004: 23,753


-------------------------------------- -------------------------------------------- --------------------------------------------
                Month                           Monthly Rates of Return                        Month-End NAV per Unit
-------------------------------------- -------------------------------------------- --------------------------------------------
1999
-------------------------------------- -------------------------------------------- --------------------------------------------
January                                                  (2.82)%                                        $149.98
-------------------------------------- -------------------------------------------- --------------------------------------------
February                                                  2.56                                           153.82
-------------------------------------- -------------------------------------------- --------------------------------------------
March                                                    (1.11)                                          152.11
-------------------------------------- -------------------------------------------- --------------------------------------------
April                                                     4.30                                           158.66
-------------------------------------- -------------------------------------------- --------------------------------------------
May                                                      (0.15)                                          158.41
-------------------------------------- -------------------------------------------- --------------------------------------------
June                                                      3.69                                           164.26
-------------------------------------- -------------------------------------------- --------------------------------------------
July                                                     (2.81)                                          159.64
-------------------------------------- -------------------------------------------- --------------------------------------------
August                                                    0.07                                           159.75
-------------------------------------- -------------------------------------------- --------------------------------------------
September                                                (2.26)                                          156.13
-------------------------------------- -------------------------------------------- --------------------------------------------
October                                                  (7.99)                                          143.66
-------------------------------------- -------------------------------------------- --------------------------------------------
November                                                  2.26                                           146.91
-------------------------------------- -------------------------------------------- --------------------------------------------
December                                                 (0.35)                                          146.40
-------------------------------------- -------------------------------------------- --------------------------------------------
Compound Annual Rate of Return                           (5.15)%
-------------------------------------- -------------------------------------------- --------------------------------------------
2000
----------------------------------------------------------------------------------- --------------------------------------------
January                                                   1.08%                                         $147.98
-------------------------------------- -------------------------------------------- --------------------------------------------
February                                                  1.10                                           149.61
-------------------------------------- -------------------------------------------- --------------------------------------------
March                                                    (4.16)                                          143.39
-------------------------------------- -------------------------------------------- --------------------------------------------
April                                                    (1.59)                                          141.10
-------------------------------------- -------------------------------------------- --------------------------------------------
May                                                      (1.04)                                          139.63
-------------------------------------- -------------------------------------------- --------------------------------------------
June                                                     (3.95)                                          134.11
-------------------------------------- -------------------------------------------- --------------------------------------------
July                                                     (3.56)                                          129.33
-------------------------------------- -------------------------------------------- --------------------------------------------
August                                                    3.65                                           134.06
-------------------------------------- -------------------------------------------- --------------------------------------------
September                                                (7.26)                                          124.33
-------------------------------------- -------------------------------------------- --------------------------------------------
October                                                   5.66                                           131.37
-------------------------------------- -------------------------------------------- --------------------------------------------
November                                                 13.10                                           148.57
-------------------------------------- -------------------------------------------- --------------------------------------------
December                                                 16.91                                           173.69
-------------------------------------- -------------------------------------------- --------------------------------------------
Compound Rate of Return                                  18.65%
-------------------------------------- -------------------------------------------- --------------------------------------------
2001
----------------------------------------------------------------------------------- --------------------------------------------
January                                                  (0.63)%                                        $172.60
-------------------------------------- -------------------------------------------- --------------------------------------------
February                                                 (0.70)                                          171.38
-------------------------------------- -------------------------------------------- --------------------------------------------
March                                                    11.35                                           190.83
-------------------------------------- -------------------------------------------- --------------------------------------------
April                                                    (9.71)                                          172.29
-------------------------------------- -------------------------------------------- --------------------------------------------
May                                                       2.51                                           176.63
-------------------------------------- -------------------------------------------- --------------------------------------------
June                                                     (4.81)                                          168.12
-------------------------------------- -------------------------------------------- --------------------------------------------
July                                                     (4.07)                                          161.28
-------------------------------------- -------------------------------------------- --------------------------------------------
August                                                    6.00                                           170.97
-------------------------------------- -------------------------------------------- --------------------------------------------
September                                                 2.94                                           175.99
-------------------------------------- -------------------------------------------- --------------------------------------------
October                                                   4.20                                           183.39
-------------------------------------- -------------------------------------------- --------------------------------------------
November                                                (14.60)                                          156.62
-------------------------------------- -------------------------------------------- --------------------------------------------
December                                                  8.52                                           169.97
-------------------------------------- -------------------------------------------- --------------------------------------------
Compound Rate of Return                                  (2.15)%
-------------------------------------- -------------------------------------------- --------------------------------------------
2002
----------------------------------------------------------------------------------- --------------------------------------------
January                                                  (0.91)%                                        $168.42
-------------------------------------- -------------------------------------------- --------------------------------------------
February                                                 (3.43)                                          162.64
-------------------------------------- -------------------------------------------- --------------------------------------------
March                                                    (5.21)                                          154.17
-------------------------------------- -------------------------------------------- --------------------------------------------
April                                                     0.91                                           155.57
-------------------------------------- -------------------------------------------- --------------------------------------------



                                                                 17

-------------------------------------- -------------------------------------------- --------------------------------------------
                Month                           Monthly Rates of Return                        Month-End NAV per Unit
-------------------------------------- -------------------------------------------- --------------------------------------------
May                                                       8.62                                           168.98
-------------------------------------- -------------------------------------------- --------------------------------------------
June                                                     20.11                                           202.97
-------------------------------------- -------------------------------------------- --------------------------------------------
July                                                      7.24                                           217.66
-------------------------------------- -------------------------------------------- --------------------------------------------
August                                                    3.86                                           226.06
-------------------------------------- -------------------------------------------- --------------------------------------------
September                                                 6.17                                           240.00
-------------------------------------- -------------------------------------------- --------------------------------------------
October                                                  (7.83)                                          221.21
-------------------------------------- -------------------------------------------- --------------------------------------------
November                                                 (6.63)                                          206.54
-------------------------------------- -------------------------------------------- --------------------------------------------
December                                                  6.28                                           219.52
-------------------------------------- -------------------------------------------- --------------------------------------------
Compound Rate of Return                                  29.15%
-------------------------------------- -------------------------------------------- --------------------------------------------
2003
-------------------------------------- -------------------------------------------- --------------------------------------------
January                                                  14.45%                                         $251.24
-------------------------------------- -------------------------------------------- --------------------------------------------
February                                                  7.38                                           269.78
-------------------------------------- -------------------------------------------- --------------------------------------------
March                                                    (6.60)                                          251.99
-------------------------------------- -------------------------------------------- --------------------------------------------
April                                                     2.72                                           258.85
-------------------------------------- -------------------------------------------- --------------------------------------------
May                                                       5.17                                           272.23
-------------------------------------- -------------------------------------------- --------------------------------------------
June                                                     (8.58)                                          248.88
-------------------------------------- -------------------------------------------- --------------------------------------------
July                                                     (0.50)                                          247.63
-------------------------------------- -------------------------------------------- --------------------------------------------
August                                                    3.75                                           256.91
-------------------------------------- -------------------------------------------- --------------------------------------------
September                                                (9.33)                                          232.93
-------------------------------------- -------------------------------------------- --------------------------------------------
October                                                  (8.40)                                          213.37
-------------------------------------- -------------------------------------------- --------------------------------------------
November                                                  1.17                                           215.88
-------------------------------------- -------------------------------------------- --------------------------------------------
December                                                  9.14                                           235.60
-------------------------------------- -------------------------------------------- --------------------------------------------
Compound Rate of Return                                   7.33%
-------------------------------------- -------------------------------------------- --------------------------------------------
2004
-------------------------------------- -------------------------------------------- --------------------------------------------
January                                                   3.80                                           244.57
-------------------------------------- -------------------------------------------- --------------------------------------------
February                                                  8.73                                           265.91
-------------------------------------- -------------------------------------------- --------------------------------------------
March                                                    (5.35)                                          251.68
-------------------------------------- -------------------------------------------- --------------------------------------------
Compound Rate of Return (3 months)                        6.82%
-------------------------------------- -------------------------------------------- --------------------------------------------
                                                        CUMULATIVE STATISTICS
                     Correlation Coefficient vs. S&P 500: (0.39) / Beta vs. S&P 500: (0.55) / Sharpe Ratio: 0.26
                                     All financial information relates to the performance of the joint venture between the Fund and JWH, not of the Fund itself.
                                          See Notes to Performance of the Fund on page 18.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[GRAPH S&P 500 vs. the Fund]

     This chart represents the performance of the Fund since inception compared to the S&P 500. ARR in this chart means annualized rate of return.

Notes to Performance of the Fund

     Monthly Rates of Return are calculated by dividing the Fund's net performance during a month by the Fund's Net Asset Value as of the beginning of such month.

     Compound (Annual) Rate of Return is calculated by compounding the monthly rates of return.

     Worst Peak-to-Valley Decline is the largest decline in the Net Asset Value per Unit without such Net Asset Value per Unit being subsequently equaled or exceeded. For example, if the Net Asset Value per Unit dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley decline would still be continuing at the end of April in the amount of approximately (3)%, whereas if the Net Asset Value per Unit had risen approximately 2% or more in March, the peak-to-valley decline would have ended as of the end of February at approximately the (2)% level. The period indicated for the Worst Peak-to-Valley Decline is the period beginning with the month when the decline began and ending with the month as of the end of which the lowest Net Asset Value per Unit during the Decline was reached.

     Correlation Coefficient vs. S&P 500: Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation. Since January 1, 1999, the Fund has had a negative correlation coefficient of (0.39) with the S&P 500. This indicates that there has historically been very little relationship between an up or down month for the S&P 500 and an up or down month for the Fund.

     During certain periods, the Fund has been slightly positively correlated to the S&P 500. For the Fund to serve as a diversification from an investor's stock position, the Fund would need to be non-correlated to the S&P 500, and generally the more positively correlated the Fund is to the S&P 500, the less an investment in the Fund constitutes a diversification from the equity markets.

     Beta vs. S&P 500: Beta is a measure of the sensitivity of the returns of the investment to the returns for a benchmark such as the S&P 500. A Beta of
2.0 would generally indicate that for every 1% move up in the S&P 500, the investment moves up 2% on average. Consequently, the Fund's Beta of (0.55) suggests that the Fund's returns since January 1, 1999 are generally not positively correlated to those of the S&P 500.

     Sharpe Ratio: The Sharpe Ratio compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability -- often referred to as the "standard deviation" -- of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the Ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy.

     The Fund's 0.26 Sharpe Ratio indicates that to date the Fund's return has been significantly less than its risk, as compared to a "risk-free" 91-day Treasury bill.

Selected Financial Data

     The following Selected Financial Data is derived from the consolidated financial statements of the Fund for the interim period from January 1, 2004 to March 31, 2004 (unaudited) and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 which have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon. The following information, as well as the consolidated financial statements of the Fund for the years ended December 31, 2003, 2002, and 2001, is included herein in reliance upon the authority of Deloitte & Touche LLP as experts in auditing and accounting. See "Financial Statements" at page 71.

                                    Jan. 1, 2004
                                         to           Jan. 1, 2003    Jan. 1, 2002    Jan. 1, 2001    Jan. 1, 2000    Jan. 1, 1999
                                   March 31, 2004          to              to              to              to              to
Statement of Operations Data         (unaudited)      Dec. 31, 2003   Dec. 31, 2002   Dec. 31, 2001   Dec. 31, 2000   Dec. 31, 1999
                                 ------------------  --------------- --------------- --------------- --------------- ---------------
Revenues:
---------

Trading Profits (Loss)

       Realized                     $111,801,700       $24,882,048     $88,906,578     $43,747,023      $9,945,923     $9,335,723

       Change in Unrealized          (45,186,061)       20,384,664      18,456,720     (35,627,391)     38,113,338    (14,570,342)
                                    -------------      ------------    -----------    -------------    ------------  --------------

       Total Trading Results          66,615,639        45,266,712     107,363,298       8,119,632      48,059,261     (5,234,619)

Interest Income                        1,924,593         5,168,611       4,622,596       9,573,671      17,179,996     17,854,409
                                    -------------      ------------    -----------    -------------    ------------  --------------

       Total Revenues                 68,540,232        50,435,323     111,985,894      17,693,303      65,239,257     12,619,790
                                    -------------      ------------    -----------    -------------    ------------  --------------

Expenses:
---------

Brokerage Commissions                 12,366,403        30,474,397      16,830,711      15,061,052      21,916,843     28,008,137

Administrative Fees                      728,957         1,699,677         731,770         654,829         750,433        903,488

Ongoing Offering Costs                   348,101         1,198,256          75,000              --         174,043        108,777
                                    -------------      ------------    -----------    -------------    ------------  --------------

       Total Expenses                 13,443,461        33,372,330      17,637,481      15,715,881      22,841,319     29,020,402
                                    -------------      ------------    -----------    -------------    ------------  --------------

Income (Loss) before Minority
-----------------------------
Interest and Profit Share
-------------------------
Allocation                            55,096,771        17,062,993      94,348,413       1,977,422      42,397,938    (16,400,612)
----------

Profit Share Allocation               (7,168,367)       (5,840,767)    (20,152,858)     (5,986,223)     (2,594,804)    (4,207,762)

Minority Interest in (Income) Loss       (16,366)          (16,777)         49,824           3,746         (27,502)         7,926
                                    -------------      ------------    -----------    -------------    ------------  -------------

Net Income (Loss)                    $47,912,038       $11,205,449      74,145,731      (4,005,055)    $39,775,632   $(20,600,448)
-----------------                   =============      ============    ===========    =============    ============= ==============



          Statement of                  March 31,       December 31,    December 31,    December 31,     December 31,  December 31,
          Financial Condition Data        2004              2003           2002            2001             2000          1999
                                          ----              ----           ----            ----             ----          ----

              Aggregate Partners'
              Capital                $893,599,566     $695,477,407    $318,297,668     $253,976,990    $283,167,270   $360,219,859

              Net Asset Value
              Per Unit                    $251.68          $235.60         $219.52          $169.97         $173.69        $146.40

Selected Quarterly Financial Data (Unaudited)
     ML JWH Strategic Allocation Fund L.P.

Net Income by Quarter
Nine Quarters Through March 31, 2004



                                        First           Fourth             Third          Second             First
                                       Quarter          Quarter           Quarter         Quarter           Quarter
                                        2004              2003             2003             2003             2003
                                     ----------        ----------     ------------     -----------         ----------

Total Income                         68,540,232        24,184,230     (30,850,923)     (1,434,358)         58,536,374
Total Expenses                       13,443,461        10,139,784        9,099,428     (7,978,872)         12,011,790
                                     ----------        ----------     ------------     -----------         ----------
Net Income                           47,912,038        14,044,446     (39,950,351)     (9,413,230)         46,524,584
                                     ==========        ==========     ============     ===========         ==========

Net Income per Unit                      $14.39             $5.03         $(17.01)         $(4.92)             $29.89
                                     ==========        ==========     ============     ===========         ==========




                                           Fourth               Third              Second             First
                                           Quarter             Quarter             Quarter           Quarter
                                             2002                2002                2002              2002
                                        ------------         ----------          ----------       ------------

    Total Income                        (24,722,639)         73,399,385          83,302,931       (19,933,783)
    Total Expenses                         4,810,981         19,128,291          10,252,822          3,648,069
                                        ------------         ----------          ----------       ------------
    Net Income                          (29,533,620)         54,271,094          73,050,109       (23,641,852)
                                        ============         ==========          ==========       ============

    Net Income per Unit                     $(20.32)             $37.06              $48.75           $(15.79)
                                        ============         ==========          ==========       ============


Management's Analysis
of Operations

Results of Operations

General

     JWH programs do not predict price movements. No fundamental economic supply or demand analysis is used and no macroeconomic assessments of the relative strengths of different national economies or economic sectors are used. Instead, the programs apply proprietary computer models to analyzing past market data, and from this data alone attempt to determine whether market prices are trending. Technical traders such as JWH base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements. However, there are frequent periods during which fundamental factors external to the market dominate prices.

     If JWH's models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, the JWH programs do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Fund's positions while retaining most of the profits made from following the trend.

     In analyzing the performance of JWH's trend-following programs, economic conditions, political events, weather factors, etc., are not directly relevant because only market data has any input into JWH's trading results. Furthermore, there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. The analysis is further complicated by the fact that the programs are designed to recognize only certain types of trends and to apply only certain criteria of when a trend has begun. Consequently, even though significant price trends may occur, if these trends are not comprised of the type of intra-period price movements which the programs are designed to identify, the Fund may miss the trend altogether.

     The following performance summary outlines certain major price trends which the JWH programs have identified for the Fund since inception. The fact that certain trends were captured does not imply that others, perhaps larger and potentially more profitable trends, were not missed or that JWH will be able to capture similar trends in the future. Moreover, the fact that the programs were profitable in certain market sectors in the past does not mean that they will be so in the future.

     This performance summary is an outline description of how the Fund performed in the past, not necessarily any indication of how it will perform in the future. In addition, the general causes to which certain price movements are attributed may or may not in fact have caused such movements, but simply occurred at or about the same time.

     While there can be no assurance that trading directed by JWH will be profitable under any given market condition, markets in which substantial and sustained price movements occur typically offer the best profit potential for the Fund.

Performance Summary

2004

January 1, 2004 to March 31, 2004

The Fund was profitable overall, with gains in all sectors except the currency sector.

The interest sector was the most profitable sector for the Fund. The world trend of interest rates moving lower continued in January. This may have resulted from the Federal Reserve Open Market Committee's December meeting statement that interest rates were likely to remain low for a considerable time, which then influenced investors to further accept the current low yield environment. In February, interest rates continued to move lower in the U.S., Europe and Asia. U.S. Federal Reserve Bank Chairman Alan Greenspan commented in his semi-annual testimony to the U.S. Congress that inflation in the U.S. continues to be of little concern, and that the U.S. central bank could be patient in removing the current accommodative monetary policy keeping interest rates low. Additionally, employment in the U.S. continued to gradually show signs of improvement, further pushing interest rates low. Market expectations that the Federal Reserve's accomodating interest rate policy would remain in place, and may have kept rates low. Interest rates in the European Central Bank community also felt the downward pressure as the terrorist attack in Spain seems to have dampened confidence in local economies. The biggest change in interest rates occurred in Japan, where rates actually increased for the month.

The energy sector experienced gains despite losses early in the quarter. The upward trend in crude prices and related products continued in a volatile fashion during January. Energy prices appeared to be highly sensitive to the release of weekly inventory numbers provided by the Department of Energy and the American Petroleum Institute. The combination of having a winter that was colder than expected and one with numerous storms, may have created large trading ranges on fears that inventories would receive increased pressure. In February, daily volatility in the crude oil markets remained at extremely high levels. Energy markets, with the exception of natural gas, continued to move higher in reaction to low inventory concerns. Additionally, prices were further buoyed by members of OPEC who agreed to cut production approximately 10% by April 1st in order to support higher prices during the upcoming seasonal slowdown. Conversely, natural gas reacted to the anticipated warmer weather and reduced demand by sending prices lower in a more orderly fashion than the crude markets. Buildups in U.S. inventory levels at the end of the quarter, especially the magnitude of the increases, surprised most energy analysts and sent crude prices lower.

Agricultural commodities posted gains during all three months of the quarter. In January, corn had a significant run higher when the carry-over stocks were reported lower than expected, and amid fears that China would soon become a larger importer of U.S. corn production. New York coffee also benefited from a run up in prices due to Brazilian farmers cutting down coffee plants in favor of planting soybeans, which can yield two crops a year at its current higher price. Cotton had the largest loss when the price fell sharply late in the month on fears that China would curb further buying, which in turn prompted speculative long liquidation. In February, corn, soybeans, and soybean oil were the best performing components of the sector. On the other hand, cotton and New York coffee were the largest detractors in this group. In March, the best performance in the sector came from cotton, which fell on reports by the U.S. Agricultural Department that sales are slowing. Grains performed well due to rising prices from surging exports. New York sugar sustained the largest loss for the sector when prices dropped due to technical selling.

The metals sector also posted modest returns for all three months of the quarter. Base metals performed well in January as prices continue to climb due to strong demand from China, which is building its infrastructure. Nickel was the exception, showing a considerable price correction this month from the nearly 100% price increase over the past six months. Copper, aluminum and silver had the best performance, while gold was the biggest detractor from profits. Gold has become highly correlated to the Euro and rallied in the beginning of February, only to fall back at the end of the month when the Euro fell. The price of silver fared better as it was able to maintain its higher level by taking more of a cue from base metals'. Base metals maintained higher prices due to low inventory levels and increased global demand, particularly from China. The best performance for this sector came from copper, silver and aluminum. Gold and nickel posted the largest losses for this sector. In March, precious metals moved higher despite the strengthening of the U.S. dollar. The driving force may have been the negative real interest rate (Fed Funds rate minus Consumer Price Index) environment currently in the U.S. Silver had the best performance for the sector while gold and nickel had the lowest returns.

Stock indices also experienced gains for the quarter. Despite increased volatility, the sector was profitable in January. In February, most stock indices appeared to be consolidating in recent ranges, as the financial markets remained more attuned to the fixed-income and foreign exchange markets. The only positive performance in this sector came from the Eurostoxx, while the other components failed to register profits in February. During the first half of March, increased concern over terrorist activity weighed heavily on share prices pushing markets down. However, indices recovered in the latter half of the month in reaction to favorable economic data. In the U.S., durable goods orders were up, inflation remained benign and consumer confidence rose.

The currency sector posted considerable losses despite profits early in the quarter. Following comments from then European Central Bank ("ECB") President Jean-Claude Trichet about "excessive" currency volatility, the U.S. dollar reacted swiftly by strengthening against most currencies in a significant manner. Most currencies traded in volatile fashion for the remainder of the month, thereby curtailing previous profits. The Japanese yen and the British pound made the greatest contributions to profits, while the Swiss franc and South African rand had the largest losses. In February, the U.S. dollar returned to its weakening trend until mid-month, when officials in Europe began publicly voicing concern over the level of the U.S. dollar and possible action that could be taken in order to stem the slide. That was enough to reverse the trend and strengthen the U.S. dollar, forcing the liquidation of large short positions. The best performance for this sector came from the British pound and the Euro/British pound cross. The Japanese yen and the Swiss franc recorded the largest losses for the sector. In March, large losses were posted. The sector was dominated by Japanese yen selling and U.S dollar purchasing, orchestrated by the Bank of Japan to allow Japanese exporters to hedge their U.S. dollar profits at favorable rates for the Japanese fiscal year end, March 31. Most other currencies traded in a sideways fashion in varying degrees of volatility. The Euro came under pressure on expectations of ECB rate cuts. The British pound was range bound due to fears that its recent rise would diminish export activity. The South African rand posted the largest gains for the sector while the largest losses came in the Japanese yen, British pound and the Euro.

2003

The Fund's Rate of Return for the year 2003, net of all fees and expenses, was 7.33%.

                                                  Total Trading
         Sector                                      Results
         ------                                   -------------

Interest Rates and
  Stock Indices                                   $ (6,638,594)
Currencies                                         110,263,071
Agricultural
Commodities                                        (28,857,431)
Metals                                              15,978,958

Energy                                             (45,479,292)
                                                 --------------
                                                   $45,266,712
                                                 ==============


The Fund's overall trading was profitable for the year, resulting in an over 7.33% compounded annual rate of return for 2003, net of all fees and expenses. The major contributor was the currency sector with the metals sector also realizing a profit. The remaining sectors had net losses for the year.

The currency sector had the greatest gains for the year. The weakening U.S. dollar continued to decline as it has for over a year and the Fund was well positioned to capitalize on its U.S. dollar positions against other currencies. The strengthening in the U.S. dollar in the second quarter attributed to losses in June and July. The U.S. dollar weakened again in September amid opinions that exchange rates, particularly in Asian currencies, should have greater flexibility and large profits were posted in the fourth quarter. December gains made up the majority of the profits for the year, primarily due to four major foreign currencies, the Euro, Japanese yen, British pound, and the Swiss franc.

The metals sector proved profitable for the year as well. Gold drove profits in January, only to fall back in February and March when the German Bundesbank announced it had sold a portion of its gold reserves. The downward trend continued in gold during the second quarter alongside other metals. Gold's performance turned around in August and September on renewed buying interest from the speculative community and because of anticipated higher inflation as a result of the Federal Reserve's monetary policy and the U.S.'s increased budget deficits. Copper drove most of the profits in October and gold proved to be the driver of the profits in the latter half of the fourth quarter. This was primarily due to the weakening U.S. dollar, making precious metals more affordable in foreign currencies. Gold also does well historically in a negative real rate environment.

Stock indices and interest rate futures posted losses for the year, despite large gains in the first three quarters for interest rates and an overall profitable year for the stock indices. The majority of the gains for stock indices were received in June attributable to a weakening U.S. dollar. Investors sought higher yields than readily available in U.S. dollar denominated assets, this lead to the sale of U.S. dollars against major currencies. The latter half of the year posted gains initially primarily due to the Osaka Nikkei and the Nasdaq-E-Mini. The Osaka Nikkei then dropped amid heavy selling of Japanese bank stocks. The Osaka Nikkei continued its decline to end the fourth quarter and the profits in the Eurostoxx50, German Dax, and the Nasdaq-E-Mini were not enough to compensate for the loss. Interest rates continued to push lower during the first quarter as economic data for the fourth quarter 2002 announced an annual growth rate for the economy of only 1% for 2002. Consumer spending and confidence remained low and even the housing market stumbled in March. The global fixed income markets continued their upward climb until mid-March when expectations of a short conflict in Iraq triggered the liquidation of many fixed income investments hurting long exposures. The majority of the profits in the second quarter came from the Japanese ten-year government bonds, which continued to be a very vibrant market for trading. The optimism in Japan sent the price of the Japanese ten-year government bond spiraling down from massive liquidation as the ten-year interest rate tripled. This created the large losses in July, however the Fund capitalized on the plummeting prices of Japanese ten-year government bonds in August. Unfortunately, the recovery of the Japanese ten-year government bonds in September caused significant losses for the Fund. The rising interest rates that began mid-year only to reverse in September reversed again in October as interest rates started climbing once more. Terrorist activity in Saudi Arabia and Turkey cast a pall on the global economic recovery in November. Additionally, talk of tariffs from the

United States provided more incentive for reducing short positions.

Trading in agricultural commodities posted losses for the year. Trading was volatile during the second quarter with the largest positions held were coffee, cotton and cocoa. The downward trend in grains that started in June reversed in the beginning of August due to harsh weather conditions. This diminished prospects for a large harvest season, forcing the speculators to cover short positions. Corn and cotton suffered the largest losses. New York sugar also incurred a loss due to heavy Brazilian producer selling, forcing the market down. Soybeans, bean oil and soy meal continued to trend higher due to lower U.S. production and increased global demand. Live cattle continued an upward trend and produced positive results for the third quarter, but when news broke of mad cow disease the market reversed. Cotton and wheat were also down in the fourth quarter.

Energy was the most unprofitable sector for the year. With the continuation of the strike in Venezuela, the tensions with Iraq and the cold winter, long positions in oil and natural gas were profitable in the beginning of the year. In February, the best performing month, natural gas prices rose nearly 40% in a single day in connection with expected severely cold weather and supply shortages. Prices plummeted within a week of the start of the war with Iraq, causing the loss of almost half of the profits earned in January and February. The sector had a positive return in April which was reversed and overshadowed by negative results for May and June. The vast majority of the losses occurred in natural gas, which was very volatile during June. Cooler weather in the northern states in the latter part of the second quarter and the largest storage injection on record in the U.S. released in June reversed the market, pushing it to the lows of the second quarter. In September, OPEC agreed to cut quotas by 900,000 barrels a day in order to stabilize the price of oil. This surprise announcement quickly reversed the previous downtrend, sending prices higher. Unfortunately, the profits in natural gas were not enough to compensate for the losses in crude oil, heating oil, London gas oil and unleaded gas. In October, the worst performing month, when crude oil and related prices fell in connection with news of higher than expected increases in U.S. inventories and anticipated moderate temperatures in the Midwest and Northeast. In November all components were up with the exception of heating oil. The largest gains came from crude oil and natural gas. In December, crude oil, heating oil, London gas oil and unleaded gas all contributed positively for the month but were not enough to overcome the loss in natural gas.

2002

The Fund's Rate of Return for the year 2002, net of all fees and expenses, was 29.15%.

                                                  Total Trading
         Sector                                      Results
         ------                                   -------------

Interest Rates and
  Stock Indices                                   $ 57,270,172
Currencies                                          51,189,381
Agricultural
Commodities                                            (82,961)
Metals                                              (1,832,049)
Energy                                                 818,755
                                                ---------------
                                                  $107,363,298
                                                ===============


     The Fund's overall trading was very profitable for the year, resulting in an over 29% compounded annual rate of return for 2002, net of all fees and expenses. The major contributors were the financial futures and forward sectors. The traditional commodity sectors in the aggregate produced moderate losses for the year.

     The interest rate sector was profitable for the Fund despite its slow start. Interest rates and stock index futures produced the most significant gains from June through September. The year began with a loss as interest rates were particularly sensitive to economic data that was released, and more so to its varied interpretations. By June, the Fund profited from a strong bond market, which benefited from the weakness in the stock market and unchanged interest rates. Economic numbers in the United States suggested that the economy was stabilizing, however, consumer confidence continued to deteriorate fueling the bond rallies in the third quarter. Economists continued to revise their world growth estimates for 2003 downward to under 4%. Equity markets were under heavy pressure from poor corporate earnings, accounting irregularities and a general global economic slowdown. Volatility in the equity markets was at a high level, keeping bargain hunters from re-entering the markets, keeping up a trend the Fund was able to capitalize on through the third quarter. The sector returned some of its profits in the fourth quarter as frequent worldwide economic news releases alternated from positive to negative.

     The currency sector also brought in significant profits for the year. Strong trends developed from a weakening U.S. dollar during the second quarter, generating most of the currency related profits. Most of the major currencies made new highs versus the U.S. dollar in June. Currencies produced losses for the remainder of the year until December, as currencies being repatriated to their home country and high global cash balances created a difficult market for the Fund. In December, the U.S. dollar's weakness globally due to the threat of a possible war with Iraq and tensions with North Korea created a trend that the Fund was able to use profitably.

     Energy trading produced moderate profits for the year. The first quarter was very profitable although the profits eroded throughout the year and were nearly outweighed by losses in the fourth quarter. Volatile energy markets kept profits low in this sector. Crude oil continued to climb as a possible military conflict in Iraq loomed. Inventories were showing a decline in storage facilities. The level at the end of September was the lowest since such data started to be collected in 1984. The inventory tightness could be explained by the recent government stockpiling by the U.S., Japan, China and Europe, counteracting any production disruption attempt by Iraq. The war premium was diminished by October and markets indicated that the U.S. strategic reserves were full. The exaggerated levels of volatility due to the tensions between the U.S. and Iraq as well as anticipation of UN resolutions made for a difficult energy trading environment at the end of the year.

     The agricultural commodities markets were essentially flat for the year. Coffee, corn, soybean and sugar produced losses during the first half of the year. The sector turned profitable during the second half of the year as hot, dry weather conditions in the U.S., China and South America kept various grains prices up. Adverse weather conditions created a profitable month for coffee positions in October. Most profits in the sector were returned in December as losses were incurred across the board.

     Metals trading brought in losses for the year. A choppy market for industrial metals prevented profits. Precious metals experienced similar choppy conditions. Gold appeared to be the most popular investment metal, but producers were hesitant to hedge at current levels and limit their upside potential. Gold ended the year on the upside due to the uncertain global economic climate.

2001

The Fund's Rate of Return for the year 2001, net of all fees and expenses, was (2.15)%.

                                                  Total Trading
         Sector                                      Results
         ------                                   -------------

Interest Rates and
  Stock Indices                                   $ 19,655,619
Currencies                                          10,770,691
Commodities                                           (285,766)
Metals                                              (3,029,229)
Energy                                             (18,991,683)
                                                 --------------
                                                   $ 8,119,632
                                                 ==============

     Gains realized were in the interest rate, stock index and currency sectors while significant losses were realized in the energy sector.

     Interest rate trading was the biggest contributor to the Fund's overall profitability. Bonds generally benefited from the weakness in the equity markets. Gains were realized early on in short-term interest rates on European Central Bank easing and a massive rally in Japanese government bonds as the Japanese economy showed signs of sputtering. Substantial losses occurred mid-year as the EuroBund market and the U.S. interest rate complex proved difficult to trade. Gains were realized post September 11, particularly in the European and U.S. sub-sectors.

     Trading in stock indices was profitable. Short positions were profitable as the NASDAQ reached a one-year low in February and the Nikkei 225 reached a 15-year low also in February. Even as across the board volatility and a decline in global equity markets continued through the year, the Fund's short positions in most markets were profitable.

     Currency trading was also successful. Losses were sustained early on, as the euro tumbled to two-month lows against the U.S. dollar in the wake of Turkey's lira currency float. By March, strength in the U.S. dollar led to strong profits in Japanese yen, Euro, Swiss franc and British pound. At year-end, substantial gains were posted with the Japanese yen as the driving factor.

     Agricultural commodities trading was unprofitable for the Fund. Losses were incurred particularly in corn and sugar contracts early in the year. Sugar positions rebounded from earlier losses to post gains by June. Trading in general fluctuated for the remainder of the year, leading to overall losses.

     Metals trading was not successful despite early gains realized from gold positions amid the Bank of England sale. Losses from gold positions continued until September 11, but rebounded strongly as investors flocked to it as a safe haven. Silver and aluminum positions contributed to the strategy's overall losses at year-end.

     Trading in the energy markets resulted in significant losses for the Fund. Losses on short positions occurred when the U.S. oil price gained more than $2 a barrel on OPEC's announcement that it would cut production by 1.5 million barrels a day and a follow-up announcement that it may need to cut production again on concern that a cooling economy may reduce demand for oil products. Contracts in crude oil and heating oil were unprofitable in April and June. Natural gas positions were unprofitable in October.

Variables Affecting Performance

     The principal variables which determine the net performance of the Fund are gross profitability and interest income. During all periods set forth under "Selected Financial Data," the interest rates in many countries were at historically low levels. In addition, low interest rates are frequently associated with reduced fixed income market volatility, and in static markets the Fund's profit potential generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income investments.

     The Fund's Brokerage Commissions and Administrative Fees are a constant percentage of the Fund's assets. The only Fund cost (other than the insignificant currency trading costs) which is not based on a percentage of the Fund's assets allocated to trading is the Profit Share payable to JWH.

     Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time.

     Except in unusual circumstances, factors -- regulatory approvals, cost of goods sold, employee relations and the like -- which often materially affect an operating business have virtually no impact on the Fund.

Liquidity and Capital Resources

     The amount of assets invested in the Fund generally does not affect its trading, as typically this amount is not a limiting factor on the positions acquired by JWH, and the Fund's expenses are primarily charged as a fixed percentage of its asset base, however large.

     The Fund sells no securities other than the Units. The Fund borrows only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Fund's dollar deposits. These borrowings are at a prevailing short-term local rate in the relevant currency. See "Interest Income Arrangements--Interest Earned on the Fund's Non-Dollar Cash Assets" at page 35.

     Changes in interest rates could cause periods of strong up or down price trends, during which the Fund's profit potential generally increases. Inflation in commodity prices could also generate price movements which the programs might successfully follow.

     A majority of the Fund's assets are held in cash. Accordingly, except in very unusual circumstances, the Fund should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices. This should permit JWH to limit losses as well as reduce market exposure on short notice should its programs indicate doing so. In addition, because there is a readily available market value for the Fund's positions and assets, the Fund's monthly Net Asset Value calculations are precise, and investors need only wait 10 business days to receive the full redemption proceeds of their Units.

Quantitative and Qualitative
Disclosures About the Fund's
Market Risk

Introduction

     The Fund is a speculative commodity pool. The market-sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Fund's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market-sensitive instruments is integral, not incidental, to the Fund's main line of business.

     Market movements result in frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades.

     The Fund, under the direction of JWH, acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a possible future market scenario will affect performance, and the Fund's past performance is not necessarily indicative of its future results.

     Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund's experience to date (i.e., "risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to Value at Risk or by the Fund's attempts to manage its market risk.

Quantifying the Fund's Trading Value at Risk

Quantitative Forward-Looking Statements

     The following quantitative disclosures regarding the Fund's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

     The Fund's risk exposure in the various market sectors traded by JWH is quantified below in terms of Value at Risk. Due to the Fund's mark-to-market accounting, any loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

     Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum loss in the fair value of any given contract incurred in 95% to 99% of the one-day time periods included in the historical sample (approximating one year, generally) researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component which is not relevant to Value at Risk.

     In the case of market-sensitive instruments which are not exchange-traded (almost exclusively currencies in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those rare cases in which a futures-equivalent margin is not available, dealers' margins have been used.

     100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects (which would reduce the Value at Risk estimates) resulting from the fact that the Fund's positions are rarely, if ever, 100% positively correlated have not been reflected.

The Fund's Trading Value at Risk in Different
Market Sectors

     The following table indicates the average, highest and lowest trading Value at

Risk associated with the Fund's open positions by market category for the interim period January 1, 2004 to March 31, 2004 and for fiscal years 2003 and 2002. During the interim period January 1, 2004 to March 31, 2004 and during fiscal year 2003, the Fund's average capitalization was approximately $805,330,924 and $504,717,470, respectively. During fiscal year 2002, the Fund's average capitalization was approximately $280,746,315. Value at Risk is measured as of calendar quarter-ends.


                                 Value at Risk
                       from January 1 to March 31, 2004
                       --------------------------------

         Market                   Average Value      % of Average
         Sector                     at Risk         Capitalization
         ------                     -------         --------------
Interest Rates                      $35,704,957         4.43%
Currencies                            6,045,223         0.75%
Stock Indices                           973,022         0.12%
Metals                                1,166,197         0.14%
Agricultural Commodities                817,226         0.10%
Energy                                2,088,587         0.26%
                          ---------------------- ---------------------
Total                               $46,795,212         5.80%
                          ====================== =====================


                                 Value at Risk
                       from January 1 to March 31, 2004
                       --------------------------------

       Market                     Highest Value          Lowest Value
       Sector                        at Risk               at Risk
       ------                        -------               -------
Interest Rates                     $165,545,690          $121,292,919
Currencies                           45,995,390             4,141,229
Stock Indices                         5,978,681                 8,107
Metals                                7,091,471             1,273,306
Agricultural Commodities              4,457,498             2,247,032
Energy                                9,649,485             6,005,396
                          ---------------------- ---------------------
Total                              $238,718,215          $134,967,989
                          ====================== =====================


                                 Value at Risk
                                     2003
                                     ----

         Market               Average Value          % of Average
         Sector                  at Risk            Capitalization
         ------                  -------            --------------

Interest Rates                 $57,504,236              11.39%
Currencies                      30,717,719               6.09%
Stock Indices                    2,187,059               0.43%
Metals                           4,119,003               0.82%
Agricultural Commodities         1,437,917               0.28%
Energy                           3,503,970               0.69%
                           ---------------------- --------------------
Total                          $99,469,904              19.70%
                           ====================== ====================


                                 Value at Risk
                                     2003
                                     ----

         Market               Highest Value          Lowest Value
         Sector                  at Risk               at Risk
         ------                  -------               -------

Interest Rates                $104,712,809            $26,665,064
Currencies                      68,676,013              8,548,835
Stock Indices                    4,882,231                 66,317
Metals                           8,159,832                420,291
Agricultural Commodities         3,890,147                  7,506
Energy                           9,386,894                197,851
                           ---------------------- --------------------
Total                         $199,707,926            $35,905,864
                           ====================== ====================


                                 Value at Risk
                                     2002
                                     ----

         Market               Average Value          % of Average
         Sector                  at Risk            Capitalization
         ------                  -------            --------------

Interest Rates                 $28,764,544              10.25%
Currencies                      10,540,668               3.75%
Stock Indices                      755,032               0.27%
Metals                             707,390               0.25%
Agricultural Commodities           518,523               0.18%
Energy                           1,069,547               0.38%
                            -------------------- --------------------
Total                          $42,355,704              15.08%
                            ==================== ====================


                                 Value at Risk
                                     2002
                                     ----

         Market               Highest Value          Lowest Value
         Sector                  at Risk               at Risk
         ------                  -------               -------

Interest Rates                 $40,884,777            $15,517,337
Currencies                      19,999,299                436,787
Stock Indices                    1,390,592                 39,567
Metals                           1,386,481                173,339
Agricultural Commodities         1,029,717                 44,908
Energy                           2,373,932                142,781
                            ------------------- ----------------------
Total                          $67,064,798            $16,354,719
                            =================== ======================


Material Limitations on Value at Risk as an Assessment of Market Risk

     The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Fund to incur severe losses over a short period of time. Even comparatively minor losses could cause MLAI to further deleverage or terminate the Fund's trading. The foregoing Value at Risk table -- as well as the past performance of the Fund -- gives no indication of this "risk of ruin."

Non-Trading Risk

Foreign Currency Balance; Cash on Deposit with MLPF&S

     The Fund controls the non-trading exchange rate risk of its foreign currency balances by regularly converting its foreign currency balances back into U.S. dollars generally on a weekly basis.

     The Fund also has non-trading market risk on the approximately 20% of its assets which are held in cash at MLPF&S. The value of this cash is not interest rate sensitive, but there is cash flow risk in that if interest rates decline so will the cash flow generated on these monies.


Qualitative Disclosures Regarding Primary
Trading Risk Exposures

     The following qualitative disclosures regarding the Fund's market risk exposures -- except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures -- constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Fund's primary market risk exposures as well as the strategies used and to be used by MLAI and JWH for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of the time value of their investment in the Fund.

     The following were the primary trading risk exposures of the Fund as of March 31, 2004, by market sector.

     Interest Rates. Interest rate risk is the principal market exposure of the Fund. Interest rate movements directly affect the price of derivative sovereign bond positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries, materially impact the Fund's profitability. The Fund's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Fund also takes positions in the government debt of smaller nations -- e.g., New Zealand and Australia. MLAI anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future.

     Currencies. The Fund trades in a large number of currencies. However, the Fund's major exposures have typically been in the U.S. dollar/Japanese yen, U.S. dollar/Euro and U.S. dollar/British pound positions. MLAI does not anticipate that the risk profile of the Fund's currency sector will change significantly in the future. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk of maintaining Value at Risk in a functional currency other than U.S. dollars.

     Stock Indices. The Fund's primary equity exposure is to G-7 equity index price movements. As of March 31, 2004, the Fund's primary exposures were in the S&P 200, Nikkei (Japan) and DAX (Germany) stock indices. MLAI anticipates little, if any, trading in non-G-7 stock indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Asian indices.

     Metals. The Fund's primary metals market exposure is to fluctuations in the price of gold and silver. Although JWH trades base metals such as aluminum, copper and tin, the principal market exposures of the Fund have consistently been in the precious metals, gold and silver. However, gold prices can be volatile, and JWH has from time to time taken substantial positions as it has perceived market opportunities to develop. MLAI anticipates that gold and silver will remain the primary metals market exposure for the Fund.

     Agricultural Commodities. The Fund's primary agricultural commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions. Sugar accounted for the substantial bulk of the Fund's commodities exposure as of March 31, 2004. In the past, the Fund has had material market exposure to grains and live cattle and may do so again in the future. However, MLAI anticipates that JWH will maintain an emphasis on soybeans, grains, coffee and sugar, in which the Fund has historically taken its largest positions.

     Energy. The Fund's primary energy market exposure is to natural gas and oil price movements, often resulting from political developments in the Middle East. Oil prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Qualitative Disclosures Regarding Non-
Trading Risk Exposure

     The following were the only non-trading risk exposures of the Fund as of March 31, 2004.

     Foreign Currency Balances. The Fund's primary foreign currency balances are in Japanese yen, Euros and British pounds.

Qualitative Disclosures Regarding Means of
Managing Risk Exposure

Trading Risk

     JWH Risk Management. JWH attempts to control risk in all aspects of the investment process -- from confirmation of a trend to determining the optimal exposure in a given market, and to money management issues such as the startup or upgrade of investor accounts. JWH double checks the accuracy of market data, and will not trade a market without multiple price sources for analytical input. In constructing a portfolio, JWH seeks to control overall risk as well as the risk of any one position, and JWH trades only markets that have been identified as having positive performance characteristics. Trading discipline requires plans for the exit of a market as well as for entry. JWH factors the point of exit into the decision to enter (stop loss). The size of JWH's positions in a particular market is not a matter of how large a return can be generated but of how much risk it is willing to take relative to that expected return.

     To attempt to reduce the risk of volatility while maintaining the potential for excellent performance, proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. Research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a new methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program, or a change in position size in relation to account equity. The weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant.

     JWH may determine that risks arise when markets are illiquid or erratic, which may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. In such cases, JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively.

     Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in certain markets or entire programs. Such adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, assessments of current market volatility and risk exposure, subjective judgment, and evaluation of these and other general market conditions.

Non-Trading Risk

     The Fund controls the non-trading exchange rate risk by regularly converting foreign currency balances back into U.S. dollars (no less frequently than weekly, and more frequently if a particular foreign currency balance becomes unusually high).

     The Fund has cash flow interest rate risk on its cash on deposit with MLPF&S in that declining interest rates would cause the income from such cash to decline. However, a certain amount of cash or cash equivalents must be held by the Fund in order to facilitate margin payments and pay expenses and redemptions. MLAI does not take any steps to limit the cash flow risk on the cash held on deposit at MLPF&S.

Interest Income Arrangements

Custody of Assets

     All of the Fund's assets are currently held in customer accounts at Merrill Lynch.

Interest on Cash Assets

           The Fund earns income, as described below, on its "Cash Assets," which can be generally described as the cash actually held by the Fund, plus its "open trade equity" (unrealized gain and loss marked to market daily on open positions). Cash Assets are held primarily in U.S. dollars, and to a lesser extent in foreign currencies, and are comprised of the following: (a) the Fund's cash balances, plus open trade equity on United States futures; and
(b) the Fund's cash balance in foreign currencies as a result of realized profits and losses derived from its trading in non-U.S. dollar denominated futures and options contracts, plus open trade equity on those exchanges which settle gains and losses on open positions in such contracts prior to closing out such positions. Cash Assets do not include, and the Fund does not earn interest income on, the Fund's gains or losses on its open forward, commodity option and certain non-U.S. futures positions since such gains and losses are not collected or paid until such positions are closed out.

     The Fund's Cash Assets may be greater than, less than or equal to the Fund's Net Asset

Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

     The interest income arrangements for the Fund's U.S. dollar Cash Assets differ from those applicable to its non-U.S. dollar Cash Assets. Interest income, once accrued to the Fund, may be used to support additional trading and, as such, is subject to the risk of trading losses.

Interest Earned on the Fund's U.S. Dollar Cash
Assets

     The Fund's U.S. dollar Cash Assets are held by MLPF&S in customer segregated accounts and primarily invested in CFTC-eligible investments (including, without limitation, commercial paper, U.S. government and government agency securities, prime foreign government securities, corporate notes and money market funds). Cash Assets may also be maintained in "offset accounts" at major U.S. banks. Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. MLPF&S may in the future elect to maintain accounts of this nature with one or more of its affiliates. Offset account deposits reduce Merrill Lynch's borrowing costs with such banks. An integral feature of the offset arrangements is that the participating banks specifically acknowledge that the offset accounts are for the benefit of MLPF&S's customers, not subject to any Merrill Lynch liability.

     MLPF&S credits the Fund, as of the end of each month, with interest at the effective daily 91-day Treasury bill rate on the Fund's average daily U.S. dollar Cash Assets during such month. MLPF&S generally earns a spread between the rate of return earned on the CFTC eligible investments and the 91-day Treasury bill rate paid to the Fund, but MLPF&S assumes all interest rate and default risk with respect to such investments. In addition, to the extent that the U.S. dollar Cash Assets are held in offset accounts, Merrill Lynch may receive an economic benefit which exceeds the 91-day Treasury bill rate paid by MLPF&S to the Fund. The banks at which the offset accounts are maintained make available to Merrill Lynch interest-free overnight credits, loans or overdrafts in the amount of the Fund's U.S. dollar Cash Assets held in the offset accounts, charging Merrill Lynch a small fee for this service. The foregoing benefits to Merrill Lynch are in addition to the Brokerage Commissions and Administrative Fees paid by the Fund to MLPF&S and MLAI, respectively.

Single Currency Margining

     Under the single currency margining program implemented for the Fund by MLPF&S, the Fund itself does not deposit foreign currencies to margin its trading in non-U.S. dollar denominated futures contracts and options. Instead, it deposits only U.S. dollars with MLPF&S to satisfy all its U.S. dollar and non-dollar margin and settlement obligations. With regard to non-dollar obligations, rather than coverting the Fund's dollar deposits to foreign currencies each day as needed, MLPF&S lends to the Fund (from MLPF&S's own or borrowed funds) the foreign currencies required to meet the Fund's obligations. The Fund continues to earn the 91-day Treasury bill rate on the dollars which would otherwise have been converted daily into foreign currencies until actual foreign exchange conversions are done (generally on a weekly basis) in order to repay MLPF&S for its foreign currency loans.

Interest Earned on the Fund's Non-Dollar Cash
Assets

     MLPF&S pays the Fund interest each day on the Fund's daily net foreign currency equity balance(s) (i.e., foreign currencies on deposit plus open trade equity passed through to MLPF&S by the applicable exchange or clearing house). Conversely, MLPF&S charges the Fund interest each day on the foreign currency loans made to the Fund by MLPF&S. On a currency by currency basis, interest is paid and charged to the Fund by MLPF&S at the same applicable benchmark rate (based upon prevailing local short-term interest rates). MLPF&S may from time to time retain a spread between the interest actually earned on the Fund's foreign currency deposits and the interest paid by MLPF&S on such deposits at the applicable benchmark rate.

     The single currency margining program referred to above does not eliminate the foreign currency balances that result from the Fund's trading of non-dollar denominated contracts or the foreign exchange risk associated with its non-dollar denominated obligations. However, the above-mentioned periodic foreign exchange conversions of non-dollar cash balances are designed to reduce the Fund's foreign exchange exposure.

     Merrill Lynch might decide, in its sole discretion, to stop providing foreign currency margin for the Fund. In that case, the Fund would incur the costs and exchange rate risk involved in providing foreign currency margin.

Net Asset Value

     The Net Asset Value of the Fund equals its assets less its liabilities, as determined generally in accordance with Generally Accepted Accounting Principles as applied in the United States of America, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options on futures positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, regardless of whether such liabilities -- for example, Profit Shares -- are ever paid), in each case as determined by MLAI generally in accordance with Generally Accepted Accounting Principles as applied in the United States of America.

Analysis of Fees and Expenses Paid by the Fund



Fees and Expenses to Date
                                              1/1/2004 -          1/1/2003 -            1/1/2002 -            1/1/2001 -
                                              3/31/2004           12/31/2003            12/31/2002            12/31/2001
                                              ---------           ----------            ----------            ----------

                                               Dollar               Dollar                Dollar                Dollar
            Cost                               Amount               Amount                Amount                Amount
            ----                               ------               ------                ------                ------

Brokerage Commissions                        $12,366,403          $30,474,397           $16,830,711           $15,061,052

Administrative Fees                              728,957            1,699,677               731,770               654,829

Ongoing Offering Costs                           348,101            1,198,256                75,000                    --
                                             -----------          -----------           -----------           -----------
Total                                        $13,443,461          $33,372,330           $17,637,481           $15,715,881
                                             ===========          ===========           ===========           ===========


     In addition to the above charges, the Fund and JWH share in the profits of the joint venture based on equity provided that 20%, increased from 15% on October 1, 2000, of the joint venture's quarterly New Trading Profits are allocated to JWH. For the interim period January 1, 2004 to March 31, 2004 $7,168,367 of Profit Shares and $16,366 of interest have been accrued and remains unpaid. For the years ended December 31, 2003, 2002 and 2001, JWH received Profit Shares of $5,790,782, $20,054,827, and $5,861,385, and earned interest of $49,985, $98,031 and $124,838 on such amounts, respectively.

Fees and Expenses Paid by the Fund

     The dollar amounts indicated in parentheses represent the amount of the relevant flat-rate charge assuming an average Fund capitalization of $900 million.


Paid To                                  Type                                           Amount
-------                                  ----                                           ------

MLPF&S                     Brokerage Commissions         Monthly Brokerage Commissions of 0.479 of 1% of the Fund/JWH
                                                         joint venture's month-end assets (a 5.75% annual rate;
                                                         $51,750,000). Prior to October 1, 2000, the rate was 0.646 of
                                                         1% per month (a 7.75% annual rate).

                                                         During the interim period January 1, 2004 to March 31, 2004,
                                                         2003, 2002 and 2001, the round-turn (each purchase and sale or sale and purchase of a single futures contract) equivalent of the Fund's flat-rate Brokerage Commissions was approximately
                                                         $110, $117, $127 and $98.

MLPF&S                     Use of Fund assets            MLPF&S may derive certain economic benefit from the deposit of certain of the Fund's U.S. dollar Available Assets in offset accounts.

MLAI                       Administrative Fees           A monthly Administrative Fee of .021 of 1% of the Fund/JWH joint venture's month-end assets (a 0.25% annual rate;
                                                         $2,250,000) is paid to MLAI, which pays all routine
                                                         administrative expenses of the joint venture, other than the
                                                         Fund's ongoing offering costs and the actual cost of the State of New Jersey annual filing fee. This filing fee is assessed on a per limited partner basis with a maximum charge of $250,000 per year.

MLIB (or an                Bid-ask spreads               Bid-ask spreads on forward and related trades.
affiliate); Other
Counterparties


                                      37


JWH                        Profit Share                  20%, increased from 15% on October 1, 2000, of any New Trading
                                                         Profits (as the Fund owns substantially all of the Fund/JWH joint venture, such special allocation effectively is made out of Trading Profits which the Fund would otherwise have
                                                         received).

                                                         As Profit Shares are calculated on the basis of quarter-end highs in cumulative Trading Profit, substantial Profit Shares may (irrespective of the fact that Units are purchased at
                                                         different times and prices, and may have materially different investment experiences during a year) be accrued during a
                                                         calendar year even though the joint venture has an overall loss for such year.

JWH                        Management Fees               MLPF&S pays JWH annual Management Fees of 2%, reduced from 4%
                                                         on October 1, 2000, of the Fund's average month-end assets, after reduction for a portion of the Brokerage Commissions.

MLPF&S,                    Extraordinary Expenses        Actual costs incurred; none paid to date.
Others

MLAI                       Ongoing offering costs        Actual costs incurred subject to a ceiling of 0.25 of 1% of the
                           reimbursement                 Fund's average month-end assets in any fiscal year.


Brokerage Commissions; Administrative
Fees

     Month-end assets are not reduced for purposes of calculating Brokerage Commissions or Administrative Fees by any accrued but unpaid Profit Shares, or by the accrued Brokerage Commissions and Administrative Fees then being calculated.

     As of October 1, 2000, Brokerage Commissions were reduced from 7.75% to a 5.75% annual rate in conjunction with the lowering of the Management Fees paid by MLPF&S to JWH from 4% to 2% annually and the raising of JWH's quarterly Profit Share from 15% to 20%.

     During the interim period January 1, 2004 to March 31, 2004, 2003, 2002 and 2001, the Fund's percentage-of-assets Brokerage Commissions were the equivalent of about $110, $117, $127 and $98, respectively, per round-turn trade. A round-turn trade includes the purchase and sale or sale and purchase of a single futures contract. However, these Brokerage Commissions are an all-inclusive "wrap fee" which, together with the Administrative Fee, cover all of the Fund's costs and expenses other than extraordinary expenses, ongoing offering costs, bid-ask spreads and certain trading fees. The Fund could negotiate lower rates from firms other than MLPF&S.

     The Fund's Brokerage Commissions and Administrative Fees constitute a "wrap fee," which covers all of Merrill Lynch's costs and expenses, other than bid-ask spreads and certain trading fees, not just the cost of brokerage executions.

     The Brokerage Commissions and Administrative Fees may not be increased above the current 6% level without the unanimous consent of all limited partners.

Currency Trading Costs

     Many of the Fund's currency trades are executed in the spot and forward foreign exchange markets (the "FX Markets") where there are no direct execution costs. Instead, the participants, banks and dealers in the FX Markets, including Merrill Lynch International Bank ("MLIB") (or an affiliate), take a "spread" between the prices at which they are prepared to buy and sell a particular currency, and such spreads are built into the pricing of the spot or forward contracts with the Fund. Some of the Fund's foreign currency trades are executed through MLIB, an affiliate of MLAI, or through an affiliate of MLIB.

     In its exchange for physical ("EFP") trading, the Fund acquires cash currency positions through banks and dealers, including Merrill Lynch. The Fund pays a spread when it exchanges these positions for futures. This spread reflects, in part, the different settlement dates of the cash and the futures contracts, as well as prevailing interest rates, but also includes a pricing spread in favor of the banks and dealers, which may include a Merrill Lynch entity.

Profit Shares Allocated to JWH

Method of Calculating

     JWH receives an allocation of 20% of any New Trading Profit as of the end of each calendar quarter. New Trading Profit is any cumulative Trading Profit in excess of the highest level -- the "High Water Mark" -- of cumulative Trading Profit as of any previous calendar quarter-end.

     Trading Profit (i) includes realized and unrealized profits and losses,
(ii) excludes interest income and (iii) is reduced by a portion (1/12th of 3% of the Fund's assets per month) of the annual Brokerage Commissions and Administrative Fees, not the entire 6%, of month-end assets and by no other costs.

     Accrued Profit Shares on redeemed Units are allocated to JWH. Any shortfall between cumulative Trading Profit and the High Water Mark is proportionately reduced when Units are redeemed.

     Trading Profit is not reduced by redemption charges.

     For example, assume that as of January 1, 2004, the Fund is at a High Water Mark. If, at the end of the month, Trading Profit equaled $500,000, all of such Trading Profit would be New Trading Profit, resulting in an accrued $100,000 Profit Share. Assume also that by the end of the next month, losses and the 3% portion of the Brokerage Commissions and Administrative Fees have reduced the initial $500,000 Trading Profit to a loss of $(180,000). If the Fund then withdrew 50% of its assets, this $(180,000) loss carryforward would be reduced by 50% to ($90,000) for Profit Share calculation purposes. If during the following month Trading Profit equaled $200,000, New Trading Profit of $110,000 would be accrued as of the end of such quarter, and JWH would be entitled to a Profit Share of $22,000.

Paid Equally by All Units

     New Trading Profit may exist even though the Net Asset Value per Unit has declined below the purchase price of certain Units. Conversely, if new Units are purchased at a Net Asset Value reduced by an accrued Profit Share which is subsequently reversed, the reversal is allocated equally among all Units, although the accrual itself was attributable only to the previously outstanding Units.

Extraordinary Expenses

     The Fund will be required to pay any extraordinary expenses, such as taxes, incurred in its operation. The Fund has had no such expenses to date. Extraordinary expenses, if any, would not reduce Trading Profits for purposes of calculating the Profit Shares.

Ongoing Offering Costs

     The Fund's Agreement of Limited Partnership provides that the Fund will pay its ongoing offering costs; provided that (i) such installments will not in the aggregate exceed the ongoing offering costs actually incurred, and (ii) MLAI will absorb all such costs to the extent that they exceed 0.25 of 1% of the Fund's average month-end assets during any fiscal year.

Miscellaneous Costs

     Although MLAI, which receives the Administrative Fee, pays all administrative expenses incurred by the Fund, the Fund incurs certain miscellaneous costs in connection with its currency trading (and commercial paper investments, when applicable). These costs are not separately itemized (although they are reflected in the net figures) above, but are estimated at 0.25% annually in the "breakeven table" on page 8.

                                --------------

Fees and Expenses Paid by Merrill Lynch

Selling Commissions; Ongoing Compensation

     MLAI pays all selling commissions due to MLPF&S on initial Unit sales, as well as all ongoing compensation on Units outstanding for more than twelve months. See "Selling Commissions" at page 69.

JWH's Management Fees

     MLPF&S pays monthly Management Fees to JWH at a rate of 0.167% (a 2% annual rate; $18 million assuming a Fund average capital of $900 million, as adjusted) of the month-end assets of the Fund, after reduction by a portion of the Brokerage Commissions and Administrative Fees charged, but before reduction for any Profit Share or other costs. The Management Fees are not affected by JWH's adjustments to the Fund's trading position size in relation to account equity.

     During the interim period January 1, 2004 to March 31, 2004, 2003, 2002 and 2001, MLPF&S paid Management Fees of $4,287,916, $10,568,435, $5,835,866,
$5,222,291 and $10,627,037, respectively, to JWH. Prior to October 1, 2000, MLPF&S paid JWH Management Fees at a 4% rather than a 2% annual rate.

                               ---------------

Redemption Charges

     A redemption charge of 3% of the redemption date Net Asset Value per Unit is imposed on Units redeemed on or before the end of the first 12 months after sale. This redemption charge is deducted from investors' redemption proceeds and paid to MLAI.

Managed Futures Funds in
General

     The Fund is one of many varieties of managed futures funds. All of these investments offer, in varying degrees, the possibility of achieving substantial capital appreciation as well as diversifying a portion of a traditional portfolio. The purpose of this section is to give prospective investors a general overview of where in the spectrum of managed futures funds the Fund is positioned, and to indicate the general types of other managed futures funds available for investment.

Managed Futures Funds

     A futures fund is a professionally managed portfolio typically trading in a wide range of markets. These markets may include global currencies, interest rates, energy, metals and agriculture through futures, forwards and options contracts. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, and are generally higher risk and have more volatile performance than many other investments. Professional management can be an important advantage in this highly complex and specialized investment area and offers a unique return pattern when compared to traditional long-only equity or fixed income investments.

     Not all managed futures funds are the same. Like other investment products, futures funds are designed with a variety of risk/reward parameters. The variety of available funds matches a wide range of individual investment objectives.

The Different Types of Managed Futures
Funds

     Risk/reward parameters of a managed futures fund may be modified by adjusting the number of trading advisors, trading strategies and/or markets traded. Increasing diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

     Certain managed futures funds are more aggressive than others. For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor's performance and, in many cases, a limited number of markets traded. Their returns often fluctuate significantly from month to month.

     Volatility can be reduced by a multi-advisor approach. Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more than many other investments). The Fund is a single-advisor, multi-strategy, not a multi-advisor, investment.

     Investors can also choose "principal protected" funds which guarantee at least the return of their initial investment at a future date. If the fund is profitable, investors receive the benefits. If there are losses, investors who remain in the Fund until the guarantee date are nevertheless assured of the return of at least their initial subscription, limiting losses to the time value of their capital. The Fund has no

"principal protection" feature, and investors could lose all or substantially all of their investment.

Managed Futures and the Asset Allocation
Process

     Traditional portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of their assets to non-traditional investments such as managed futures. Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can help to improve long-term returns and reduce portfolio volatility. (In its performance to date, during certain periods, the Fund has demonstrated a certain degree of positive correlation to the S&P 500 Stock Index.) Each investment responds differently to different economic cycles and market conditions. An investment's profit potential, risk and the relationship to the rest of the portfolio are the primary objectives of asset allocation.

     "Non-traditional" or "alternative" are terms commonly used to describe strategies whose profitability is not based exclusively on long positions in stocks and bonds, but rather on trading approaches whose success should be largely independent of overall debt and equity market movements.

The Potential Benefits of Incorporating
Managed Futures into a Portfolio

     Managed futures investments have often performed differently from stocks and bonds. This historical non-correlated performance suggests that such investments can help diversify a portfolio. Diversification is one of the primary potential benefits of investing in managed futures.

                                  * * * *

     You should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before you invest. These are speculative investments and are not appropriate for everyone. There can be no assurance that these investments will be profitable. However, if profitable, managed futures can provide valuable portfolio diversification and capital appreciation. Your Financial Advisor can help you decide whether the Fund has a place in your portfolio.

The Role of Managed
Futures in Your Portfolio

     This section outlines certain points to consider in deciding whether to diversify a limited portion of your holdings into managed futures. There is no assurance that an investment in the Fund will achieve any of its intended objectives.

The Fund in Your Portfolio

     The Fund is a speculative investment, and Limited Partners may lose all or substantially all of their investment in the Units. If the Fund is not successful, it cannot serve as a beneficial component of any asset allocation strategy. However, the Fund does have the potential to be (i) non-correlated with the debt and equity markets and (ii) profitable. If the Fund is both, and only if it is both, a suitably limited investment in the Units can be a beneficial component in an investor's overall portfolio.

     An investment in the Fund permits an investor to participate in the commodities and financial futures markets. By allocating a portion of the risk segment of a traditional portfolio of stocks and bonds to the Fund, an investor has the potential, if the Fund is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time. The following graph demonstrates the potential effects of adding managed futures to a traditional stock and bond portfolio. The graph assumes a constant 60/40 ratio of stocks to bonds as futures (represented by an investment in the Fund) are gradually introduced in the portfolio. Adding futures has the potential to increase the portfolio's overall returns while decreasing the standard deviation of returns (one measure of risk). Once the managed futures portion exceeds approximately 28% of the investment portfolio, standard deviation increases without substantial increase in returns. The following chart is provided for illustrative purposes only. Prospective investors should note that for returns to continually increase, managed futures must out-perform stocks or bonds. This is not a recommendation that anyone invest more than 10% of his or her readily marketable assets in the Fund, which is the maximum allocation recommended. An investor may lose all of his or her investment in futures.

     The risk of an account such as the Fund incurring sudden, major losses is not reflected in the following chart, which is based on statistical averages over time.

Efficient Frontier

            60% S&P 500/40% MLDMBI with 2% ML/JWH SAF LP Increments
                       Data July 1996 through March 2004


[GRAPHIC - Efficient Frontier]


     Standard Deviation measures the variability of a probability distribution and is widely used as a measure of risk. Figures are annualized using the monthly rates of return on a compounded basis since July 1996.

     Max. Draw Down stands for the maximum drawdown of a portfolio, which is defined as the % decline in a portfolio's month-end value as compared to the highest previous month-end value of the same portfolio.


     The NFA requires the following hypothetical disclaimer:
HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Asset Allocation Strategies

     World political and economic events often have a dramatic influence on the markets. Stable, consistent asset growth can be difficult to achieve in today's market environment. At the same time, the increasing globalization of the world's economy offers significant new profit and diversification opportunities.

     Successful portfolios must have the ability to adapt to changing market conditions resulting from a wide range of social, political and economic factors. By committing assets to investments which would not otherwise be represented in a portfolio, a well-diversified asset allocation strategy can enhance this ability and offer a flexible approach to building and protecting wealth.

Low Historical Correlation to Other
Investments

------------------------------ ----------------------------------------
                                       Correlation to the Fund
                                   (July 1996 through March 2004)
------------------------------ ----------------------------------------
S&P 500                                        (0.29)
------------------------------ ----------------------------------------
ML Bond Index                                   0.35
------------------------------ ----------------------------------------
           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE
          RESULTS. THE FOLLOWING EXPLANATION IS AN INTEGRAL PART OF
                               THE ABOVE CHART.

     An asset allocation strategy diversifies a portfolio into a variety of different components, including non-traditional investments such as managed futures. Managed futures investments do not assure diversification; they may perform similarly to stocks and bonds during certain periods. However, managed futures has the potential to produce returns generally non-correlated to the stock and bond markets. Each investment responds differently to different economic cycles and shifts in the financial markets, and each makes different contributions to overall performance.

     A wide range of non-traditional, alternative investments are available -- venture capital, hedge funds, natural resources, real estate, private lending and managed futures are only a few of the options. Many of these investments are expected to produce results generally non-correlated to the debt and equity markets. However, managed futures investments, while significantly less liquid than most stocks and bonds, are generally more liquid than many alternative investments, and estimated net asset values are generally available on a daily basis.

     A successful managed futures investment may increase portfolio returns while reducing risk. The Fund can be volatile, and there can be no assurance that an investment in the Units will either increase returns or reduce portfolio risk.

Global Markets

     In recent years, the futures markets have expanded to include a wide range of instruments representing major sectors of the world's economy. The expansion of trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo gives investors access to international markets and global diversification. Futures managers can move capital quickly across markets, in contrast to the traditional portfolio's dependence on a single nation's economy and currency.

     The internationalization of the markets has greatly expanded the opportunities for both profit and diversification. Rapid geographical expansion and the introduction of an array of innovative products have created new opportunities but also made trading much more complex. Managed futures funds provide an opportunity to participate in global markets under the direction of professional advisors.

                       Futures Volume by Market Sector


        Futures Volume by Market Sector

                      1990

        Agriculture                    64.20%
        Currencies                      4.60%
        Interest Rates                 13.50%
        Energy                          0.30%
        Metals                         16.30%
        Other                           1.10%
        Total Volume:
        92 million contracts

                       2003

        Agriculture                     3.22%
        Currencies                      0.96%
        Interest Rates                 23.19%
        Energy                          2.68%
        Metals                          1.91%
        Individual Equities            19.21%
        Equity Indices                 48.82%
        Other                           0.01%
        Total Volume:
        5.99 Billion Contracts


     The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

Substantial Investor Participation

     In 1980, client assets in the managed futures industry were estimated at approximately $300 million. As of the end of 2003, the estimate had grown to approximately $86.5 billion.

                      Growth in Managed Futures Industry
                      Source: Barclay Trading Group, Ltd.
                             Year              $ Billion
                             ----               ---------
                             1980                0.31
                             1981                0.38
                             1982                0.56
                             1983                0.63
                             1984                0.77
                             1985                1.49
                             1986                1.96
                             1987                3.9
                             1988                5.51
                             1989                7
                             1990                10.54
                             1991                14.5
                             1992                18.5
                             1993                26
                             1994                24.9
                             1995                22.8
                             1996                23.98
                             1997                33.1
                             1998                36
                             1999                41.3
                             2000                35
                             2001                41.3
                             2002                50.7
                             2003                86.5


     The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protection" pools (in which only a fraction of the assets invested are committed to trading) and individual managed accounts.

Non-Correlation -- A Potentially Important Component of Risk Reduction

     Managed futures investments have often performed differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)

     The following chart compares the Fund's performance since July 15, 1996 with the S&P 500 Stock Index (assuming the reinvestment of all dividends), the ML Domestic Bond Index (including all interest paid), the MAR (Managed Account Reports, a managed futures industry trade publication) Public Funds Index and 91-day Treasury bills (including all interest paid). The chart begins with 1,000 as the arbitrary starting point for all five graphics and tracks the monthly rates of return for each. The periods during which the graph of the Fund's performance diverges from that of an index indicates, when compared to the periods during which their respective performance graphs are similar, the extent of the non-correlation between them. Past performance, including past non-correlation patterns, is not necessarily indicative of future results.


    Comparison of ML JWH Strategic Allocation Fund L.P. and Certain General
                          Securities Market Indices
                        July 15, 1996 - March 31, 2004

                                                                                                         ML JWH
                 ML Domestic Master   S&P 500 Stock Index                                              Strategic
                 Bond Index (Total         (Dividends                                   CISDM          Allocation
                   Return Basis)          Reinvested)      U.S. Treasury Bills    Public Fund Index      L.P.
Jul-1-96             1000                  1000                1000                  1000                1000
Jul-96               1002.84               955.84              1004.54                984.7               989.8
Aug-96               1001.315683           976.0311642         1009.070475            981.84437           988.9
Sep-96               1018.418155           1030.917301         1013.813107           1017.779874         1043.2
Oct-96               1040.874275           1059.339691         1018.152227           1090.754691         1149.6
Nov-96               1059.027123           1139.342083         1022.499737           1152.491406         1225.8
Dec-96               1049.485288           1116.771717         1027.019186           1124.716364         1231.6
Jan-97               1052.444837           1186.502943         1031.712663           1165.206153         1268.7
Feb-97               1054.328713           1195.816991         1035.736343           1193.870224         1268.3
Mar-97               1043.679993           1146.776536         1040.10715            1186.229455         1269.2
Apr-97               1059.575239           1215.178316         1045.068461           1163.572472         1263.4
May-97               1069.026651           1289.11341          1050.429662           1145.07167          1224.1
Jun-97               1081.780139           1346.836042         1054.263731           1154.34675          1227.4
Jul-97               1111.063927           1453.970114         1059.007917           1228.686681         1314.7
Aug-97               1101.55322            1372.576867         1063.540471           1181.259375         1271.2
Sep-97               1117.955347           1447.70349          1068.411487           1194.48948          1262.8
Oct-97               1134.456368           1399.408101         1072.96292            1175.616546         1295.4
Nov-97               1139.130328           1464.134924         1077.147475           1187.020027         1308
Dec-97               1150.817805           1489.260944         1081.768438           1210.404321         1354
Jan-98               1166.066141           1505.715788         1086.831114           1212.82513          1333.5
Feb-98               1165.086646           1614.252299         1090.689364           1202.152269         1324.7
Mar-98               1169.479022           1696.850361         1095.848325           1203.955497         1334.8
Apr-98               1175.16269            1713.915585         1100.768684           1155.195299         1289.7
May-98               1186.808553           1684.487654         1105.347882           1194.240901         1341.8
Jun-98               1197.145655           1752.857639         1109.979289           1198.779016         1321.1
Jul-98               1199.719518           1734.242291         1114.896498           1186.191836         1305
Aug-98               1219.047              1483.817704         1119.980426           1278.59618          1431.3
Sep-98               1247.682414           1578.881453         1125.703526           1332.16936          1539.1
Oct-98               1242.279949           1707.19557          1130.12754            1323.90991          1551.9
Nov-98               1248.193202           1810.622599         1133.890865           1283.133485         1426.1
Dec-98               1252.861444           1914.892733         1138.369734           1306.229888         1543.4
Jan-99               1261.731703           1994.937164         1142.410947           1280.10529          1499.8
Feb-99               1237.531689           1932.954467         1145.689666           1302.251112         1538.2
Mar-99               1245.538519           2010.268779         1150.398451           1288.7077           1521.1
Apr-99               1250.022458           2088.118448         1154.574397           1343.091165         1586.6
May-99               1238.022242           2038.880615         1159.065691           1301.186721         1584.1
Jun-99               1234.035811           2151.942662         1163.910586           1333.716389         1642.6
Jul-99               1229.124348           2084.909648         1168.659341           1299.439877         1596.4
Aug-99               1228.460621           2074.524713         1173.357352           1307.756293         1597.5
Sep-99               1242.759903           2017.720077         1178.63746            1314.164299         1561.3
Oct-99               1246.525465           2145.350961         1183.281291           1247.930418         1436.6
Nov-99               1246.53793            2188.961655         1188.014417           1270.517958         1469.1
Dec-99               1240.878648           2317.803938         1193.336721           1287.797003         1464.0
Jan-00               1237.602728           2201.364422         1198.468069           1296.682802         1479.8
Feb-00               1252.627226           2159.734419         1203.741329           1267.377771         1496.1
Mar-00               1269.775692           2370.885174         1210.012821           1255.971371         1433.9
Apr-00               1265.471153           2299.583173         1215.651481           1238.764563         1411.0
May-00               1264.724525           2252.37503          1223.066955           1239.879451         1396.3
Jun-00               1290.385785           2307.911841         1228.338373           1213.841983         1341.1
Jul-00               1301.97               2271.79             1234.17               1177.13             1293.3
Aug-00               1320.59               2412.82             1240.57               1200.20             1340.6
Sep-00               1329.02               2285.47             1247.09               1150.87             1243.3
Oct-00               1337.87               2275.77             1253.58               1168.02             1313.7
Nov-00               1360.69               2096.48             1260.45               1240.20             1486.1
Dec-00               1386.41               2106.77             1267.39               1347.60             1736.9
Jan-01               1406.82               2181.47             1275.73               1344.23             1725.9
Feb-01               1419.79               1982.68             1280.59               1331.06             1713.8
Mar-01               1427.70               1857.15             1286.47               1419.44             1908.3
Apr-01               1420.16               2001.35             1292.12               1330.87             1722.9
May-01               1428.61               2014.78             1297.13               1319.69             1766.3
Jun-01               1433.57               1965.76             1399.92               1289.73             1681.2
Jul-01               1466.61               1946.40             1305.20               1274.13             1612.8
Aug-01               1481.89               1824.68             1309.44               1303.31             1709.7
Sep-01               1502.44               1678.21             1315.00               1356.87             1759.9
Oct-01               1533.03               1696.65             1320.26               1423.49             1833.9
Nov-01               1511.59               1826.77             1323.16               1286.84             1566.2
Dec-01               1501.82               1842.80             1325.22               1323.64             1699.7
Jan-02               1512.92               1815.92             1327.16               1311.07             1684.2
Feb-02               1527.66               1780.89             1328.93               1311.07             1626.4
Mar-02               1501.49               1847.88             1330.93               1288.59             1541.83
Apr-02               1530.69               1735.90             1333.02               1254.70             1555.84
May-02               1543.55               1723.15             1335.11               1298.36             1689.97
Jun-02               1556.72               1600.44             1337.05               1416.77             2029.89
Jul-02               1577.92               1475.72             1339.09               1496.82             2176.80
Aug-02               1605.25               1485.38             1340.97               1544.42             2260.80
Sep-02               1632.19               1324.10             1343.11               1612.22             2400.31
Oct-02               1624.79               1440.53             1345.11               1528.70             2212.34
Nov-02               1624.35               1525.23             1347.26               1474.44             2065.62
Dec-02               1658.12               1435.67             1348.84               1543.88             2195.39
Jan-03               1659.33               1398.14             1350.18               1662.61             2512.39
Feb-03               1682.63               1377.129            1351.351              1767.848            2698.059
Mar-03               1681.132              1390.462            1352.945              1663.898            2519.987
Apr-03               1694.951              1504.94             1354.217              1693.183            2588.531
May-03               1726.647              1584.156            1355.571              1767.006            2722.358
Jun-03               1723.608              1604.393            1357.469              1695.972            2488.78
Jul-03                1329.54               852.6485           1193.255              1258.771            1604.435
Sep-03               1374.132               860.0409           1195.392              1237.25             1509.191
Nov-03               1364.326               916.653            1197.305              1251.627            1398.721
Jan-04               1389.103               982.397            1199.437              1340.351            1584.609
Mar-04               1414.596               981.023            1201.321              1429.905            1630.675


     The graph reflects the percentage changes in Net Asset Value per Unit and in the indices. For comparative purposes, the performance of the indices have been presented from a "normalized" starting point of 1,000 as of July 15, 1996.

     Past results are not necessarily indicative of future performance. The comparison of the Fund, an actively managed investment, to passive indices of general securities returns has certain inherent material limitations.

          The S&P 500 Stock Index is a capitalization-weighted index of the common stocks of publicly-traded United States issuers. The ML Domestic Master Bond Index is a total-return index comprised of 5,581 investment-grade corporate bonds, Treasuries and mortgage issues; average maturity 6.344 years (calculated on a market-weighted basis as of March 31, 2004).

          The MAR Public Funds Index represents the composite performance of a large number of United States publicly-offered futures funds, weighting the returns recognized by each such fund on the basis of relative capitalization. The funds included in the MAR Public Funds Index represent a wide variety of materially different products, including single and multi-advisor funds, as well as funds with and without "principal protection" features. Combining the results of funds with materially different performance objectives and fee structures into a single index is subject to certain inherent and material limitations. There can be no assurance that the MAR Public Funds Index provides any meaningful indication of how managed futures investments, in general, have performed in the past or will perform in the future. Nevertheless, the MAR Public Funds Index is one of several widely-used benchmarks of general U.S. managed futures industry performance.

          Graphic comparisons of securities indices and the Fund may not adequately reflect the differences between the securities and futures market or between passive and managed investments.

                               ----------------

     Prudence demands that you carefully evaluate managed futures, weighing its profit and diversification potential against its significant risks. A managed futures investment is not appropriate for all investors, and no one should invest more than a limited portion of the risk segment of his or her portfolio in managed futures. However, for the investor who finds the risks acceptable, managed futures has the potential to provide profits as well as portfolio diversification.

JWH Trading Programs

The Programs

     The following are brief summaries of the active JWH programs. Not all of them are currently used by JWH in trading for the Fund, but any of them may be.

     All of the programs have been designed using the same basic principles, and all rely on computerized, technical trading systems. However, they employ computerized statistical models to analyze price movements applying various different quantitative criteria in attempting to identify price trends and reversals. They also trade in different (but frequently overlapping) market sectors, as indicated in their respective descriptions.

     JWH programs are either two-phase, where long or short positions are held at all times; three-phase, which has long, short or neutral positions in markets traded; or five-phase, which has very long, long, neutral, short or very short positions.

     In general, JWH programs have historically had a low statistical correlation to the S&P 500 and other equity and fixed income markets.

     From the inception of trading of the JWH programs, the greatest cumulative percentage decline in daily net asset value experienced in any single program was nearly 60% on a composite basis, and certain individual accounts included in such program experienced even greater declines. Certain JWH accounts have lost 10% or more in a single trading day. Prospective investors should understand that similar or greater drawdowns are possible in the future. There can be no assurance that JWH will trade profitably for the Fund or avoid sudden and severe losses.

                                                          Assets Managed
Financial and Metals Portfolio                            March 31, 2004
------------------------------                            --------------

Program Composition:                                       $377,241,170
    Global Interest Rates
    Global Stock Indices
    Foreign Exchange
    Precious and Base Metals

     The Financial and Metals Portfolio seeks to identify and capitalize on intermediate-term price movements in global financial and precious metals markets. If a trend is identified, the program attempts to take a position; in non-trending market environments, the program may remain neutral or liquidate open positions.

     Currency positions are traded primarily in the interbank market and occasionally on futures exchanges, and may be held both as outrights -- positions taken in foreign currencies versus the U.S. dollar -- and as cross rates -- foreign currencies against each other. The program began trading client capital in October 1984. Beginning in August 1992, the position size in relation to account equity in this program was reduced approximately 50%. The quantitative model underlying the program was not changed.

                                                       Assets Managed
Original Investment Program                            March 31, 2004
---------------------------                            --------------

Program Composition:                                    $82,481,622
    Global Interest Rates
    Global Stock Indices
    Foreign Exchange
    Fiber
    Energy
    Softs
    Grains
    Meats
    Precious and Base Metals

     The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets. The program always maintains a position -- long or short -- in every market traded.

     In 1992, a broad research effort was initiated to enhance the risk-reward ratios of the

Original Investment Program, without changing its fundamental trading approach. Global markets were added; sector allocations were shifted, with greater weighting given to financial markets; and some contracts which had become too illiquid to support sizeable assets were eliminated. The quantitative model underlying the program was not changed. The program began trading client capital in October 1982. Beginning in October 1995, the position size in relation to account equity was reduced approximately 25%.

                                                       Assets Managed
Global Diversified Portfolio                           March 31, 2004
----------------------------                           --------------

Program Composition:                                     $16,148,830
    Global Interest Rates
    Global Stock Indices
    Foreign Exchange
    Fiber
    Energy
    Softs
    Grains
    Precious and Base Metals

     The Global Diversified Portfolio seeks to capitalize on long-term price movements in a broad spectrum of financial and non-financial markets. The program does not maintain continuous positions and may take a neutral stance if a long-term trend fails to develop or during periods of non-trending markets. The program began trading client capital in June 1988.

International Foreign                                  Assets Managed
Exchange Program                                       March 31, 2004
----------------                                       --------------

Program Composition:                                    $194,796,512
    Foreign Exchange

     The International Foreign Exchange Program seeks to identify and capitalize on intermediate term price movements in a broad range of both major and minor currencies on the interbank market. The International Foreign Exchange Program attempts to take a position if a trend is identified, and takes a neutral stance if long-term trends fail to continue or during periods of non-trending markets.

     Positions are taken as outrights against the U.S. dollar, or as cross rates, which eliminates dependence on the dollar. The program began trading client capital in August 1986.

Global Financial and Energy                            Assets Managed
Portfolio                                              March 31, 2004
---------                                              --------------

Program Composition:                                     $26,697,443
    Global Interest Rates
    Global Stock Indices
    Foreign Exchange
    Energy
    Precious and Base Metals

     The Global Financial and Energy Portfolio seeks to identify and capitalize on long-term price movements in a small group of energy, metals, and financial markets. The program always maintains a position -- long or short -- in every market traded. Beginning in April 1995, the position size in relation to account equity in this program was reduced approximately 50%. In 1997, the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed. The program began trading client capital in June 1994.

                                                       Assets Managed
G-7 Currency Portfolio                                 March 31, 2004
----------------------                                 --------------

Program Composition:                                     $65,975,787
    Foreign Exchange

     The G-7 Currency Portfolio seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. The program attempts to take a position if a trend is identified, and takes a neutral stance during periods of non-trending markets.

     With the advent of the European Union single currency of 11 countries, the currency exposures formerly traded for Germany, France and Italy are now executed in the euro. Beginning in May 1998, the position size in relation to account equity in this program was increased approximately 50%. The quantitative model underlying the program was not changed. The program began trading client capital in February 1991.

     Positions are held both as outrights - positions taken in foreign currencies versus the U.S. Dollar - and as cross rates - foreign currencies traded against each other.

JWH GlobalAnalytics(R)(TM)                             Assets Managed
Family of Programs                                     March 31, 2004
------------------                                     --------------

Program Composition:                                    $241,094,025
    Global Interest Rates
    Global Stock Indices
    Foreign Exchange
    Energy
    Softs
    Grains
    Fiber
    Precious and Base Metals

     Introduced in June 1997, JWH GlobalAnalytics(R)(TM) is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate and long-term price movements, JWH GlobalAnalytics(R)(TM) integrates a wide variety of trend identification methodologies into a single, broadly diversified investment portfolio or family of programs.

                                                       Assets Managed
Dollar Program                                         March 31, 2004*
--------------                                         ---------------

Program Composition:                                     $88,504,589
    Foreign Exchange

*Assets under management for Dollar Program reflect Exclusive Fund Account assets which are also included in the Strategic Allocation Program.

     The Dollar Program seeks to identify and capitalize on intermediate term price movements in the foreign exchange sector, trading major currencies against the U.S. dollar (outright trading). The program may employ a neutral stance during periods of non-trending markets.

     The program trades the Japanese yen, the Euro, Swiss franc and British pound. Because this program invests in a limited number of contracts, it may experience greater volatility than other JWH foreign exchange programs. The program began trading client capital in July 1996. Beginning July, 2001, the position size in relation to account equity was increased approximately 25%.

                                                       Assets Managed
Worldwide Bond Program                                March 31, 2004**
----------------------                                ----------------

Program Composition:                                     $71,624,477
    Interest Rates

**Assets under management for Worldwide Bond Program reflect Exclusive Fund Account assets which are also included in the Strategic Allocation Program. Assets under management for the Worldwide Bond Program also reflect a client account trading pursuant to this program.

     The Worldwide Bond Program seeks to capitalize on intermediate term trends by investing in the long-term portion of global interest rate markets. The program may take a neutral stance during periods of non-trending markets.

     Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest-rate markets of major industrialized countries. Due to the limited number of markets traded, this program may be less diversified than other JWH programs. Beginning in March 2000, the position size in relation to account equity was increased by approximately 25%, and increased an additional 20% commencing in June 2000. The two changes represent an overall position size increase of 50% since March 2000. The quantitative model underlying the program was not changed. The program began trading client capital in July 1996.

Currency Strategic Allocation Program

     The Currency Strategic Allocation Program accesses JWH's currency programs as well as the models for individual foreign exchange markets within JWH's non-currency programs to trade a broadly diversified portfolio of world currencies. Any and all of JWH's three currency only programs (described above) or trading models for currencies used in its six other investment programs may be employed or combined in this program. Its objective is capital appreciation with reduction of the volatility and risk of loss typically associated with investment in one JWH currency-only investment program. Allocations among programs and the selection of models are made at the discretion of the Investment Policy Committee in a manner similar to that applied to the Strategic Allocation Program. However, the timing and methods used for allocations in this program may not correspond to allocation changes in the Strategic Allocation Program. Maximum exposure to any one currency market will be 30%; discretionary adjustments to position size in relation to account equity can range from 50% to 200% of standard trading levels set annually by the Investment Policy Committee. The program began trading client capital in November, 2002. As of March 31, 2004, this program managed $30,126,347 in assets.

Strategic Allocation Program

     Pursuant to its Strategic Allocation Program, JWH can make various discretionary trading adjustments for the accounts of those funds employing that program, including ongoing allocations and reallocations of fund assets among the investment programs and periodic position size in relation to account equity adjustments.


[Flow Chart -
Strategic Allocation
Program Construction]


JWH Program Selection

     JWH's nine distinct individual programs and one multi-program composite are all available to the JWH Strategic Allocation Program (JWH operates two multi-program composites). As of March 31, 2004, seven programs -- listed above at page 4 -- were being used for the Fund. As of March 31, 2004 this program managed $1,395,856,631 in assets.

     The Strategic Allocation Program is not a systematic or even a formalized strategy for selecting combinations of JWH programs. On the contrary, program selections and the size of the allocations among them are made entirely by the subjective, collective judgment of certain JWH principals. From time to time, these principals consider a wide range of different factors in deciding which programs to use for the Fund. There is no way to predict which programs will be used or what allocation of the Fund's assets will be made among the various programs chosen at any given time or over time. It is also not possible to predict which factors the JWH principals may consider in selecting any individual program or program combination.


     There is no maximum allocation that may be made to any particular trading program, but JWH does not expect any allocation to exceed 25% of the Fund's total trading level (which may range from 50% to 150% of the Fund's Net Assets).

Position Size in Relation to Account Equity
Considerations

     The larger the Fund's market commitment (generally equivalent to the face amount of the positions held) in relation to its assets, the higher the position size in relation to account equity at which the Fund is said to be trading. In general, the larger the Fund's market commitment, the greater the profit potential as well as risk of loss. JWH adjusts the Fund's market commitment to levels which JWH believes are consistent with the Fund's desired internal risk/reward profile. For example, in volatile markets, JWH might decide -- in order to reduce market exposure and, accordingly, the risk of loss, but with a corresponding decrease in profit potential -- that the positions ordinarily appropriate for a $50 million Fund allocation are all a $75 million allocation should acquire. On the other hand, market factors might cause JWH to decide -- in order to increase market exposure and, accordingly, profit potential as well as risk of loss -- that the positions ordinarily indicated for a $75 million allocation are appropriate for a Fund allocation of only $50 million.

     At certain times -- such as after substantial gains in several of the programs -- JWH may conclude that the Fund's portfolio offers more risk than reward. If so, JWH may reduce the Fund's market commitment, both taking profits and controlling risk. Conversely, JWH may commit more than the total assets of the Fund to the markets if the profit potential seems to justify the added risk.

John W. Henry & Company, Inc.

Background

     John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the State of California as John
W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH reincorporated in Florida in 1997. JWH's offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431-4931, (561) 241-0018. JWH's registration as a Commodity Trading Advisor ("CTA"; a person which directs the trading of futures accounts for clients, including commodity pools) became effective in November 1980. JWH is a member of the NFA in this capacity.

     For a description of the principals of JWH, see "JWH Principals" beginning at page 57.

Trading Strategy

     The following description of JWH's trading strategy relates to JWH generally and not to the Fund itself.

General

     JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. JWH has approximately $2.4 billion of assets under management and has developed a sophisticated investment management infrastructure to support its business lines. As of the date of this Prospectus, JWH operates nine distinct individual programs and two multi-program composites. Multiple programs can dampen volatility. The programs offer access to markets that might otherwise not be represented in a typical investment portfolio.

JWH Investment Philosophy

     Since the firm's founding, John W. Henry & Company, Inc. has employed systematic and analytical methods based on the principle that market prices, which may at first seem random, are actually related through time in complex, nonlinear ways. They are also based on JWH's fundamental belief that market prices simply reflect participants' expectations and reactions to changing market dynamics. It is these market prices which determine JWH's entry and exit from markets.

The JWH View of Markets and Trends

     Analyzing historical data, JWH's models reveal that market adjustments sometimes form price trends. JWH believes there is an inherent return opportunity by participating in price movement trends, in the volatile and uncertain currency, financial and commodity markets. JWH does not try to predict trends. Instead

JWH participates in dominant trends that its models have identified. While confirmation of a trend's existence is sought through a variety of statistical measures, no one can know a trend's beginning or end until it becomes a matter of historical record. Since a trend can be either rising or falling, JWH does not have a bias. Once a JWH position is established in a trend, no pre-set price target is established.

Prices -- The Foundation of JWH Analysis

     At JWH the understanding of the nature of markets is based on the hypothesis that people's expectations adjust at different times and manifest themselves in long-term price trends. These trends can be analyzed and exploited in JWH's investment decision process.

     A second hypothesis is that prices eventually will reflect all relevant information. That is, anything that could possibly affect the market price of a commodity or financial instrument - including fundamental, political, or psychological factors - will be reflected in the price of that commodity or instrument eventually. Initially, prices may over- or under-react to new information. In addition, price signals can be noisy and may have to be filtered to discover the underlying true information. Nevertheless, a study of market price, rather than market fundamentals, is the foundation for JWH's analysis.

Trends

     JWH research is based on the belief that prices move in trends that are highly complex and difficult to identify. As a corollary to that premise, trends often last longer than most market participants foresee.

     JWH models do not follow singular movements in price, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity. JWH trades with a money management perspective.

Preserving Capital

     Given the noisy nature of price data, all market signals may not lead to profitable trades. Hence, significant emphasis is placed on risk management techniques to minimize the losses on any particular trade on the portfolio as a whole. Stop-losses are used and managed in a proprietary manner to balance the potential loss in any trade versus the opportunity for maximum profit. Depending on the model used, risk may be managed through variable position size or risk levels for any market. Additionally, modern portfolio techniques are used to construct the overall portfolio for a given program. These techniques will account for the volatility and correlation for markets as well as behavior during specific market extremes. Portfolio adjustments will be made to account for systematic changes in the relationships across markets. Portfolios are managed to meet longer-term risk and volatility tolerances. Risk management on a market basis accounts for volatility and the fact that markets may turn against the prevailing trend. While JWH is looking for longer-term trends, the preservation of capital is paramount. If a predetermined amount of capital is lost, positions will be closed regardless of fundamental market conditions. Unlike some managers, such as traditional equity or fixed income managers, JWH does not manage or seek to perform against a natural benchmark, such as an index of performance. JWH seeks to generate returns in all market conditions.

     In markets with short-term volatility or where no trends exist - conditions which can result in flat or negative performance - JWH strives to preserve capital. Some of the JWH programs may take a neutral position (exit a market) rather than risk trading capital. While there can be no guarantee against losses, the JWH trading discipline is designed to preserve capital while waiting for opportunities where programs generate profits over longer periods of time.

Disciplined Investment Process

     JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process. By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unswayed by judgmental bias. The discretionary elements of the programs are described under "-- Implementing the Program" at pages 54-55.


                            How JWH Can Make Money


[Flow Chart - How JWH Can Make Money]


Detecting Price Trends

     JWH's well-researched investment process uses a consistent approach whose fundamental principles have not changed over the life of the firm. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH's trading models seek to identify signals by separating short-term market noise from relevant information and locating a directional opportunity that has favorable risk characteristics. Prices are an aggregate of market information. JWH considers the price paid to be the sum of the signal plus "noise", where the signal is the trend information and the "noise" is market volatility.

     The JWH program portfolios consist of the market positions selected by the models to capitalize on market trends with the goal of generating solid returns.

     In practice, this systematic process may dictate that JWH close positions with a loss in order to provide downside protection, but it also may ensure the discipline to stay in markets that are stable for long periods of time in order to achieve possible long-term gain for investors. In either case, JWH investment decisions reflect the JWH trading models' assessment of the market itself, not an emotional response to recent economic or political data.

Adapting to Changing Market Conditions

     JWH maintains an absolute commitment to consistent portfolio construction and program integrity. JWH has never been persuaded to change the elements of the portfolios by short-term performance, although adjustments may be made over time. Nor, over the years, has JWH changed the basic methodologies that identify signals in the markets. JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns.

     The JWH investment process is dynamic, involving periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, position size, effective trade execution, capacity and entry into new markets - all of which depend on professional experience and market knowledge. This gives the potential to profit in rising or declining markets. These changes, which take place over time, are made in the context of JWH's underlying principles. Overall, the JWH approach is disciplined and non-predictive.

Research and Trading

     Working in a collaborative effort with JWH's traders and the IPC, the work of the firm's Research Department includes examining profit opportunities in markets not currently traded by JWH programs, and new instruments as they become available. Research refines risk management techniques and monitors capacity.

     JWH's experienced traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made. Trades are executed by teams, with each member of the team fully responsible for the trade's fulfillment, and are recorded and reviewed for strict adherence to procedures.

     Once those trades are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

     Depending on market conditions, order size and other factors, traders will decide to execute a trade using a particular order type, which may include "market price," "market-at-discretion" or "market limit." Whether entering or exiting the markets, trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.

Implementing the Program

     The first step in the JWH investment process is the identification of sustained price movements -- or trends -- in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. JWH focuses on attempting to implement a trading methodology which identifies a majority of the significant, as opposed to the more numerous small, price trends in a given market.

     JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others -- those where a profitable trend continues -- are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only 30% to 40% of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall.

     The greatest cumulative percentage decline in daily net asset value which JWH has experienced in any single program was nearly 60% on a composite basis since its inception. Prospective investors in the Fund should understand that similar or greater drawdowns are possible in the future.

     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 80 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

     Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.

     JWH at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events. Subjective aspects of JWH's quantitative models also include the determination of the size of the position in relation to account equity, when an account should commence trading, markets traded, contracts and contract month selection, and effective trade execution.

     JWH intends to implement electronic trading on behalf of its client accounts in the near future. JWH believes that electronic trading will provide a faster method of accessing the variety of markets that it trades than the traditional method of placing trade orders over the telephone. Electronic trading provides for greater order execution risk controls to be incorporated into electronic order placement which should reduce the potential for errors during the order placement process. Electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace and it will also prevent miscommunication of instructions between JWH and the executing brokers. Trade processing efficiency is another key benefit to electronic trading.

     JWH places futures trades for all accounts that its manages, as well as for the accounts of JWH and Mr. Henry, as "bunched orders" or "block orders", in which trades for all accounts are placed for execution in a group or bunch, and then are allocated to individual accounts when the order has been completed or at the end of the trading day. This process improves the efficiency of trade placement, and is intended to provide better pricing and execution of orders for all accounts. JWH provides the brokerage firms with allocated fills pursuant to JWH's allocation methodology. JWH will make available to the Fund upon request (1) the general nature of the allocation methodology JWH uses; and (2) summary or composite execution and allocation data sufficient for the Fund to compare the results of execution and allocation for its account with those for the accounts of comparable customers and any proprietary account participating in the bunched order process. JWH is obligated to make all post-order allocations fair and equitable, so that no account or group of accounts consistently receives favorable or unfavorable treatment. In addition, JWH's allocation methodology must be sufficiently objective and specific to permit independent verification of the fairness of the allocation and reconstruction of the allocation methodology. Forward contracts in foreign currencies are handled differently. JWH's prime brokerage arrangement with Bank of America provides for currency forwards to be averaged before they are rolled forward, so that all accounts receive the same fill price.

Program Modifications

     Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of position size in relation to account equity employed. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

     All cash in a JWH investment program is available to be used to trade in a JWH program. The amounts committed to margin will vary from time to time. As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. MLAI will generally not be informed of any such changes.

Adjusting the Size of the Positions Taken

     Adjustments to the size of positions taken in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust position size in relation to account equity in certain markets or entire programs. Such adjustments may be made at certain times for some accounts but not for others. Factors which may affect the decision to adjust position size in relation to account equity include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance, and will alter risk exposure for an account. Position size in relation to account equity adjustments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is given that such adjustments will be to the financial advantage of investors in the Fund. JWH reserves the right, at its sole discretion, to adjust its position size in relation to account equity policy without notification to MLAI.

Addition, Redemption and Reallocation of
Capital for Commodity Pool or Fund Accounts

     Investors purchase or redeem Units at Net Asset Value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the Fund's equity on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions and redemptions at a Net Asset Value that will be the same for each of these transactions, and to eliminate possible variations in Net Asset Values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with Fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Physical and Cash Commodities

     JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price. The CFTC does not regulate cash transactions, which are subject to the risk of counterparty failure and inability or refusal to perform with respect to such contracts.

The Joint Venture Agreement

     The advisory arrangement between the Fund and JWH is a joint venture, a general partnership structure. The Joint Venture Agreement establishing the joint venture terminates December 31, 2003, subject to automatic one-year renewals, on the same terms, unless either the Fund or JWH elects not to renew.

     The Fund has agreed to indemnify JWH and related persons for any claims or proceedings involving the business or activities of the Fund, provided that the conduct of such persons does not constitute gross negligence, misconduct or breach of the Joint Venture Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

     JWH and related persons will not be liable to the joint venture, the Fund or any of the partners in connection with JWH's management of the Fund's assets except (i) by reason of acts or omissions in breach of the Joint Venture Agreement, (ii) due to their misconduct or negligence, or (iii) by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund. Mr. John W. Henry will not be liable except for his fraud and willful misconduct.

     JWH has invested $100,000 in the joint venture.

JWH Principals

     The following are the principals of JWH:

     Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH. Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors. JWH's corporate officers, rather than Mr. Henry, manage JWH's day-to-day operations. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and used by JWH in managing client accounts. Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida and Boston, Massachusetts.

     Mr. Henry has served on the Boards of Directors of the Futures Industry Association ("FIA"), the National Association of Futures Trading Advisors ("NAFTA"), and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. Since the beginning of 1987, he has devoted, and will continue to devote, a substantial amount of time to business other than JWH and its affiliates. From January 1999 until February 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC. Effective February 2002, Mr. Henry is Principal Owner of New England Sports Ventures, LLC (the "LLC"), which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park. He holds comparable positions with the individual business entities engaged in these activities. Mr. Henry is regularly involved in the businesses of the LLC with professional management of the Red Sox (including its president and chief executive officer) and of the other LLC entities.

     Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. Prior to joining JWH in January 1994, Mr. Mitchell was a partner at Chapman and Cutler, in Chicago, where he headed the law firm's futures law practice from August 1983 to December 1993. He also served as General Counsel of the Managed Funds Association ("MFA") and General Counsel of NAFTA. Mr. Mitchell is currently a director of the MFA and a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee. In addition, he has served as a member of the NFA Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules, the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

     Mark S. Rzepczynski, Ph.D., is President and Chief Investment Officer of JWH and a member of JWH's Investment Policy Committee. He is responsible for the day-to-day management of the firm. Dr. Rzepczynski is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH. He was Senior Vice President, Research & Trading, at JWH from May 1998 through December 2001. Prior to joining JWH in May 1998, Dr. Rzepczynski was vice president and director of taxable credit and quantitative research in the fixed-income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed-income funds. From April 1993 to April 1995, Dr. Rzepczynski was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski is a board member of the FIA. Dr. Rzepczynski has a B.A. cum laude in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

     Mr. Matthew J. Driscoll is a senior vice president, trading, chief trader, and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. He has played a major role in the development of JWH's 24-hour trading operation. Mr. Driscoll attended Pace University.

     Mr. Kevin S. Koshi is senior vice president, proprietary trading and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

     Mr. David M. Kozak is a senior vice president, general counsel, and secretary to the corporation at JWH. He is also a principal of JWH Investment Management, Inc. and Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak had been a partner at the law firm of Chapman and Cutler from 1989, where he concentrated in commodity futures law, with an emphasis in the area of commodity money management. Mr. Kozak is currently chairman of MFA's Government Relations Committee. He is also a member of the NFA's Membership Committee, Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-Tiered Regulatory Approach to NFA Rules. He is also chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. Mr. Kozak formerly served as the secretary and a director of the MFA and as a member of that organization's Executive Committee. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

     Mr. Kenneth S. Webster, CPA is a senior vice president and chief operating officer. He is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., and JWH Securities, Inc. He is responsible for firm wide operations including management of the investment support, finance, information technology and administration departments. Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994. From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice. Mr. Webster received a BBA in Accounting from Pace University.

     Mr. William S. Dinon is a vice president, director of national sales. He is responsible for global retail distribution, broker/dealer support and general business development. He is also a principal of JWH Securities, Inc. Prior to joining JWH in August 2002, Mr. Dinon was a senior vice president and national sales manager for Evergreen Investment Management Services institutional mutual fund group from January 2000 through May 2001 (Evergreen Investment Management Services is owned by Wachovia Bank). Also, while at Evergreen, he served as director of sales and marketing for institutional separately managed accounts from August 1997 to January 2000. Before joining Evergreen, Mr. Dinon was vice president of institutional sales at Wilmington Trust Company from 1993 through 1997. Mr. Dinon received a BA in Economics from Shippensburg University.

     Mr. Jules Staniewicz is a vice president, senior strategist and research manager for JWH, and a member of the JWH Investment Policy Committee. Since joining JWH in March 1992, Mr. Staniewicz has held positions of increasing responsibility at the firm. These include long-term strategic planning, areas of trading and investment strategies, and business development. Mr. Staniewicz received a B.A. in Economics from Cornell University.

     Mr. Edwin B. Twist is a member of the JWH Board of Directors. He is also a principal of JWH Investment Management, Inc. Mr. Twist joined JWH as internal projects manager in 1991 and has been a director since 1993. His responsibilities include assisting with internal projects.

     The additional principals of JWH have the following titles: Andrew D. Willard, vice president, information technology; and Ted A. Parkhill, vice president, marketing.

The Investment Policy Committee

     The Investment Policy Committee ("IPC") is a senior-level advisory group, broadly responsible for evaluating and overseeing the firm's trading policies. The IPC provides a forum for shared responsibility and meets periodically to discuss issues relating to implementation of the firm's investment process and its application to markets, including research on new investments and strategies in relation to the trading models JWH employs. Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles, and new product and market strategies. The IPC also makes the discretionary decisions concerning investment program selection, asset allocation and position size in relation to account equity for the Strategic Allocation Program and the Currency Strategic Allocation Program. Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time. The chairman participates in all IPC meetings and decisions. The IPC does not make day-to-day trading decisions.

     Allocation or commitment changes made by the IPC can have an impact on performance. Since JWH does not manage to a natural or other specific benchmark, measuring this value added is harder than for managers who do have a natural benchmark (like the S&P 500 for large-cap stock managers). Since no standard or default program allocation exists, measuring the effect of each change was undertaken. In order to do so, at the point of the first change (and each subsequent change), a comparison of how the portfolio would have done without the changes was compared to a portfolio with the changes. To do that, daily performance of the JWH programs was compounded with the two allocations (previous IPC-recommended percentages and new IPC-recommended percentages) for the period until the next change was made. The results of the two portfolios' ending values were compared. This process was repeated for each of the eleven changes (with the terminal point of the latest change being January 26, 2004). For that period, the total value added was 3.0% (a 0.38% annualized rate). Another way to measure the effect of the changes would be to run a portfolio assuming the IPC-recommended changes were never made, and compare that to the portfolio with the changes. In this case, the IPC value added from inception (July 15, 1996) through March 31, 2004 was 36.1% (a 4.05% annualized rate).

Merrill Lynch Alternative
Investments LLC

Background and Principals

     Merrill Lynch Alternative Investments LLC, the successor to MLIM Alternative Strategies LLC, is an indirect wholly-owned subsidiary of Merrill Lynch & Co. MLAI and its affiliates create, manage and distribute a variety of alternative investments, including hedge funds, private equity, managed futures and exchange funds. Their capabilities in this field of investment date back as far as 1986 through their predecessor organizations. MLAI has dedicated a group of professionals to the manufacturing and distribution of these fund products to institutional and individual high net worth clients worldwide. They are supported by a fully-integrated business organization possessing investment and risk management, sales, marketing, legal, operations, fund accounting and administration, technology interfaces and client reporting capabilities.

     The following are the principal officers and the managers of the General Partner.

Robert M. Alderman        Chief Executive Officer, President
                          and Manager
Steven B. Olgin           Vice President, Chief Operating
                          Officer and Manager
Michael L. Pungello       Vice President and Chief Financial
                          Officer

     Mr. Robert M. Alderman was born in 1960. Mr. Alderman is a Managing Director of Merrill Lynch Global Private Client and Chief

Executive Officer, President and Manager of the General Partner. He is responsible for coordinating a global sales effort and managing the retail product line, which includes hedge funds, private equity opportunities, managed futures funds and exchange funds. Prior to re-joining Merrill Lynch and the International Private Client Group in 1999, he was a partner in the Nashville, Tennessee based firm of J.C. Bradford & Co. where he was the Director of Marketing, and a National Sales Manager for Prudential Investments. Mr. Alderman first joined Merrill Lynch in 1987 where he worked until 1997. During his tenure at Merrill Lynch, Mr. Alderman has held positions in Financial Planning, Asset Management and High Net Worth Services. He received his Masters of Business Administration from the Carroll School of Management Boston College and a Bachelor of Arts from Clark University.

     Steven B. Olgin was born in 1960. Mr. Olgin is Vice President, Chief Operating Officer and a Manager of the General Partner. He joined the General Partner in July 1994 and became a Vice President in July 1995. From 1986 until July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin. In 1982, Mr. Olgin graduated from The American University with a Bachelor of Science in Business Administration and a Bachelor of Arts in Economics. In 1986, he received his Juris Doctor from The John Marshall Law School. Mr. Olgin is a member of the Managed Funds Association's Government Relations Committee and has served as an arbitrator for the National Futures Association. Mr. Olgin is a member of the Illinois bar.

     Michael L. Pungello was born in 1957. Mr. Pungello is Vice President and Chief Financial Officer of the General Partner. He was First Vice President and Senior Director of Finance for Merrill Lynch's Operations, Services and Technology Group from January 1998 to March 1999. Prior to that, Mr. Pungello spent over 18 years with Deloitte & Touche LLP, and was a partner in their financial services practice from June 1990 to December 1997. He graduated from Fordham University in 1979 with a Bachelor of Science in Accounting and received his Master of Business Administration in Finance from New York University in 1987.

MLPF&S

     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a Delaware corporation, is the exclusive clearing futures broker for the Fund and is registered with the U.S. Commodity Futures Trading Commission ("CFTC") as a Futures Commission Merchant ("FCM"). MLPF&S is a clearing member of the Chicago Board of Trade and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, MLPF&S has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. MLPF&S maintains its principal place of business at Four World Financial Center, New York, NY 10080.

     The Customer Agreement between MLPF&S and the Fund provides that MLPF&S will not be liable except for actions constituting negligence or misconduct, nor for actions taken by it in compliance with instructions given by JWH.

Litigation

JWH Litigation

     There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH or its principals.

Merrill Lynch Litigation

     There have been no administrative, civil or criminal actions, whether pending or concluded, against Merrill Lynch or any of its individual principals during the past five years which would be considered "material" as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC, except as described below.

     On April 6, 2000, MLPF&S consented to an Order Instituting Administrative Proceedings, Making Findings of Fact, Issuing a cease-and-desist order, and Imposing Remedial Sanctions by the SEC, in a matter captioned, "In the Matter of Merrill Lynch, Pierce, Fenner & Smith Incorporated," SEC Administrative Proceeding File No. 3-10180, pursuant to which MLPF&S, without admitting or denying the allegations against it, consented to a finding by the SEC that MLPF&S had willfully violated Sections 17(a)(2) and 17(a)(3) of the Securities Act. MLPF&S agreed to cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act, and to pay a total of $5.6 million in penalties and other payments.

     On May 21, 2002, MLPF&S, with no admission of wrongdoing or liability, agreed to pay $48 million to the State of New York, $50 million to the remaining states, Washington, D.C. & Puerto Rico and $2 million to NASAA relating to an investigation conducted by the NY Attorney General concerning research practices.

     On March 19, 2003, Merrill Lynch & Co., Inc., the parent company and an approved person of MLPF&S, consented to an injunctive action instituted by the SEC. In its complaint, the SEC alleged that, in 1999, Merrill
Lynch aided and abetted Enron Corp.'s ("Enron") violations of Sections 10(b), 13(a), 13(b)(2) and 13(b)(5) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-3 and 13b2-1 thereunder, as a result of Merrill Lynch engaging in certain year-end transactions designed and proposed by Enron. Without admitting or denying the allegations, Merrill Lynch consented to the entry of an injunction enjoining it from violating the above-referenced provisions, and agreed to pay disgorgement, penalties and interest in the amount of $80 million. In its release announcing the settlement, the Commission acknowledged that in agreeing to resolve this matter on the terms described above, the Commission took into account certain affirmative conduct by Merrill Lynch.

     In April 2003, MLPF&S entered into a settlement with the SEC, the National Association of Securities Dealrs (the "NASD") and the New York Stock Exchange (the "NYSE") as part of a joint settlement with the SEC, the NASD and the NYSE arising from a joint investigation by the SEC, the NASD and the NYSE into research analysts conflicts of interests. Pursuant to the terms of the settlement with the SEC, NASD and NYSE, MLPF&S, without admitting or denying the allegations, consented to a censure. In addition, MLPF&S agreed to a payment of (I) $100 million, which was offset in its entirety by the amount already paid by MLPF&S in the related proceeding with the State of New York and the other states (II) $75 million to fund the provision of independent research to investors; and (III) $25 million to promote investor education. The payments for the provision of independent research to investors and to promote investor education are required to be made over the course of the next five years. MLPF&S also agreed to comply with certain undertakings.

Conflicts of Interest

General

     Neither MLAI nor JWH has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how MLAI or JWH resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other MLAI or JWH clients.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by MLAI and/or JWH in a manner which causes the Fund losses. The value of a limited partner's investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

     Although the following conflicts of interest are present in the operation of the Fund, MLAI does not believe that they are likely to have a material adverse effect on its performance. This belief is based on a number of factors, including the following.

(i) JWH trades all similarly situated MLAI accounts in parallel, placing block orders which are allocated among the MLAI accounts pursuant to pre-established procedures. Consequently, JWH has little opportunity to prefer another MLAI client over the Fund.

(ii) MLPF&S simply receives and executes JWH's block orders based on pre-established procedures. MLPF&S has no ability in allocating positions to favor one account over another.

(iii) JWH charges all similar accounts the same fees.

(iv) MLAI, as a fiduciary, is prohibited from benefiting itself at the expense of the Fund.

     In MLAI's view, the most important conflict of interest relating to the Fund is that the business terms applicable to Merrill Lynch's dealings with the Fund were not negotiated when they were initially established. These business terms are described in detail in this Prospectus in order to give prospective investors ample opportunity to accept or reject such terms. However, it may be difficult for investors to assess, for example, the extent of the adverse impact which the high level of the Fund's brokerage commissions has on its long-term prospects for profitability.

MLAI

     MLAI organized and controls the Fund. MLAI and its affiliates are the primary service providers to the Fund and will remain so even if using other firms might be better for the Fund. Futures trading is highly competitive. To the extent that Merrill Lynch entities continue to be retained by the Fund despite providing non-competitive services, the Fund's performance is likely to be negatively impacted.

     MLAI allocates its resources among a number of different funds. MLAI has financial incentives to favor certain funds over others.

     The business terms of the Fund -- other than the Management Fees and Profit Shares due to JWH which were negotiated, and were renegotiated effective October 1, 2000, between MLAI and JWH -- were not negotiated. MLAI unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to MLAI.

     MLAI's interest in maximizing its revenues could cause it to take actions which are detrimental to the Fund in order to increase MLAI's income from the Fund or decrease its costs in sponsoring the Fund. Also, because MLAI does not have to compete with third parties to provide services to the Fund, there is no independent check on the quality of such services.

MLPF&S

General

     MLPF&S executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Fund, causing the Fund to pay higher prices for its positions.

     Many MLPF&S clients pay lower brokerage rates than the Fund. Brokerage commissions are a major drag on the Fund's performance, and the cumulative effect of the higher rates paid by the Fund is material.

     MLPF&S must allocate its resources among many different clients. MLPF&S has financial incentives to favor certain accounts over the Fund. Because of the competitive nature of the markets in which the Fund trades, to the extent that MLPF&S prefers other clients over the Fund, the Fund is likely to incur losses.

     MLPF&S does not have to compete to provide services to the Fund; consequently, there is no independent check on the quality of its services.

JWH

General

     JWH manages many accounts other than the Fund. Consequently, JWH may devote fewer resources to the Fund's trading than JWH otherwise might, to the detriment of the Fund.

     Mr. Henry devotes a substantial portion of his business time to ventures other than managing the Fund, including ventures unrelated to futures trading. The Fund may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading. From time to time certain JWH staff members may provide support services for Mr. Henry's other business ventures. Those principals and others who supervise and manage JWH staff supporting other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to JWH and duties or commitments involving such other business ventures.

     JWH may not be willing to make certain highly successful programs available to the Fund due to the Fund's expense level or other reasons.

     The less successful the programs chosen for the Fund by JWH, the less successful the Fund will be. If JWH does not make certain programs available to the Fund for reasons other than what JWH considers to be the Fund's best interests, the Fund will suffer.

Financial Incentives to Disfavor the Fund

     The Profit Shares received by JWH are based on the Fund's overall performance, not the performance of any individual program. JWH could increase the Profit Shares it could receive from some programs included in the Strategic Allocation Program by using them on a stand-alone basis for clients other than the Fund.

     If the Fund has losses, JWH may have an incentive to prefer other clients because JWH could begin to receive incentive compensation from such clients without having to earn back any losses.

     Any action which JWH takes to maximize its revenues by disfavoring the Fund, either in respect of the resources devoted to its trading or the programs selected for it, could adversely affect the Fund's performance, perhaps to a material extent.

     In selecting the programs for the Fund, JWH has an opportunity to promote new programs, even if such programs are not yet proven in managing client assets and may cause significant losses to the Fund.

Financial Advisors

     Financial Advisors are the individual Merrill Lynch brokers who deal directly with Merrill Lynch clients. Financial Advisors are compensated, in part, on the basis of the amount of securities commissions which they generate from client transactions. Financial Advisors receive initial selling commissions and ongoing compensation on the Units they sell and have a financial incentive to encourage investors to purchase and not to redeem their Units.

Proprietary Trading

     MLAI, its affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Such persons may take positions which are the same as or opposite to those held by the Fund.

     JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH and Mr. Henry may take positions that are the same as or opposite to client positions, due to testing a new quantitative model or investment program, an allocation system, and/or trading pursuant to individual discretionary methods. Trades for the accounts of JWH and Mr. Henry may on occasion receive better fills than client accounts. Records for these accounts will not be made available to limited partners.

     Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. Records of these accounts will not be made available to limited partners.

     Records of proprietary trading will not be available for inspection by limited partners.

     Proprietary trading by MLAI or its officers or employees or JWH or Mr. Henry could, if substantial in size and conducted in the same markets traded by the Fund, cause losses for the Fund by increasing the cost at which it must acquire and liquidate positions. Over time, the losses resulting from such increased prices could make it difficult for the Fund to earn profits even if its trading were otherwise successful.

Transactions Between Merrill
Lynch and the Fund

     All of the service providers to the Fund, other than JWH, the Fund's independent auditors and outside counsel to Merrill Lynch are affiliates of Merrill Lynch. Merrill Lynch negotiated with JWH over the level of its advisory fees and Profit Shares. However, none of the fees paid by the Fund to any Merrill Lynch party were negotiated, and they are higher than would have been obtained in arm's-length bargaining.

     The Fund pays Merrill Lynch substantial Brokerage Commissions and Administrative Fees as well as bid-ask spreads on forward currency trades. The Fund also pays MLPF&S interest on short-term loans extended by MLPF&S to cover losses on foreign currency positions.

     Within the Merrill Lynch organization, MLAI is the direct beneficiary of the revenues received by different Merrill Lynch entities from the Fund. MLAI controls the management of the Fund and serves as its promoter. Although MLAI has not sold any assets, directly or indirectly, to the Fund, MLAI makes substantial profits from the Fund due to the foregoing revenues.

     No loans have been, are or will be outstanding between MLAI or any of its principals and the Fund.

     MLAI pays substantial selling commissions (3% of the subscription price of Units) and trailing commissions (2% per Unit annually of the average month-end Net Asset Value per Unit, beginning in the thirteenth month after a Unit is sold) to MLPF&S for distributing the Units. MLAI is ultimately paid back for these expenditures from the revenues it receives from the Fund.

     Descriptions of the dealings between the Fund and Merrill Lynch are set forth under "Selected Financial Data," "Interest Income Arrangements" and "Analysis of Fees and Expenses Paid by the Fund."

Summary of the Limited
Partnership Agreement

     The Fund's Limited Partnership Agreement effectively gives MLAI, as general partner, full control over the management of the Fund. Limited partners have no voice in its operations. In addition, MLAI in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of MLAI), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of negligence or misconduct and that MLAI determined that such conduct was in the best interests of the Fund.

     Although as limited partners, investors have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not to have the business terms of the Fund changed in a manner which increases the compensation received by MLAI or its affiliates without their unanimous consent.

     Limited partners' voting rights extend to any proposed change in the Limited Partnership Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of MLAI. Limited partners also have the right to call meetings of the Fund in order to permit limited partners to vote on any matter on which they are entitled to vote, including the removal of MLAI as general partner of the Fund.

     Limited partners or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as limited partners in the Fund, during normal business hours upon reasonable written notice to MLAI. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such limited partners represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such limited partners' interest in the Fund.

     The Limited Partnership Agreement contains restrictions on MLAI's ability to raise Brokerage Commissions, Administrative Fees and other revenues received by Merrill Lynch from the Fund, as well as certain other limitations on the various conflicts of interest to which MLAI is subject in operating the Fund.

     The Limited Partnership Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to limited partners who redeem at a profit.

     A limited partner may transfer or assign his Units in the Fund only upon prior written notice to MLAI and subject to approval of the assignee. MLAI will provide consent when it is satisfied that the transfer complies with applicable laws, and it has received an opinion of counsel that such transfer will not adversely affect the tax classification of the Fund as a partnership. An assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.

     The General Partner may amend the Limited Partnership Agreement in any manner not adverse to the limited partners without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes MLAI deems advisable so long as they do not change the basic investment policy or structure.

     The Fund has agreed to indemnify MLAI, as general partner, for actions taken on behalf of the Fund, provided that MLAI's conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

     1) a successful adjudication on the merits of each count alleged has been obtained, or

     2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

     4) in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

Tax Consequences

     In the opinion of Sidley Austin Brown & Wood LLP, the following summary of the tax consequences to United States taxpayers who are individuals is materially correct. Sidley Austin Brown & Wood LLP's opinion is filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

Partnership Tax Status of the Fund

     Both the Fund and the Fund/JWH joint venture are taxed as partnerships and do not pay federal income tax. Based on the income expected to be earned by the Fund and the Fund/JWH joint venture, neither will be taxed as a "publicly-traded partnership."

Taxation of Partners on Profits or Losses of the Fund

     Each partner must pay tax on his share of the Fund's income and gains. Such share must be included each year in a partner's taxable income whether or not such partner has redeemed Units. In addition, a partner may be subject to paying taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," below.

     The Fund provides each partner with an annual schedule of his share of tax items. The Fund generally allocates these items equally to each Unit. However, when a partner redeems Units, the Fund allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such Units.

Limited Deductibility of Fund Losses and
Deductions

     A partner may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a partner's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

Limited Deductibility for Certain Expenses

     Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley Austin Brown & Wood LLP has opined that the amount, if any, of the Fund's expenses which might be subject to this limitation should be de minimis. However, the IRS could take a different position. The Fund's Profit Share is structured as a priority allocation of the Fund's trading profits (if any) to JWH. The IRS could contend that the Profit Share should be characterized as an investment advisory expense. If the Profit Share were treated as an investment advisory expense, individual taxpayers would generally pay tax on $100 of net income and gain for every $80 of such income and gain allocable of their Units, and the Profit Share would be subject to limited deductibility.

     Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

Year-End Mark-to-Market of Open Positions

     Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options. Certain of the Fund's open positions are Section 1256 Contracts. Section 1256 Contracts which remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures and forwards are non-Section 1256 Contracts. Gain or loss on non-Section 1256 Contracts will be recognized when sold by the Fund and will be primarily short-term gain or loss.

Tax on Capital Gains and Losses; Interest
Income

     As described under "-- Year-End Mark-to-Market of Open Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 15% for gains recognized in taxable years beginning on or before December 31, 2008. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 35%.

     Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a limited partner would still be required to pay taxes on his share of the Fund's interest income.

     If an individual taxpayer incurs a net capital loss for a year, he may elect to carryback (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carryforward such losses indefinitely as losses on Section 1256 Contracts.

Syndication Expenses

     The Fund will pay any costs associated with the Units under this Prospectus. Ongoing offering expenses incurred by the Fund would constitute non-deductible syndication expenses. The IRS could also contend that a portion of the Brokerage Commissions paid to MLPF&S and/or the Administrative Fees paid to MLAI constitute non-deductible syndication expenses.

The 3% Employee Discount

     MLAI contributes 3% of the purchase date Net Asset Value per Unit to the Fund for each Unit purchased by Merrill Lynch officers and employees, except for Units purchased for the individual retirement accounts of such officers and employees. These officers and employees report the MLAI contribution as ordinary income in the year of purchase, and acquire a tax basis in their Units of 100% of the purchase date Net Asset Value of such Units.

Unrelated Business Taxable Income

     Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase Units with borrowed funds.

IRS Audits of the Fund and Its Partners

     The IRS is required to audit Fund-related items at the Fund level rather than at the partner level. MLAI or one of its affiliates will act as the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all partners may be required to pay additional taxes plus interest as well as penalties.

State and Other Taxes

     In addition to the federal income tax consequences described above, the Fund and the partners may be subject to various state and other taxes.

                             --------------------

                           PROSPECTIVE INVESTORS ARE
                          URGED TO CONSULT THEIR TAX
                           ADVISERS BEFORE DECIDING
                              WHETHER TO INVEST.

                             --------------------

Selling Commissions

     No selling commissions are paid from the proceeds of subscriptions. MLAI provides production credits to the Selling Agent on Unit sales. Production credits are internal bookkeeping entries, a percentage of which is paid by MLAI in cash to the Selling Agent.

     The Selling Agent receives initial production credits of 3% of the purchase price of all Units. However, no initial production credits are provided on sales of Units to officers and employees of Merrill Lynch at 97% of Net Asset Value.

     MLAI also provides ongoing production credits on Units which remain outstanding for more than twelve months. Ongoing production credits paid on Units sold by Financial Advisors registered with the CFTC and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Funds Examination equal 2% per annum of the average month-end Net Asset Value per Unit, beginning in the thirteenth month after sale.

     In the case of Units sold by Financial Advisors who are not CFTC registered and Series 3 or 31 qualified, ongoing compensation will be paid equal to 2% per annum of the average month-end Net Asset Value per Unit, beginning in the thirteenth month after sale, but (when added to the 3% initial selling commissions paid on Units) is limited to 10% of the initial sales price of the Units. The maximum aggregate amount of such compensation with respect to the maximum offering proceeds is estimated at $78,664,159, or 6.5% of the proceeds.

     Certain of the offering expenses paid by MLAI might be deemed to constitute costs properly allocated to the account of MLPF&S. Such costs will, for example, cover the expenses of producing a selling brochure. Such costs are estimated at approximately $244,500, and in no event shall the aggregate amount of (i) such costs and (ii) selling commissions exceed, over the life of the Fund, 10% of the gross proceeds of the offering of the Units.

     No sales to discretionary accounts of the Selling Agent will be made without the prior specific written approval of the customer.

     In the Selling Agreement, JWH and MLAI have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur as a result of their respective conduct in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

Lawyers; Accountants

     Sidley Austin Brown & Wood LLP, New York, New York and Chicago, Illinois, has advised MLAI and MLPF&S on the offering of the Units. Sidley Austin Brown & Wood LLP drafted the section titled "Tax Consequences."

     The balance sheet of MLAI as of January 1, 2004 to March 31, 2004 included herein has not been audited by Deloitte & Touche LLP. The balance sheet of MLAI as of December 26, 2003 and the consolidated financial statements of the Fund as of December 31, 2003 and 2002, and for the years ended December 31, 2003, 2002 and 2001 included herein have been audited by Deloitte & Touche LLP.


Financial Statements

                                                                                                                 Page

ML JWH Strategic Allocation Fund L.P.

Unaudited Financial Statements:
------------------------------
   Consolidated Statements of Financial Condition as of March 31, 2004 (Unaudited) and
   December 31, 2003.............................................................................................. 72
   Consolidated Statements of Operations (Unaudited) For the Three Months Ended March 31,
   2004 and March 31, 2003........................................................................................ 73
   Consolidated Statements of Changes in Partners' Capital (Unaudited) For the Three Months Ended March 31,
   2004 and 2003 ................................................................................................. 74
   Notes to Consolidated Financial Statements (Unaudited)......................................................... 75
Audited Financial Statements:
----------------------------
   Independent Auditors' Report................................................................................... 77
   Consolidated Statements of Financial Condition as of December 31, 2003 and 2002................................ 78
   Consolidated Statements of Operations For the Years Ended December 31, 2003, 2002 and 2001..................... 79
   Consolidated Statements of Changes in Partners' Capital For the Years Ended December 31,
   2003, 2002 and 2001............................................................................................ 80
   Consolidated Financial Data Highlights For the Year Ended December 31, 2003.................................... 81
   Notes to Consolidated Financial Statements..................................................................... 82


Merrill Lynch Alternative Investments LLC

Unaudited Financial Statements:
------------------------------
   Balance Sheet as of March 31, 2004 (Unaudited)................................................................. 87
   Notes to Balance Sheet (Unaudited)............................................................................. 88
Audited Financial Statements:
----------------------------
   Independent Auditors' Report................................................................................... 90
   Balance Sheet as of December 26, 2003.......................................................................... 91
   Notes to Balance Sheet......................................................................................... 92




  Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                                ---------------


                                           ML JWH STRATEGIC ALLOCATION FUND L.P.
                                             (a Delaware limited partnership)

                                       CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                              March 31,                  December 31,
                                                                                2004                         2003
                                                                             (unaudited)
                                                                           ---------------                 -----------
ASSETS
Equity in commodity futures trading accounts:
  Cash and option premiums                                          $           900,627,991       $           654,099,468
  Net unrealized profit on open contracts                                         8,598,055                    53,778,379
Accrued interest                                                                    776,164                       456,197
Subscriptions receivable                                                             31,259                        47,562
                                                                    -----------------------       -----------------------

                TOTAL                                               $           910,033,469       $           708,381,606
                                                                    =======================       =======================

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Brokerage commissions payable                                     $             4,359,906       $             3,366,362
  Profit share payable                                                            7,168,367                     5,840,767
  Redemptions payable                                                             4,439,635                     3,039,004
  Ongoing offering costs payable                                                         --                       146,364
  Administrative fees payable                                                       212,296                       274,370
                                                                    -----------------------       -----------------------

            Total liabilities                                                    16,180,204                    12,666,867
                                                                    -----------------------       -----------------------

MINORITY INTEREST                                                                   253,699                       237,332

PARTNERS' CAPITAL:
General Partner (34,788 and 34,732 Units)                                         8,755,452                     8,182,951
Limited Partner (3,515,750 and 2,917,183 Units)                                 884,844,114                   687,294,456
                                                                    -----------------------       -----------------------

            Total partners' capital                                             893,599,566                   695,477,407
                                                                    -----------------------       -----------------------

                TOTAL                                               $           910,033,469       $           708,381,606
                                                                    =======================       =======================

NET ASSET VALUE PER UNIT
(Based on 3,550,538 and 2,951,915 Units outstanding)                $                251.68       $                235.60
                                                                    =======================       =======================

See notes to consolidated financial statements.



                                        ML JWH STRATEGIC ALLOCATION FUND L.P.
                                           (a Delaware limited partnership)

                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (unaudited)



                                                                 For the three                  For the three
                                                                  months ended                     months
                                                                   March 31,                      March 31,
                                                                      2004                          2003
                                                                 --------------                  ---------

REVENUES:
  Trading income (loss):
  Realized                                           $          111,801,700       $          106,628,926
  Change in unrealized                                          (45,186,061)                 (49,194,206)
                                                          ----------------------       ----------------------

    Total trading results                                        66,615,639                   57,434,720
                                                          ----------------------       ----------------------

  Interest income                                                 1,924,593                    1,101,654
                                                          ----------------------       ---------------------

    Total revenues                                               68,540,232                   58,536,374
                                                          ----------------------       ---------------------

EXPENSES:
  Administrative fees                                               728,957                     257,043
  Brokerage commissions                                          12,366,403                   5,911,988
  Ongoing offering expense                                          348,101                     125,000
                                                          ----------------------       ----------------------

    Total expenses                                               13,443,461                   6,294,031
                                                          ----------------------       --------------------

  NET INCOME BEFORE
  MINORITY INTEREST AND
  PROFIT SHARE ALLOCATION                                        55,096,771                  52,242,343

  Profit share allocation                                        (7,168,367)                 (5,685,056)
  Minority interest in income                                       (16,366)                    (32,703)
                                                          ----------------------       ----------------------

NET INCOME                                            $          47,912,038       $          46,524,584
                                                          ======================       =====================

NET INCOME PER UNIT:
  Weighted average number of units outstanding                    3,328,991                   1,556,498
                                                          ======================       ======================

  Net income per weighted average
  General Partner and Limited Partner Unit               $               14.39     $              29.89
                                                          ======================       =====================

See notes to consolidated financial statements.




                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                     -------------------------------------
                       (a Delaware limited partnership)
                        ------------------------------

            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
            -------------------------------------------------------
              For the three months ended March 31, 2004 and 2003
              --------------------------------------------------
                                  (unaudited)



                                                              General                      Limited
                                     Units                    Partner                      Partners                    Total
                            ------------------       ------------------                  ------------              -----------
PARTNERS' CAPITAL,
  December 31, 2002                  1,450,002       $        3,438,707        $          314,858,961    $         318,297,668

Additions                              211,339                   46,133                    54,006,002               54,052,135

Net income                                  --                  505,594                    46,018,990               46,524,584

Redemptions                            (40,610)                      --                   (10,474,505)             (10,474,505)
                            -------------------      ------------------        -----------------------  ------------------------

PARTNERS' CAPITAL,
  March 31, 2003                     1,620,731       $        3,990,434                  $404,409,448    $         408,399,882
                            ===================      ==================        =======================  ========================

PARTNERS' CAPITAL,
  December 31, 2003                  2,951,915       $        8,182,951        $          687,294,456    $         695,477,407

Additions                              649,623                   14,891                   163,140,517              163,155,408

Net income                                  --                  557,610                    47,354,428               47,912,038

Redemptions                            (51,000)                      --                   (12,945,287)             (12,945,287)
                            -------------------      ------------------        -----------------------  ------------------------

PARTNERS' CAPITAL,
  March 31, 2004                     3,550,538               $8,755,452        $          884,844,114    $         893,599,566
                            ===================      ==================        =======================  ========================



See notes to consolidated financial statements.



                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                     -------------------------------------
                       (a Delaware limited partnership)
                       -------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------
                                  (unaudited)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      These consolidated financial statements have been prepared without audit. In the opinion of management, the consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of ML JWH Strategic Allocation Fund L.P. (the "Partnership") as of March 31, 2004, and the results of its operations for the three months ended March 31, 2004 and 2003. The operating results for the interim periods may not be indicative of the results for the full year.

      Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

2.       FAIR VALUE AND OFF-BALANCE SHEET RISK

      The nature of this Partnership has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

      Market Risk

      Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit on such derivative instruments as reflected in the Consolidated Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

      The General Partner, Merrill Lynch Alternative Investments LLC ("MLAI LLC"), has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of John W. Henry & Co., Inc., ("JWH(R)"), the trading advisor, calculating the Net Asset Value of the Partnership as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI LLC does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, MLAI LLC may urge JWH(R) to reallocate positions in an attempt to avoid over-concentration. However, such interventions are unusual. Except in cases in which it appears that JWH(R) has begun to deviate from past practice and trading policies or to be trading erratically, MLAI LLC's basic risk control procedures consist simply of the ongoing process of advisor monitoring, with the market risk controls being applied by JWH(R) itself.

      Credit Risk

      The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

      The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit on open contracts, if any, included in the Consolidated Statements of Financial Condition. The Partnership attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

      The Partnership, in its normal course of business, enters into various contracts, with Merrill Lynch Pierce Fenner & Smith Inc. ("MLPF&S") acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Consolidated Statements of Financial Condition under Equity in commodity futures trading accounts.

INDEPENDENT AUDITORS' REPORT
----------------------------



To the Partners of
  ML JWH Strategic Allocation Fund L.P.:

We have audited the accompanying consolidated statements of financial condition of ML JWH Strategic Allocation Fund L.P. (the "Partnership") and the ML JWH Strategic Joint Venture (the "Joint Venture") as of December 31, 2003 and 2002, and the related consolidated statements of operations and of changes in partners' capital for each of the three years in the period ended December 31, 2003, and the consolidated financial data highlights for the year ended December 31, 2003. These consolidated financial statements and financial data highlights are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial data highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial data highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements and consolidated financial data highlights present fairly, in all material respects, the financial position of ML JWH Strategic Allocation Fund L.P. and the ML JWH Strategic Joint Venture as of December 31, 2003 and 2002, and the results of their operations, changes in their partners' capital, and the financial data highlights for each of the periods presented in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP



New York, New York
March 10, 2004


                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                     -------------------------------------
              (A Delaware Limited Partnership) AND JOINT VENTURE
               -------------------------------------------------

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                ----------------------------------------------
                          DECEMBER 31, 2003 AND 2002
                         ---------------------------
----------------------------------------------------------------------------------------------------------------------------------




                                                                                       2003                         2002
                                                                              -----------------------      -----------------------
ASSETS
Equity in commodity futures trading accounts:
  Cash and options premiums                                                            $ 654,099,468                $ 309,093,654
  Net unrealized profit on open contracts (Note 2)                                        53,778,379                   33,411,491
Accrued interest (Note 4)                                                                    456,197                      338,254
Subscriptions Receivable                                                                      47,562                            -
                                                                              -----------------------      -----------------------

              TOTAL                                                                    $ 708,381,606                $ 342,843,399
                                                                              =======================      =======================


LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Brokerage commissions payable (Note 4)                                                $  3,366,362                 $  1,546,360
  Profit Share payable (Note 3)                                                            5,840,767                   20,144,968
  Redemptions payable                                                                      3,039,004                    2,554,115
  Ongoing offering costs payable (Note 1)                                                    146,364                       12,500
  Administrative fees payable (Note 4)                                                       274,370                       67,233
                                                                              -----------------------      -----------------------

          Total liabilities                                                               12,666,867                   24,325,176
                                                                              -----------------------      -----------------------

MINORITY INTEREST                                                                            237,332                      220,555
                                                                              -----------------------      -----------------------

PARTNERS' CAPITAL:
    General Partner (34,732 Units and 15,665 Units)                                        8,182,951                    3,438,707
    Limited Partners (2,917,183 Units and 1,434,337 Units)                               687,294,456                  314,858,961
                                                                              -----------------------      -----------------------

          Total partners' capital                                                        695,477,407                  318,297,668
                                                                              -----------------------      -----------------------

              TOTAL                                                                    $ 708,381,606                $ 342,843,399
                                                                              =======================      =======================


NET ASSET VALUE PER UNIT                                                                 $    235.60                  $    219.52
(Based on 2,951,915 and 1,450,002 Units outstanding)                          =======================      =======================

See notes to consolidated financial statements.




                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                    --------------------------------------
              (A Delaware Limited Partnership) AND JOINT VENTURE
              --------------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------
             FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
             ----------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                                  2003                       2002                     2001
                                                             ---------------------     --------------------     ------------------
REVENUES
Trading profit (loss):
    Realized                                                    $24,882,048               $ 88,906,578              $ 43,747,023
    Change in unrealized                                         20,384,664                 18,456,720               (35,627,391)
                                                             ---------------------     --------------------     ------------------

        Total trading results                                    45,266,712                107,363,298                 8,119,632

Interest income (Note 4)                                          5,168,611                  4,622,596                 9,573,671
                                                             ---------------------     --------------------     ------------------

        Total revenues                                           50,435,323                111,985,894                17,693,303
                                                             ---------------------     --------------------     ------------------

EXPENSES

Brokerage commissions (Note 4)                                   30,474,397                 16,830,711                15,061,052
Administrative fees (Note 4)                                      1,699,677                    731,770                   654,829
Ongoing offering costs (Note 1)                                   1,198,256                     75,000                         -
                                                             ---------------------     --------------------     ------------------

        Total expenses                                           33,372,330                 17,637,481                15,715,881
                                                             ---------------------     --------------------     ------------------

INCOME BEFORE PROFIT SHARE                                       17,062,993                 94,348,413                 1,977,422
ALLOCATION AND MINORITY INTEREST

Profit Share Allocation (Note 3)                                 (5,840,767)               (20,152,858)               (5,986,223)

Minority interest in (income) loss                                  (16,777)                   (49,824)                    3,746
                                                             ---------------------     --------------------     ------------------

NET INCOME (LOSS)                                               $11,205,449                $74,145,731              $ (4,005,055)
                                                             =====================     ====================     ==================

NET INCOME (LOSS) PER UNIT:
    Weighted average number of General Partner
     and Limited Partner Units outstanding (Note 5)               2,152,461                  1,478,500                 1,506,078
                                                             =====================     ====================     ==================

    Net income (loss) per weighted average General Partner
        and Limited Partner Unit                                  $    5.21                $     50.15              $      (2.66)
                                                              =====================     ====================     ==================


See notes to consolidated financial statements.




                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                     -------------------------------------
              (A Delaware Limited Partnership) AND JOINT VENTURE
              --------------------------------------------------

            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
            -------------------------------------------------------
             FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
             ----------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                Units           General Partner        Limited Partners             Total
                                             -------------     -----------------    ---------------------     -----------------
PARTNERS' CAPITAL,
   DECEMBER 31, 2000                            1,630,261           $ 3,219,589            $ 279,947,681          $283,167,270

Additions
                                                  115,245                 8,813               18,532,359            18,541,172

Net loss
                                                        -              (21,881)              (3,983,174)           (4,005,055)

Redemptions                                     (251,224)             (649,567)             (43,076,830)          (43,726,397)
                                             -------------     -----------------    ---------------------     -----------------

PARTNERS' CAPITAL,
   DECEMBER 31, 2001                            1,494,282            2,556,954              251,420,036           253,976,990

Additions
                                                  241,796              110,764               47,671,859            47,782,623

Net income
                                                        -              770,989               73,374,742            74,145,731

Redemptions
                                                (286,076)                    -             (57,607,676)           (57,607,676)
                                             -------------     -----------------    ---------------------     -----------------

PARTNERS' CAPITAL,
   DECEMBER 31, 2002                            1,450,002            3,438,707             314,858,961             318,297,668

Additions
                                                1,667,555            4,541,553             402,322,372             406,863,925

Net income
                                                        -              235,091              10,970,358              11,205,449

Redemptions
                                                (165,642)             (32,400)            (40,857,235)            (40,889,635)
                                             -------------     -----------------    ---------------------     -----------------

PARTNERS' CAPITAL,
   DECEMBER 31, 2003                            2,951,915          $ 8,182,951           $ 687,294,456            $695,477,407
                                             =============     =================    =====================     =================


See notes to consolidated financial statements.



                    ML JWH STRATEGIC ALLOCATION FUND L.P.
                    --------------------------------------
              (A Delaware Limited Partnership) AND JOINT VENTURE
              --------------------------------------------------


                    CONSOLIDATED FINANCIAL DATA HIGHLIGHTS
                    --------------------------------------
                     FOR THE YEAR ENDED DECEMBER 31, 2003
                     ------------------------------------
------------------------------------------------------------------------------

The following per unit data and ratios have been derived from information provided in the financial statements.
Per Unit Operating Performance:
-------------------------------

Net asset value, beginning of year                                 $     219.52

Realized trading profit                                                   30.57

Change in unrealized trading profit                                        3.36

Interest income                                                            2.48

Minority interest in income                                              (4.67)

Expenses                                                                (15.66)
                                                         -----------------------

Net asset value, end of year                                       $     235.60
                                                         =======================

Total investment return, compounded monthly:
--------------------------------------------

Investment return, before Profit Shares                                   8.90%
Profit Shares                                                            -2.37%
Total investment return                                                   7.33%
                                                         =======================


Ratios to Average Net Assets:
-----------------------------

Operating expenses (not including Profit Shares)                          6.62%
Profit Shares                                                             1.16%
                                                         -----------------------
Expenses (inclusive of minority interest in income)                       7.77%
                                                         =======================


See notes to consolidated financial statements.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                     -------------------------------------
              (A Delaware Limited Partnership) AND JOINT VENTURE
              ---------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization

      ML JWH Strategic Allocation Fund L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on December 11, 1995 and commenced trading on July 15, 1996. The Partnership issues new units of limited partnership interest ("Units") at Net Asset Value as of the beginning of each calendar month. The Partnership engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities through its joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH(R)"), the trading advisor for the Partnership. Merrill Lynch Alternative Investments LLC ("MLAI"), formerly MLIM Alternative Strategies LLC, is the general partner of the Partnership. MLAI is a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM"), which in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co. Inc. ("Merrill Lynch"). Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the Partnership's commodity broker. MLAI has agreed to maintain a general partners interest of at least 1% of the total capital of the Partnership. MLAI and each Limited Partner share in the profits and losses of the Partnership in proportion to their respective economic interests.

      The Joint Venture trades in the international futures and forward markets, applying multiple proprietary trading strategies under the direction of JWH(R). JWH(R) selects, allocates and reallocates the Partnership's assets among different combinations of JWH(R)'s programs--an approach which JWH(R) refers to as the "JWH Strategic Allocation Program."

      The consolidated financial statements include the accounts of the Joint Venture to which the Partnership contributed substantially all of its capital, representing a current equity interest in the Joint Venture of approximately 99%. All related transactions between the Partnership and the Joint Venture are eliminated in consolidation.

      Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition

      Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in Net unrealized profit on open contracts in the Consolidated Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in net unrealized profit (loss) on open contracts from one period to the next is reflected in Change in unrealized under Trading profit (loss) in the Consolidated Statements of Operations.

      Foreign Currency Transactions

      The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Consolidated Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results.

      Ongoing Offering Costs, Operating Expenses and Selling Commissions

      MLAI is entitled to receive, from the Partnership, ongoing offering cost reimbursements subject to a ceiling of up to .25 of 1% of the Partnership's average month-end assets in any fiscal year.

      MLAI pays for all routine operating costs excluding the State of New Jersey filing fee (which is borne by the Partnership) but including legal, accounting, printing, postage and similar administrative expenses of the Partnership, including the Partnership's share of any such costs incurred by the Joint Venture (See Note 3). MLAI receives an administrative fee, as well as a portion of the brokerage commissions paid to MLPF&S by the Joint Venture (See Note 4).

      No selling commissions have been or are paid directly by the Limited Partners. All selling commissions are paid by MLAI.

      Income Taxes

      No provision for income taxes has been made in the accompanying consolidated financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Partnership's income and expenses as reported for income tax purposes.

      Distributions

      The Limited Partners are entitled to receive, equally per Unit, any distribution which may be made by the Partnership. No such distributions have been declared for the years ended December 31, 2003, 2002 or 2001.

      Redemptions

      A Limited Partner may redeem some or all of such Partner's Units at Net Asset Value as of the close of business, on the last business day of any month, upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption. If an investor acquired Units at more than one time, Units are treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable. Redemption charges are subtracted from redemption proceeds and paid to MLAI.

      Dissolution of the Partnership

      The Partnership will terminate on December 31, 2026 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.



2.         CONDENSED SCHEDULE OF INVESTMENTS

      The Partnership's investments, defined as Net unrealized profit on open contracts on the Consolidated Statements of Financial Condition, as of December 31, 2003 and 2002, are as follows.

        2003                                Long Positions                                            Short Positions
        ----                                --------------                                            ----------------
  Commodity Industry       Contracts        Unrealized profit   Percent of Net      Contracts         Unrealized profit
        Sector                                    (loss)            Assets                                  (loss)

-----------------------------------------  -------------------------------------------------------   ----------------------
Agriculture                    9,643         $  (6,434,700)          -0.93%             (687)               $ (1,614,080)
Currencies               112,823,945            41,727,218           6.00%       (28,713,262)                 (5,359,062)
Energy                         9,548             7,615,050           1.09%              -                              -
Interest rates                19,669            (1,063,193)         -0.15%            (1,166)                    (623,632)
Metals                         6,979            21,843,983           3.14%              -                              -
Stock indices                  3,998             4,323,975           0.62%            (1,080)                  (6,637,180)
                                           ------------------                                        -------------------

Total                                       $   68,012,333            9.77%                                $ (14,233,954)
                                           ==================                                        ===================



        2003
        ----
  Commodity Industry                             Percent of Net  Net unrealized profit   Percent of Net         Maturity Date
        Sector                                       Assets              (loss)              Assets

-----------------------------------------       ----------------------------------------------------------------------------------
Agriculture                                         -0.23%         $      (8,048,780)        -1.16%       February 04-May 04
Currencies                                          -0.77%                36,368,156          5.23%       March-04
Energy                                               0.00%                 7,615,050          1.09%       March 04-April 04
Interest rates                                      -0.09%                (1,686,825)        -0.24%       March 04-December 04
Metals                                               0.00%                21,843,983          3.14%       February 04-March 04
Stock indices                                       -0.95%                (2,313,205)        -0.33%       March-04
                                                                 ---------------------

Total                                               -2.04%         $      53,778,379         7.73%
                                                                 =====================



                                                Long Positions                                            Short Positions
         2002                                   --------------                                            ---------------
  Commodity Industry       Contracts         Unrealized profit     Percent of Net      Contracts         Unrealized profit
        Sector                                     (loss)              Assets                                 (loss)
-----------------------------------------  ---------------------------------------------------------- -------------------------
Agriculture                    2,445          $        880,772        0.28%              (1,943)          $    1,050,712
Currencies                35,176,496                26,134,206        8.21%         (34,200,098)               (7,732,628)
Energy                         4,027                 4,026,716        1.27%                -                           -
Interest rates                 9,963                10,450,795        3.28%                (843)              (3,068,266)
Metals                         3,135                 2,581,874        0.81%                (816)                (228,856)
Stock indices                    784                 (811,576)       -0.25%                (265)                 127,742
                                           ---------------------                                      ----------------------

Total                                              $ 43,262,787      13.60%                                 $ (9,851,296)
                                           =====================                                      ======================



        2002
        ----
  Commodity Industry                             Percent of Net   Net unrealized profit               Percent of Net Assets
        Sector                                       Assets               (loss)
-----------------------------------------       ---------------------------------------------------------------------------------
Agriculture                                        0.33%                  $   1,931,484                      0.61%
Currencies                                        -2.43%                     18,401,578                      5.78%
Energy                                             0.00%                      4,026,716                      1.27%
Interest rates                                    -0.96%                      7,382,529                      2.32%
Metals                                            -0.07%                      2,353,018                      0.74%
Stock indices                                      0.04%                      (683,834)                      -0.21%
                                                                 ------------------------

Total                                             -3.09%                 $   33,411,491                     10.51%
                                                                 ========================






      No individual contract's unrealized profit or loss comprised greater than 5% of the Partnership's net assets during 2003 and 2002.



3.       JOINT VENTURE AGREEMENT

      The Partnership and JWH(R) entered into a Joint Venture Agreement whereby JWH(R) contributed $100,000 to the Joint Venture and the Partnership contributed substantially all of its capital. The Joint Venture Agreement is subject to automatic one-year renewals on the same terms, unless either the Partnership or JWH(R) elects not to renew. The Joint Venture Agreement was renewed through the year ended December 31, 2004. MLAI is the manager of the Joint Venture, while JWH(R) has sole discretion in determining the commodity futures, options on futures and forward trades to be made on its behalf, subject to the trading limitations outlined in the Joint Venture Agreement.

      Pursuant to the Joint Venture Agreement, JWH(R) and the Partnership share in the profits of the Joint Venture based on equity ownership provided that 20% of the Partnership's allocable quarterly New Trading Profits, as defined, are allocated to JWH(R). Losses are allocated to JWH(R) and the Partnership based on equity ownership.

      Pursuant to the Joint Venture Agreement, JWH(R)'s share of profits may earn interest at the prevailing rates for 91-day U.S. Treasury bills or such share of profits may participate in the profits and losses of the Joint Venture. For the years ended December 31, 2003, 2002 and 2001, JWH(R) received a profit share allocation of $5,790,782, $20,054,827, and $5,861,385 and earned interest of $49,985, $98,031, and $124,838 on such amounts, respectively.

4.       RELATED PARTY TRANSACTIONS

      The Joint Venture's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Joint Venture with interest at the prevailing 91-day U.S. Treasury bill rate. The Joint Venture is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit in excess of the interest which Merrill Lynch pays to the Joint Venture, from possession of such assets.

      Merrill Lynch charges the Joint Venture, at prevailing local rates, for financing realized and unrealized losses on the Joint Venture's non-U.S. dollar-denominated positions.

      The Joint Venture currently pays brokerage commissions to MLPF&S at a flat monthly rate of .479 of 1% (a 5.75% annual rate) of the Joint Venture's month-end assets. The Joint Venture also pays MLAI a monthly administrative fee of .021 of 1% (a 0.25% annual rate) of the Joint Venture's month-end assets and, beginning in 2003, the actual State of New Jersey annual filing fee assessed on a per partner basis with a maximum of $250,000 per year. Month-end assets are not reduced for purposes of calculating brokerage and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

      MLAI estimates that the round-turn equivalent commission rate charged to the Joint Venture during the years ended December 31, 2003, 2002 and 2001 was approximately $117, $127, and $98 (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

      MLPF&S pays JWH(R) annual Management Fees of 2%, of the Partnership's average month-end assets, after reduction for a portion of the brokerage commissions.

5.       WEIGHTED AVERAGE UNITS

      The weighted average number of Units outstanding was computed for purposes of disclosing net income per weighted average Unit. The weighted average Units outstanding for the years ended December 31, 2003, 2002 and 2001 equals the Units outstanding as of such date, adjusted proportionately for Units sold and redeemed based on the respective length of time each was outstanding during the year.


6.       FAIR VALUE AND OFF-BALANCE SHEET RISK

      The nature of this Partnership has certain risks, which can not be presented on the financial statements. The following summarizes some of those risks.

      Market Risk

      Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit
      (loss) on such derivative instruments as reflected in the Consolidated Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

      MLAI has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of JWH(R), calculating the Net Asset Value of the Partnership as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, MLAI may urge JWH(R) to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH(R) has begun to deviate from past practice or trading policies or to be trading erratically, MLAI basic risk control procedures consist simply of the ongoing process of advisor monitoring, with the market risk controls being applied by JWH(R) itself.

      Credit Risk

      The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

      The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit on open contracts, if any, included in the Consolidated Statements of Financial Condition. The Partnership attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

      The Partnership, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Consolidated Statements of Financial Condition under Equity in commodity futures trading accounts.





                             * * * * * * * * * * *

      To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.



                         By: /s/ Michael L. Pungello
                             -------------------------
                              Michael L. Pungello
                            Chief Financial Officer
                   Merrill Lynch Alternative Investments LLC
                              General Partner of
                     ML JWH Strategic Allocation Fund L.P.


                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                   -----------------------------------------

                                 BALANCE SHEET
                                 -------------
                                MARCH 31, 2004
                                --------------
                                  (unaudited)
                                  -----------


ASSETS:
Cash                                                                            $            740,728

Investments in Affiliated Partnerships                                                    12,902,152

Due from Affiliates                                                                      120,978,226

Receivables from Affiliated Partnerships                                                  12,284,559

Advances and Other Receivables                                                            13,977,605

Deferred Charges                                                                           5,874,006

Other Assets                                                                                  54,000
                                                                                -----------------------

TOTAL ASSETS                                                                    $        166,811,276
                                                                                ========================


LIABILITIES AND MEMBERS' CAPITAL

LIABILITIES:
   Accounts payable and accrued expenses                                                   3,950,140

   Due to affiliates                                                            $          4,324,910
                                                                                ------------------------

        Total liabilities                                                                  8,275,050
                                                                                ------------------------

MEMBERS' CAPITAL:
   Members' capital                                                             $        158,536,226
                                                                                ------------------------

        Total Members' Capital                                                           158,536,226
                                                                                ------------------------

TOTAL LIABILITIES AND MEMBERS' CAPITAL                                          $        166,811,276
                                                                                =========================

See notes to balance sheet.




                       PURCHASERS OF UNITS WILL ACQUIRE
                          NO INTEREST IN THIS COMPANY

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                   -----------------------------------------

                                 BALANCE SHEET
                                 -------------
                                MARCH 31, 2004
                                --------------
                                  (unaudited)
                                  -----------


1        ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      Organization - Merrill Lynch Alternative Investments LLC (the "Company") is a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM") which, in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor, and is registered as an investment adviser under the Investment Advisers Act of 1940.

      The Company serves as the sole general partner of ML John W. Henry & Co./Millburn L.P. (Series A, B, and C), ML Select Futures I L.P., ML JWH Strategic Allocation Fund L.P., ML Zweig-DiMenna LP, ML Allocation LP (collectively, the "Affiliated Partnerships"). Additionally, the Company has sponsored or initiated the formation of various offshore entities ("Offshore Funds") engaged in the speculative trading of futures, options on futures, forwards and options on forward contracts. The Company also sponsors various onshore and offshore funds which invest in other partnerships.

      The Company creates and manages a variety of alternative investment products, including managed futures funds, hedge funds, exchange funds and private equity funds.

      Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Investments in Affiliated Partnerships - The Company's investments in its Affiliated Partnerships are valued using the Affiliated
      Partnerships' net asset value, which approximates fair value.

      Deferred Charges - Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. These costs are amortized over the maximum of a twelve month period.

      Cash, Due from Parent and Affiliates, Advances and Other Receivables, Accounts payable and accrued expenses, and Due to Affiliates - The carrying amounts of these items approximate their fair value as of March 31, 2004 because of the nature of the accounts being either liquid or requiring settlement in the short term, defined as less than 1 year.

2        RELATED PARTIES

      The Company's officers and directors are also officers of other subsidiaries of ML&Co. as well as the Affiliated Partnerships and Offshore Funds. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch, Pierce, Fenner & Smith ("MLPF&S"), executes and clears the Affiliated Partnerships' trades as well as those of various Offshore Funds sponsored or managed by the Company. MLPF&S receives a fee for this service, generally based on the net assets of the Affiliated Partnerships and Offshore Funds.

      ML&Co. is the holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balance receivable. At March 31, 2004, $148,079,259 was subject to this agreement. The excess cash and other receivables from ML&Co. and MLIM are included in Due from Affiliates.

      At March 31, 2004, the Company had receivables from Affiliated Partnerships and Offshore Funds for certain administrative, management and redemption fees. Additionally, the Company had receivables from certain Affiliated Partnerships and Offshore Funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding two years).

      The Company determined that there may have been a miscalculation in the interest credited by an affiliate of the Company, to certain Affiliated Partnerships and Offshore Funds for a period prior to November 1996. Accordingly, ML&Co. is crediting current and former investors in affected funds with additional amounts totaling approximately $28,500,000, which includes compound interest. Through March 31, 2004, $28,331,615 had been paid to investors, with the remaining balance of $168,385 recorded as a liability on the balance sheet. The Company has determined that interest has been calculated appropriately since November 1996.

3        INVESTMENTS IN AFFILIATED PARTNERSHIPS

      The limited partnership agreements of certain Affiliated Partnerships require the Company to maintain minimum capital contributions of 1 percent of the Affiliated Partnerships' net assets.

      At March 31, 2004, the Company's investments in its Affiliated Partnerships were as follows:



      John W. Henry & Co./Millburn L.P. (Series A)       $    84,231
      John W. Henry & Co./Millburn L.P. (Series B)           156,540
      John W. Henry & Co./Millburn L.P. (Series C)            86,513
      ML Select Futures I L.P                              3,817,437
      ML JWH Strategic Allocation Fund L.P.                8,746,546
      ML Zweig DiMenna L.P.                                      918
      ML Allocation L.P.                                       9,967
                                                         ------------

      Total                                              $12,902,152
                                                         ============

      The following represents condensed combined financial information of the Affiliated Partnerships as of March 31, 2004 (in thousands):


      Assets                                             $ 1,320,490
                                                         =============

      Liabilities                                             29,414
      Partners' Capital                                    1,291,076
                                                         -------------

      Total Liabilities and Partners' Capital            $ 1,320,490
                                                         =============

      The Company's Affiliated Partnerships trade various futures, options on futures, forwards and options on forward contracts or hold positions in underlying funds which trade such instruments. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4        INCOME TAXES

      The Company is a single member limited liability company. As such, it is disregarded for U.S. tax purposes. The sole member will report the Company's income and expenses as its own.

5        COMMITMENTS

      The Company is obligated to pay certain affiliates from its own funds, without reimbursement by its Affiliated Partnerships, ongoing compensation up to a 3% annual rate based upon the average month-end net assets in such Affiliated Partnerships, accrued monthly and paid quarterly, for units in such partnerships outstanding for more than twelve months.


==============================================================================

INDEPENDENT AUDITORS' REPORT
----------------------------


Merrill Lynch Alternative Investments LLC:

We have audited the accompanying balance sheet of Merrill Lynch Alternative Investments LLC (the "Company") as of December 26, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company at December 26, 2003, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP


New York, New York
April 8, 2004

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

                                 BALANCE SHEET
                                 -------------
                               DECEMBER 26, 2003
                               -----------------


ASSETS

Cash                                                       $          519,383

Investments in Affiliated Partnerships                             11,733,333

Due from Affiliates                                                91,386,869

Receivables from Affiliated Partnerships                           11,101,693

Advances and Other Receivables                                     12,257,156

Deferred Charges                                                    4,649,122

Other Assets                                                           67,000
                                                           ------------------
TOTAL ASSETS                                                     $131,714,556
                                                           ==================

LIABILITIES AND MEMBERS' CAPITAL

LIABILITIES:
         Accounts payable and accrued expenses                     $5,027,696

         Due to affiliates                                          2,738,830
                                                           ------------------
                  Total liabilities                                 7,766,526
                                                           ------------------
MEMBERS' CAPITAL:                                                 123,948,030
                                                           ------------------
         Member's capital

TOTAL                                                            $131,714,556
                                                           ==================
See notes to balance sheet.


                       PURCHASERS OF UNITS WILL ACQUIRE
                          NO INTEREST IN THIS COMPANY

                                 Merrill Lynch Alternative Investments LLC
                                 -----------------------------------------


                                          NOTES TO BALANCE SHEET
                                          ----------------------
                                             DECEMBER 26, 2003
                                             -----------------
---------------------------------------------------------------------------------------------------------

1.     ORGANIZATION AND SIGNIFICANT ACCOUNTING
       POLICIES


      Organization--Merrill Lynch Alternative                Investments in Affiliated
      Investments LLC (the "Company"), formerly              Partnerships--The Company's investments in
      MLIM Alternative Strategies LLC, is a                  its Affiliated Partnerships are valued
      wholly-owned subsidiary of Merrill Lynch               using the Affiliated Partnerships' net
      Investment Managers, LP ("MLIM") which, in             asset value, which approximates fair
      turn, is an indirect wholly-owned                      value.
      subsidiary of Merrill Lynch & Co., Inc.
      ("ML&Co."). The Company is registered as a             Deferred Charges--Deferred charges
      commodity pool operator and a commodity                represent compensation to ML&Co.
      trading advisor, and is registered as an               affiliates for the sale of fund units to
      investment adviser under the Investment                their customers. These costs are amortized
      Advisers Act of 1940.                                  over the maximum of a twelve month period.

      The Company serves as the sole general                 Cash, Due from Affiliates, Receivables
      partner of The Futures Expansion Fund                  from Affiliated Partnerships, Advances and
      Limited Partnership (in liquidation), ML               Other Receivables, Accounts Payable and
      John W. Henry & Co./Millburn L.P. (Series              Accrued Expenses, and Due to Affiliates -
      A, B, and C), ML/AIS L.P. (in                          The carrying amounts of these items
      liquidation), ML Select Futures L.P., ML               approximate their fair value as of
      JWH Strategic Allocation Fund L.P., and ML             December 26, 2003 because of the nature of
      Zweig-DiMenna LP (collectively, the                    the accounts being either liquid or
      "Affiliated Partnerships"). Additionally,              requiring settlement in the short term,
      the Company has sponsored or initiated the             defined as less than 1 year.
      formation of various offshore entities
      ("Offshore Funds") engaged in the                2.       RELATED PARTIES
      speculative trading of futures, options on
      futures, forwards and options on forward               The Company's officers and directors are
      contracts. The Company also sponsors                   also officers of other subsidiaries of
      various offshore funds which invest in                 ML&Co. as well as the Affiliated
      other partnerships.                                    Partnerships and Offshore Funds. An
                                                             affiliate of the Company bears all of the
      The Company creates and manages a variety              Company's facilities and employee costs,
      of alternative investment products,                    for which it is reimbursed by the Company.
      including managed futures funds, hedge                 Another affiliate, Merrill Lynch, Pierce,
      funds, exchange funds and private equity               Fenner & Smith ("MLPF&S"), executes and
      funds.                                                 clears the Affiliated Partnerships' trades
                                                             as well as those of various Offshore Funds
      Estimates--The preparation of financial                sponsored or managed by the Company.
      statements, in conformity with accounting              MLPF&S receives a fee for this service,
      principles generally accepted in the                   generally based on the net assets of the
      United States of America, requires                     Affiliated Partnerships and Offshore
      management to make estimates and                       Funds.
      assumptions that affect the reported
      amounts of assets and liabilities and the
      disclosure of contingent assets and
      liabilities at the date of the balance
      sheet, and the reported amounts of
      revenues and expenses during the reporting
      period. Actual results could differ from
      those estimates.



                                                      92


      ML&Co. is the holder of the Company's                  At December 26, 2003, the Company's
      excess cash, which is available on demand              investments in its Affiliated Partnerships
      to satisfy payment of the Company's                    were as follows:
      liabilities. ML&Co. credits the Company
      with interest, at a floating rate                      The Futures Expansion Fund
      approximating ML&Co.'s average borrowing                   Limited Partnership           $     55,127
      rate, based on the Company's average daily             John W. Henry & Co./Millburn
      balance receivable. At December 26, 2003,              L.P. (Series A)                         92,010
      $120,507,932 was subject to this                       John W. Henry & Co./Millburn
      agreement. The excess cash and other                   L.P. (Series B)                        184,804
      receivables and payables from ML&Co. and               John W. Henry & Co./Millburn
      MLIM are included in Due from Affiliates.              L.P. (Series C)                         95,339
                                                             ML/AIS L.P.                             50,834
      At December 26, 2003, the Company had                  ML Select Futures I LP               2,843,856
      receivables from Affiliated Partnerships               ML JWH Strategic Allocation
      and Offshore Funds for certain                              Fund L.P.                       8,410,445
      administrative, management and redemption              ML Zweig DiMenna L.P.                      918
      fees. Additionally, the Company had                                                     -------------
      receivables from certain Affiliated
      Partnerships and Offshore Funds for                    Total                            $  11,733,333
      organizational and initial offering costs                                               =============
      paid on behalf of such funds which are
      being reimbursed to the Company over                   The following represents condensed
      various time periods (not exceeding two                combined financial information of the
      years).                                                Affiliated Partnerships as of December 31,
                                                             2003 (in thousands):
      The Company determined that there may have
      been a miscalculation in the interest                  Assets                          $1,070,446,402
      credited by an affiliate of the Company,                                              ===============
      to certain Affiliated Partnerships and
      Offshore Funds for a period prior to                   Liabilities                         34,381,768
      November 1996. Accordingly, ML&Co. is                  Partners' Capital                1,036,064,634
      crediting current and former investors in                                             ---------------
      affected funds with additional amounts
      totaling approximately $28,500,000, which              Total Liabilities and
      includes compound interest. Through                       Partners' Capital           $ 1,070,446,402
      December 26, 2003, $26,925,950 had been                                               ===============
      paid to investors, with the remaining
      balance of $1,574,050 recorded as a                    The Company's Affiliated Partnerships
      liability on the balance sheet. The                    trade various futures, options on futures,
      Company has determined that interest has               forwards and options on forward contracts
      been calculated appropriately since                    or hold positions in underlying funds
      November 1996.                                         which trade such instruments. Risk to such
                                                             partnerships arises from the possible
3.       INVESTMENTS IN AFFILIATED                           adverse changes in the market value of
         PARTNERSHIPS                                        such contracts and the potential inability
                                                             of counterparties to perform under the
      The limited partnership agreements of                  terms of the contracts. The risk to the
      certain Affiliated Partnerships require                Company is represented by the portion of
      the Company to maintain minimum capital                its investments in Affiliated Partnerships
      contributions of 1 percent of the                      derived from the unrealized gains
      Affiliated Partnerships' net assets.                   contained in such Partnerships' net asset
                                                             values.

                                                       4.       INCOME TAXES

                                                             The Company is a single member limited
                                                             liability company. As such, it is
                                                             disregarded for U.S. tax purposes. The
                                                             sole member will report the Company's
                                                             income and expenses as its own.

                                                       5.       COMMITMENTS

                                                             The Company is obligated to pay certain
                                                             affiliates from its own funds, without
                                                             reimbursement by its Affiliated
                                                             Partnerships, ongoing compensation (up to
                                                             a 3% annual rate) based upon the average
                                                             month-end net assets in such Affiliated
                                                             Partnerships, accrued monthly and paid
                                                             quarterly, for units in such partnerships
                                                             outstanding for more than twelve months.




                                                      93



6.       SUBSEQUENT EVENT

      Effective December 31, 2003, the Futures
      Expansion Fund L.P., ML/AIS L.P., and
      ML/AIS Ltd. suspended all trading
      operations and began the formal
      liquidation process.

                       ******

[OBJECT OMITTED]  MERRILL LYNCH


                                   PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION



                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                                --------------
                           Limited Partnership Units



                                --------------

 This is a speculative, leveraged investment which involves the risk of loss.
       Past performance is not necessarily indicative of future results.


           See "The Risks You Face" beginning at page 9 in Part One.




------------------------------------------------------------------------------

                THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                    DOCUMENT AND A STATEMENT OF ADDITIONAL
                      INFORMATION. THESE PARTS ARE BOUND
                          TOGETHER, AND BOTH CONTAIN
                            IMPORTANT INFORMATION.

------------------------------------------------------------------------------


  Merrill Lynch, Pierce, Fenner                    Merrill Lynch Alternative
    & Smith Incorporated                              Investments LLC
       Selling Agent                                  General Partner


                                --------------

                                   PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Futures Markets and Trading Methods........................................  1

Supplemental Performance of the Fund.......................................  3

Exhibit A:  Seventh Amended and Restated
Limited Partnership Agreement........................................... LPA-1

Exhibit B:  Subscription Requirements...................................  SR-1

Exhibit C:  Subscription Instructions...................................  SA-i

Futures Markets and Trading Methods

The Futures and Forward Markets

Futures and Forward Contracts

           Futures contracts in the United States can only be traded on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

           Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

           Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

Hedgers and Speculators

           The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

           Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

           JWH trades for the Fund on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

           The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that futures traders, such as JWH, may hold or control in futures contracts on certain commodities.

           Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

           When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

Trading Methods

           Managed futures strategies are generally classified as (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

           A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

           Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

           Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

           Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.


Trend-Following

           Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

Risk Control Techniques

           Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establish stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that big losses will be avoided.

The JWH programs are systematic, technical and trend-following.


Supplemental Performance of the Fund

           The following are the monthly rates of return and the month-end Net
Asset Value per Unit from the inception of the Fund on July 15, 1996 through March 31, 2004. Performance information dated prior to the last five full calendar years is considered supplemental in nature, and is provided in Part
II of the Prospectus in accordance with CFTC rules. There can be no assurance that the Fund will continue to perform in the future the way it has in the past.
                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                         July 15, 1996--March 31, 2004
                    Aggregate Subscriptions: $1,071,861,333
                     Current Capitalization: $893,599,566
             Worst Monthly Decline (Month/Year): (14.60)% (11/01)
        Worst Peak-to-Valley Decline (Month/Year): (24.34)% (7/99-9/00)
               Net Asset Value per Unit, March 31, 2004: $251.68
              Number of Limited Partners, March 31, 2004: 23,753

----------------------------------------------------------------------------------------------------------------------------------
           Month                                    Monthly Rates of Return                          Month-End NAV per Unit
----------------------------------------------------------------------------------------------------------------------------------
1996
----------------------------------------------------------------------------------------------------------------------------------
July (1/2mo.)                                                    (1.02)%                                         $98.98
----------------------------------------------------------------------------------------------------------------------------------
August                                                           (0.09)                                           98.89
----------------------------------------------------------------------------------------------------------------------------------
September                                                         5.49                                           104.32
----------------------------------------------------------------------------------------------------------------------------------
October                                                          10.20                                           114.86
----------------------------------------------------------------------------------------------------------------------------------
November                                                          6.62                                           122.68
----------------------------------------------------------------------------------------------------------------------------------
December                                                          0.47                                           123.16
----------------------------------------------------------------------------------------------------------------------------------
Compound Rate of Return (5 1/2mos.)                              23.15%
----------------------------------------------------------------------------------------------------------------------------------
1997
----------------------------------------------------------------------------------------------------------------------------------
January                                                           3.01%                                         $126.87
----------------------------------------------------------------------------------------------------------------------------------
February                                                         (0.03)                                          126.83
----------------------------------------------------------------------------------------------------------------------------------
March                                                             0.07                                           126.92
----------------------------------------------------------------------------------------------------------------------------------
April                                                            (0.46)                                          126.34
----------------------------------------------------------------------------------------------------------------------------------
May                                                              (3.11)                                          122.41
----------------------------------------------------------------------------------------------------------------------------------
June                                                              0.27                                           122.74
----------------------------------------------------------------------------------------------------------------------------------
July                                                              7.11                                           131.47
----------------------------------------------------------------------------------------------------------------------------------
August                                                           (3.31)                                          127.12
----------------------------------------------------------------------------------------------------------------------------------
September                                                        (0.66)                                          126.28
----------------------------------------------------------------------------------------------------------------------------------
October                                                           2.58                                           129.54
----------------------------------------------------------------------------------------------------------------------------------
November                                                          0.97                                           130.80
----------------------------------------------------------------------------------------------------------------------------------
December                                                          3.52                                           135.40
----------------------------------------------------------------------------------------------------------------------------------
Compound Annual Rate of Return                                    9.93%
----------------------------------------------------------------------------------------------------------------------------------
1998
----------------------------------------------------------------------------------------------------------------------------------
January                                                          (1.51)%                                        $133.35
----------------------------------------------------------------------------------------------------------------------------------
February                                                         (0.66)                                          132.47
----------------------------------------------------------------------------------------------------------------------------------
March                                                             0.77                                           133.48
----------------------------------------------------------------------------------------------------------------------------------
April                                                            (3.38)                                          128.97
----------------------------------------------------------------------------------------------------------------------------------
May                                                               4.04                                           134.18
----------------------------------------------------------------------------------------------------------------------------------
June                                                             (1.54)                                          132.11
----------------------------------------------------------------------------------------------------------------------------------
July                                                             (1.22)                                          130.50
----------------------------------------------------------------------------------------------------------------------------------
August                                                            9.68                                           143.13
----------------------------------------------------------------------------------------------------------------------------------
September                                                         7.53                                           153.91
----------------------------------------------------------------------------------------------------------------------------------
October                                                           0.83                                           155.19
----------------------------------------------------------------------------------------------------------------------------------
November                                                         (8.11)                                          142.61
----------------------------------------------------------------------------------------------------------------------------------
December                                                          8.23                                           154.34
----------------------------------------------------------------------------------------------------------------------------------
Compound Annual Rate of Return                                   14.00%
----------------------------------------------------------------------------------------------------------------------------------
 1999
----------------------------------------------------------------------------------------------------------------------------------
 January                                                         (2.82)%                                        $149.98
----------------------------------------------------------------------------------------------------------------------------------
 February                                                         2.56                                           153.82
----------------------------------------------------------------------------------------------------------------------------------
 March                                                           (1.11)                                          152.11
----------------------------------------------------------------------------------------------------------------------------------
 April                                                            4.30                                           158.66
----------------------------------------------------------------------------------------------------------------------------------
 May                                                             (0.15)                                          158.41
----------------------------------------------------------------------------------------------------------------------------------
 June                                                             3.69                                           164.26
----------------------------------------------------------------------------------------------------------------------------------
 July                                                            (2.81)                                          159.64
----------------------------------------------------------------------------------------------------------------------------------
 August                                                           0.07                                           159.75
----------------------------------------------------------------------------------------------------------------------------------






                                     -3-

----------------------------------------------------------------------------------------------------------------------------------
           Month                                    Monthly Rates of Return                          Month-End NAV per Unit
----------------------------------------------------------------------------------------------------------------------------------
September                                                        (2.26)                                          156.13
----------------------------------------------------------------------------------------------------------------------------------
October                                                          (7.99)                                          143.66
----------------------------------------------------------------------------------------------------------------------------------
November                                                          2.26                                           146.91
----------------------------------------------------------------------------------------------------------------------------------
December                                                         (0.35)                                          146.40
----------------------------------------------------------------------------------------------------------------------------------
Compound Annual Rate of Return                                   (5.15)%
----------------------------------------------------------------------------------------------------------------------------------
2000
----------------------------------------------------------------------------------------------------------------------------------
January                                                           1.08%                                         $147.98
----------------------------------------------------------------------------------------------------------------------------------
February                                                          1.10                                           149.61
----------------------------------------------------------------------------------------------------------------------------------
March                                                            (4.16)                                          143.39
----------------------------------------------------------------------------------------------------------------------------------
April                                                            (1.59)                                          141.10
----------------------------------------------------------------------------------------------------------------------------------
May                                                              (1.04)                                          139.63
----------------------------------------------------------------------------------------------------------------------------------
June                                                             (3.95)                                          134.11
----------------------------------------------------------------------------------------------------------------------------------
July                                                             (3.56)                                          129.33
----------------------------------------------------------------------------------------------------------------------------------
August                                                            3.65                                           134.06
----------------------------------------------------------------------------------------------------------------------------------
September                                                        (7.26)                                          124.33
----------------------------------------------------------------------------------------------------------------------------------
October                                                           5.66                                           131.37
----------------------------------------------------------------------------------------------------------------------------------
November                                                         13.10                                           148.57
----------------------------------------------------------------------------------------------------------------------------------
December                                                         16.91                                           173.69
----------------------------------------------------------------------------------------------------------------------------------
Compound Rate of Return                                          18.65%
----------------------------------------------------------------------------------------------------------------------------------
2001
----------------------------------------------------------------------------------------------------------------------------------
January                                                          (0.63)                                         $172.60
----------------------------------------------------------------------------------------------------------------------------------
February                                                         (0.70)                                          171.38
----------------------------------------------------------------------------------------------------------------------------------
March                                                            11.35                                           190.83
----------------------------------------------------------------------------------------------------------------------------------
April                                                            (9.71)                                          172.29
----------------------------------------------------------------------------------------------------------------------------------
May                                                               2.51                                           176.63
----------------------------------------------------------------------------------------------------------------------------------
June                                                             (4.81)                                          168.12
----------------------------------------------------------------------------------------------------------------------------------
July                                                             (4.07)                                          161.28
----------------------------------------------------------------------------------------------------------------------------------
August                                                            6.00                                           170.97
----------------------------------------------------------------------------------------------------------------------------------
September                                                         2.94                                           175.99
----------------------------------------------------------------------------------------------------------------------------------
October                                                           4.20                                           183.39
----------------------------------------------------------------------------------------------------------------------------------
November                                                        (14.60)                                          156.62
----------------------------------------------------------------------------------------------------------------------------------
December                                                          8.52                                           169.97
----------------------------------------------------------------------------------------------------------------------------------
Compound Rate of Return                                          (2.15)%
----------------------------------------------------------------------------------------------------------------------------------
2002
----------------------------------------------------------------------------------------------------------------------------------
January                                                          (0.91)%                                        $168.42
----------------------------------------------------------------------------------------------------------------------------------
February                                                         (3.43)                                          162.64
----------------------------------------------------------------------------------------------------------------------------------
March                                                            (5.21)                                          154.17
----------------------------------------------------------------------------------------------------------------------------------
April                                                             0.91                                           155.57
----------------------------------------------------------------------------------------------------------------------------------
May                                                               8.62                                           168.98
----------------------------------------------------------------------------------------------------------------------------------
June                                                             20.11                                           202.97
----------------------------------------------------------------------------------------------------------------------------------
July                                                              7.24                                           217.66
----------------------------------------------------------------------------------------------------------------------------------
August                                                            3.86                                           226.06
----------------------------------------------------------------------------------------------------------------------------------
September                                                         6.17                                           240.00
----------------------------------------------------------------------------------------------------------------------------------
October                                                          (7.83)                                          221.21
----------------------------------------------------------------------------------------------------------------------------------
November                                                         (6.63)                                          206.54
----------------------------------------------------------------------------------------------------------------------------------
December                                                          6.28                                           219.52
----------------------------------------------------------------------------------------------------------------------------------
Compound Rate of Return                                          29.15%
----------------------------------------------------------------------------------------------------------------------------------
2003
----------------------------------------------------------------------------------------------------------------------------------
January                                                          14.45%                                         $251.24
----------------------------------------------------------------------------------------------------------------------------------
February                                                          7.38                                           269.78
----------------------------------------------------------------------------------------------------------------------------------
March                                                            (6.60)                                          251.99
----------------------------------------------------------------------------------------------------------------------------------
April                                                             2.72                                           258.85
----------------------------------------------------------------------------------------------------------------------------------
May                                                               5.17                                           272.23
----------------------------------------------------------------------------------------------------------------------------------
June                                                             (8.58)                                          248.88
----------------------------------------------------------------------------------------------------------------------------------
July                                                             (0.50)                                          247.63
----------------------------------------------------------------------------------------------------------------------------------
August                                                            3.75                                           256.91
----------------------------------------------------------------------------------------------------------------------------------
September                                                        (9.33)                                          232.93
----------------------------------------------------------------------------------------------------------------------------------
October                                                          (8.40)                                          213.37
----------------------------------------------------------------------------------------------------------------------------------
November                                                          1.17                                           215.88
----------------------------------------------------------------------------------------------------------------------------------
December                                                          9.14                                           235.60
----------------------------------------------------------------------------------------------------------------------------------
Compound Rate of Return                                           7.33%
----------------------------------------------------------------------------------------------------------------------------------




                                     -4-

----------------------------------------------------------------------------------------------------------------------------------
           Month                                    Monthly Rates of Return                          Month-End NAV per Unit
----------------------------------------------------------------------------------------------------------------------------------
2004
----------------------------------------------------------------------------------------------------------------------------------
January                                                           3.80                                           244.57
----------------------------------------------------------------------------------------------------------------------------------
February                                                          8.73                                           265.91
----------------------------------------------------------------------------------------------------------------------------------
March                                                            (5.35)                                          251.68
----------------------------------------------------------------------------------------------------------------------------------
Compound Rate of Return (3 months)                                6.82%
----------------------------------------------------------------------------------------------------------------------------------

                             See Notes to Performance of the Fund on page 18 of Part I of the Prospectus.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



                                                                  EXHIBIT A










                     ML JWH STRATEGIC ALLOCATION FUND L.P.


                         SEVENTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
















                                  Dated as of
                                March 21, 2003







                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                GENERAL PARTNER


                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                         SEVENTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS
                                                                                                                             Page
                                                                                                                             ----
1.         Formation and Name................................................................................................LPA-1
2.         Principal Office..................................................................................................LPA-1
3.         Business..........................................................................................................LPA-1
           (a)       Business................................................................................................LPA-1
           (b)       Objective...............................................................................................LPA-1
           (c)       Joint Venture...........................................................................................LPA-1
4.         Term, Fiscal Year and Net Assets..................................................................................LPA-1
           (a)       Term....................................................................................................LPA-1
           (b)       Fiscal Year.............................................................................................LPA-2
           (c)       Net Assets..............................................................................................LPA-2
5.         Net Worth of General Partner......................................................................................LPA-2
6.         Capital Contributions.............................................................................................LPA-2
7.         Allocation of Profits and Losses..................................................................................LPA-2
           (a)       Capital Accounts and Financial Allocations..............................................................LPA-2
           (b)       Tax Allocations.........................................................................................LPA-2
           (c)       Expenses................................................................................................LPA-3
           (d)       Limited Liability of Limited Partners...................................................................LPA-4
8.         Management of the Partnership.....................................................................................LPA-4
           (a)       General.................................................................................................LPA-4
           (b)       Fiduciary Duties........................................................................................LPA-5
           (c)       Loans; Investments......................................................................................LPA-5
           (d)       Certain Conflicts of Interest Prohibited................................................................LPA-6
           (e)       Certain Agreements......................................................................................LPA-6
           (f)       No "Pyramiding."........................................................................................LPA-6
           (g)       Other Activities........................................................................................LPA-6
           (h)       Status of Joint Venture.................................................................................LPA-6
9.         Audits and Reports................................................................................................LPA-6
10.        Assigning Units...................................................................................................LPA-7
11.        Redeeming Units...................................................................................................LPA-7
12.        Offering of Units.................................................................................................LPA-8
13.        Power of Attorney.................................................................................................LPA-9
14.        Withdrawal of a Partner...........................................................................................LPA-9
15.        Standard of Liability; Indemnification............................................................................LPA-9
           (a)       Standard of Liability for the General Partner...........................................................LPA-9
           (b)       Indemnification of the General Partner by the Partnership...............................................LPA-9
16.        Amendments; Meetings.............................................................................................LPA-11
           (a)       Amendments with Consent of the General Partner.........................................................LPA-11
           (b)       Amendments and Actions without Consent of the General Partner..........................................LPA-11
           (c)       Meetings; Other Voting Matters.........................................................................LPA-12
17.        Benefit Plan Investors...........................................................................................LPA-12
18.        GOVERNING LAW....................................................................................................LPA-13
19.        Miscellaneous....................................................................................................LPA-13
           (a)       Notices................................................................................................LPA-13
           (b)       Binding Effect.........................................................................................LPA-13
           (c)       Captions...............................................................................................LPA-13
           (d)       Close of Business......................................................................................LPA-13

                                            ----------------------------------------------
                                              MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                                           General Partner


                                                                    LPA-(i)



                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                         SEVENTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


           This Seventh Amended and Restated Limited Partnership Agreement (this "Agreement") is made as of March 21, 2003, by and among Merrill Lynch Alternative Investments LLC, a Delaware limited liability company, as general partner (the "General Partner"), and each Limited Partner.

                                  WITNESSETH:

              1.  Formation and Name.

           The parties hereby form and continue ML JWH Strategic Allocation Fund L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Act").

              2.  Principal Office.

           The principal office of the Partnership is c/o the General Partner, Princeton Corporate Campus, Section 2G, 800 Scudders Mill Road, Plainsboro, New Jersey 08536; telephone: (800) 765-0995. The registered office and agent for service of process in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

              3.  Business.

           (a) Business. The Partnership's business is to trade futures and forward contracts on all manner of commodities, financial instruments and currencies; physical commodities; securities; and any rights, interests or options relating to the foregoing. The Partnership may engage in all activities necessary, convenient or incidental to the foregoing businesses.

           (b) Objective. The objective of the Partnership's business is substantial capital appreciation of its assets through speculative trading.

           (c) Joint Venture. The Partnership currently trades through a joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH"). As the Partnership owns substantially all of the Joint Venture, the term "Partnership" refers to the Partnership, the Joint Venture or both as the context may require.

              4.  Term, Fiscal Year and Net Assets.

           (a) Term. The Partnership began on December 11, 1995 and will dissolve on the earlier of: (1) December 31, 2026; (2) receipt by the General Partner of 90 days' notice to dissolve from Limited Partners owning more than 50% of the outstanding Units; (3) withdrawal, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be a general partner of the Partnership unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership, or (ii) within 90 days after such event all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership; (4) a decline in the aggregate Net Assets of the Partnership to less than $250,000; (5) a decline in the Net Asset Value per Unit to $25 or less; (6) dissolution of the Partnership as otherwise provided in this Agreement; or (7) any other event requiring dissolution.

           Upon dissolution of the Partnership, the General Partner, or another person approved by a majority of the Units, shall act as liquidator trustee.



                                    LPA-1

           (b) Fiscal Year. January 1 through December 31.

           (c) Net Assets. Net Assets are determined in accordance with generally accepted accounting principles.

           A futures or futures option traded on a United States commodity exchange is valued at its settlement price. If such a contract cannot be liquidated, the settlement price on the first day on which it can be liquidated is used or such other value as the General Partner deems fair and reasonable. The liquidating value of a forward or of a futures or futures option not traded on a United States commodity exchange is its liquidating value as determined by the General Partner on a basis consistently applied for each different type of contract.

           The Partnership's liability for reimbursing its organizational and initial as well as ongoing offering costs to the General Partner reduced or reduces Net Assets only as paid out or amortized.

           Reserves may be created and charged against Net Assets in the discretion of the General Partner.

              5.  Net Worth of General Partner.

           The General Partner agrees that it will maintain a net worth of at least 5% of the total contributions to the Partnership and all other partnerships of which the General Partner is general partner. This agreement may be modified if counsel opines that such change will not adversely affect the partnership taxation of the Partnership, and if such change meets applicable state securities laws or guidelines.

           The General Partner will not permit its net worth to decline below $10 million without the consent of holders of a majority of the Units.

              6.  Capital Contributions.

           The Partners' respective capital contributions shall be as shown on the books and records of the Partnership.

              7.  Allocation of Profits and Losses.

           (a) Capital Accounts and Financial Allocations. Each Unit has a capital account, whose initial balance is the amount paid for such Unit.

           As of the close of business (as determined by the General Partner) on the last business day of each month, any increase or decrease in the Partnership's Net Assets during such month shall be credited or charged equally to all outstanding Units.

           (b) Tax Allocations. As of each December 31, income and expense and capital gain or loss shall be allocated among the Partners for tax purposes. Capital gain and capital loss shall be allocated separately and not netted.

           (1) First, items of ordinary income and expense, including all items of gain and loss attributable to cash management activities, shall be allocated equally among the Units outstanding as of the end of each month in which such items accrued.

           (2) Second, Capital Gain or Loss shall be allocated as follows:

           (A) Each Unit has a tax account with an initial balance equal to the amount paid for such Unit. As of the end of each month, the balance of such tax account shall be reduced by the Unit's allocable share of any amount paid or amortized by the Partnership in respect of such month for the costs of the ongoing offering of the Units. These adjustments shall be made prior to the following allocations of Capital Gain or Loss.

           As of the end of each fiscal year:

               (i) Each tax account shall be increased by the amount of income or Capital Gain allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(C).



                                    LPA-2

               (ii) Each tax account shall be decreased by the amount of expense or Capital Loss allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(E) and by the amount of any distributions paid to each Unit other than upon redemption.

              (iii) When a Unit is redeemed, its tax account is eliminated.

           (B) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Gain up to the amount of the excess of the amount received on redemption (before taking into account any early redemption charges) over the tax account allocable to such Unit (any such excess being referred to as an "Excess"). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Partners in the ratio which each such Partner's aggregate Excess bears to the aggregate Excess of all such Partners.

           (C) Capital Gain remaining after the allocation described in
Section 7(b)(2)(B) shall be allocated among all Partners with outstanding Units whose capital accounts are in excess of their tax accounts based on the ratio of each such Partner's Excess to the aggregate Excess of all such Partners. Any remaining Capital Gain shall then be allocated equally to all Units.

           (D) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Loss up to the amount of the sum of the excess of the tax account allocable to such Unit over the amount received on redemption (before taking into account any early redemption charges; and such excess being referred to as a "Negative Excess"). In the event the aggregate amount of Capital Loss available to be allocated pursuant to this Section is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

           (E) Capital Loss remaining after the allocation described in
Section 7(b)(2)(D) shall be allocated among all Partners with outstanding Units whose tax accounts are in excess of their capital accounts based on the ratio of each such Partner's Negative Excess to the aggregate Negative Excess of all such Partners. Any remaining Capital Loss shall then be allocated equally to all Units.

           (F) For purposes of this Section 7(b)(2), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the "Code"), provided, however, that Capital Gain and Loss shall not include gain or loss relating to cash management activities which shall be allocated pursuant to Section 7(b)(1).

           (3) The Partnership's intent is to allocate taxable profit and loss the same way as financial profit and loss, trying to eliminate any difference between a Partner's capital account and his or her tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

           (4) The allocations of profit and loss shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner.

           (5) The General Partner's interest in the Partnership is treated on a Unit-equivalent basis for allocation purposes.

           The General Partner may adjust the allocations set forth in this
Section 7(b), in its discretion, if the General Partner believes that doing so will achieve more equitable allocations or ones more consistent with the Code.

           (c) Expenses. The General Partner was reimbursed by the Partnership for organizational


                                    LPA-3
and initial offering costs in 24 monthly installments ending June 30, 1998.

           The General Partner pays all of the Partnership's routine legal, accounting and administrative expenses (other than as provided in the following paragraph), and none of the General Partner's "overhead" expenses (including, but not limited to, salaries, rent and travel expenses) are charged to the Partnership. The General Partner receives a monthly Administrative Fee of 0.02083 of 1% (0.25% annually) of the month-end assets of the Partnership.

           The Partnership pays the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation); provided, that the General Partner absorbs all such costs in excess of 0.25% of the Partnership's average month-end Net Assets in any fiscal year.

           Any goods and services provided to the Partnership by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Partnership's account shall be billed directly to the Partnership.

           The General Partner pays the selling commissions and ongoing compensation due on the Units.

           The Partnership will pay any taxes applicable to it and any charges incidental to its trading.

           (d) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall be fully-paid and nonassessable, except as otherwise provided by law.

              8.  Management of the Partnership.

           (a) General. The General Partner shall manage the business of the Partnership.

           The General Partner shall determine what distributions, if any, shall be made to the Partners.

           The General Partner may take such actions relating to the business of the Partnership as the General Partner deems necessary or advisable and which are consistent with the terms of this Agreement.

           All Limited Partners consent to the General Partner's selection of:
(i) John W. Henry & Company, Inc. as trading manager; (ii) MLIM as provider of cash management services; (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Partnership's commodity broker; (iv) Merrill Lynch International Bank as a currency dealer for the Partnership; and (v) Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Partnership's custodians.

           The General Partner is specifically authorized by each Limited Partner to enter into the cash management arrangements described under "Interest Income Arrangements" in the prospectus for the Units current at the time such Limited Partner last purchased Units (the "Prospectus").

           The General Partner is hereby specifically authorized to enter into, deliver and perform on behalf of the Partnership, the business arrangements referred to in the Prospectus.

           The General Partner may engage such persons as the General Partner in its sole judgment shall deem advisable for operating the business of the Partnership; provided, that no such arrangement shall allow brokerage commissions and Administrative Fees above those described in the Prospectus or permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus, whichever is higher.

           The General Partner will reimburse the Partnership, on an annual basis, to the extent that the Partnership's brokerage commissions plus the



                                    LPA-4
annual Administrative Fee have exceeded 14% of the Partnership's average month-end Net Assets during the preceding year.

           The Partnership's brokerage commissions and Administrative Fees, taken together, may not be increased above an annual level equal to 8% of the Partnership's average month-end assets without the unanimous consent of all Limited Partners.

           The General Partner shall reimburse the Partnership for any fees paid by the Partnership to any trading advisor during any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% of new trading profits quarterly profit shares contemplated by the NASAA Guidelines during such year, as such fees may be adjusted in compliance with the NASAA Guidelines. Any such reimbursement shall be made on a present value basis, fully compensating the Partnership for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the Annual Report delivered to Limited Partners.

           No compensation paid by the Partnership to any party may be increased without prior written notice to Limited Partners within sufficient time for them to redeem prior to such increase becoming effective. Such notification shall contain a description of Limited Partners' voting and redemption rights as well as a description of any material effect of such increase.

           Any material change in the Partnership's basic investment policies or structure requires the approval of a majority of the Units.

           The General Partner is the "tax matters partner" of the Partnership, and the Partnership of the Joint Venture.

           The General Partner has authority to cause the Partnership to take such actions as manager of the Joint Venture as the General Partner may deem appropriate, subject to the fiduciary obligations and other restrictions applicable to the General Partner as general partner of the Partnership.

           (b) Fiduciary Duties. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under the common law.

           The General Partner's fiduciary duty includes, among other things, the safekeeping of all Partnership funds and assets and the use thereof for the benefit of the Partnership. The funds of the Partnership will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes).

           The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest. The Partnership's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Partnership shall be competitive. The Partnership shall seek the best price and services available for its commodity transactions.

           (c) Loans; Investments. The Partnership shall not make loans. The General Partner shall make no loans to the Partnership unless approved by the Limited Partners in accordance with Section 16(a). If the General Partner makes a loan to the Partnership, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged to the Partnership (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive "points" or other financing charges or fees regardless of the amount.


                                    LPA-5

           The Partnership shall not invest in any debt instruments other than Government Securities and other CFTC-authorized investments, or invest in any equity security without prior notice to Limited Partners.

           (d) Certain Conflicts of Interest Prohibited. No person or entity may receive, directly or indirectly, any advisory fees or profit shares from entities in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership; and no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, the General Partner or any of their respective affiliates. Such prohibitions may not be circumvented by any reciprocal business arrangements; provided, however, that the foregoing shall not prohibit the payment, from the commodity brokerage commissions paid by the Partnership, of fees for cash management services to the Partnership. No trading advisor for the Partnership shall be affiliated with the Partnership's commodity broker, the General Partner or any of their affiliates.

           (e) Certain Agreements. Any agreements between the Partnership and the General Partner or any affiliate of the General Partner shall be terminable by the Partnership on no more than 60 days' written notice.

           All trading advisors used by the Partnership must satisfy the experience requirements of the NASAA Guidelines.

           The maximum period covered by any contract entered into by the Partnership, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

           (f) No "Pyramiding." The Partnership is prohibited from
"pyramiding."

           (g) Other Activities. The General Partner engages in other business activities and shall not be required to refrain from any such activities, whether or not in competition with the Partnership. Neither the Partnership nor any of the Partners shall have any rights in such activities. Limited Partners may similarly engage in any such other business activities.

           The General Partner shall devote to the Partnership such time as the General Partner deems advisable to conduct the Partnership's business.

           (h) Status of Joint Venture. The General Partner is prohibited from using the Joint Venture to provide a means to do indirectly what the General Partner could not do directly in managing the Partnership.

              9.  Audits and Reports.

           The Partnership's books shall be audited annually by an independent certified public accountant. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within 90 days, but in no event later than 120 days, after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) no later than March 15 all tax information relating to the prior fiscal year necessary to complete his federal income tax return and (iii) such other information as the CFTC may by regulation require.

           The General Partner shall include in the Annual Reports sent to Limited Partners an estimate of the round-turn equivalent brokerage commission rate paid by the Partnership during the preceding year.

           The General Partner will, with the assistance of the Partnership's commodity broker, make an annual review of the Partnership's commodity brokerage arrangements. In connection with such review, the General Partner will determine, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Partnership, in order to assess whether the rates charged to the Partnership are competitive in light



                                    LPA-6
of the services it receives. If, as a result of such review, the General Partner determines that such rates are not so competitive, the General Partner will notify the Limited Partners, describing the rates charged to the Partnership and several funds which are, in the General Partner's opinion, comparable to the Partnership.

           In addition to the undertakings in the preceding paragraph, the Partnership will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. The General Partner will annually review the brokerage rates paid by the Partnership to guarantee that the criteria set forth in this paragraph are followed. The General Partner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

           Limited Partners or their duly authorized representatives may inspect the Partnership's books and records, for any purpose reasonably related to their status as Limited Partners in the Partnership, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Limited Partners shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partners' interest in the Partnership.

           The General Partner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

           The General Partner will send written notice to each Limited Partner within 7 days of any decline in the Partnership's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

           The General Partner shall maintain and preserve all Partnership records for a period of not less than 6 years.

              10.  Assigning Units.

           Each Limited Partner agrees that he will not assign, transfer or otherwise dispose of any interest in his Units in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month following the month in which the General Partner receives such notice. The General Partner may, in its sole discretion, waive any such notice.

           No assignee, except with the consent of the General Partner, may become a substituted Limited Partner. The General Partner intends to so consent, provided that the General Partner and the Partnership receive an opinion of counsel to the General Partner that such admission will not adversely affect the tax classification of the Partnership as a partnership. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled.

           Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the consent of any Limited Partner.

              11.  Redeeming Units.

           Units may be redeemed as of the close of business on the last day of any month, provided that all liabilities, contingent or otherwise, of the Partnership have been paid or there remains property of the Partnership sufficient to pay them.



                                    LPA-7

           Any number of whole Units may be redeemed.

           Units redeemed on or before the end of the twelfth full calendar month after issuance are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be paid to the General Partner. Units are issued, for purposes of determining whether an early redemption charge is due, on the first day of the month after the related subscription is received. No redemption charges will be applicable to Limited Partners who redeem because the Partnership's expenses have been increased.

           If a Limited Partner acquires Units at more than one time, such Units will be treated on a "first-in, first-out" basis for purposes of applying the early redemption charges and the tax allocations in Section 7(b).

           Requests for redemption must be received by the General Partner at least 10 calendar days before the requested redemption date. Such requests need not be in writing so long as the redeeming Limited Partner has a Merrill Lynch customer securities account.

           If, as of the close of business on any day, the Net Asset Value per Unit has decreased (i) to $50 or less, after adding back all distributions or
(ii) to below 50% of the prior month's Net Asset Value per Unit, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within 10 business days after the suspension of trading, the General Partner will declare a Special Redemption Date, which will be a business day within 30 business days from the suspension of trading. The General Partner shall mail notice of such date to each Limited Partner by first-class mail, postage prepaid, not later than 10 business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner must follow to have his Units redeemed on such Date (in general, Limited Partners will be required to redeem all of their Units on a Special Redemption Date if any are redeemed). A Partner who redeems will receive the Net Asset Value of his Units, determined as of the close of business on such Special Redemption Date. No redemption charges will apply on any such date. If, after a Special Redemption Date, the Net Assets of the Partnership are at least $250,000 and the Net Asset Value per Unit is in excess of $25, the Partnership may, in the discretion of the General Partner, resume trading.

           The General Partner, in its discretion, may declare a Special Redemption Date. If the General Partner does so, the General Partner need not again call a Special Redemption Date.

           The General Partner may, in its discretion, declare additional regular redemption dates for Units, permit certain Limited Partners to redeem at other than month-end and waive the 10-day notice period otherwise required to effect redemptions.

           Redemption payments will be made within 10 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Partnership, the Partnership may correspondingly delay redemption payments.

           The General Partner may require a Limited Partner to redeem all or part of such Limited Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will use best efforts to do so to the extent necessary to prevent the Partnership from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code.

              12.  Offering of Units.

           The General Partner may, in its discretion, continue or terminate the offering of the Units on a public or private basis.

           All sales of Units in the United States will be conducted by registered brokers.




                                    LPA-8

              13.  Power of Attorney.

           Each Limited Partner hereby irrevocably appoints the General Partner and each officer of the General Partner, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, deliver and file, record in public offices and publish: (i) this Agreement, including any amendments; (ii) certificates of limited partnership or assumed name, including amendments, with respect to the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and any other jurisdictions in which the Partnership may conduct business, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be deemed to be coupled with an interest, shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

              14.  Withdrawal of a Partner.

           The Partnership shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Partnership is continued pursuant to the terms of Section 4(a)(3). In addition, the General Partner may withdraw from the Partnership, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner. If the General Partner withdraws as general partner, and the Partnership's business is continued pursuant to the terms of Section 4(a)(3)(ii), the withdrawing General Partner shall pay all expenses incurred by the Partnership as a result of its withdrawal.

           The General Partner may not assign its general partner interest or its obligation to direct the trading of the Partnership's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

           A Limited Partner ceasing to be a limited partner will not terminate or dissolve the Partnership. No Limited Partner, including such Limited Partner's estate, custodian or personal representative, shall have any right to redeem or value such Limited Partner's interest in the Partnership except as provided in Section 11. Each Limited Partner agrees that in the event of his death, he waives on behalf of himself and of his estate, and directs the legal representatives of his estate and any person interested therein to waive, any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this Section 14 shall, however, waive any right for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other pertinent information from the General Partner or the Partnership or to redeem or transfer Units.

              15.  Standard of Liability; Indemnification.

           (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute negligence or misconduct on behalf of the General Partner or its Affiliates.

           (b) Indemnification of the General Partner by the Partnership. To the fullest extent permitted by law, subject to this Section 15, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided, that such



                                    LPA-9
claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Partnership; and provided further, that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

           Notwithstanding anything to the contrary contained in the preceding paragraph, none of the General Partner, its Affiliates or any persons acting as selling agent for the Units shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

           In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

           The Partnership shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

           For the purposes of this Section 15, the term, "Affiliates," shall mean any person acting on behalf of or performing services on behalf of the Partnership or Joint Venture who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or
(4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

           Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

           Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership (or Joint Venture); (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 15(a).

           In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

           In no event shall any indemnification permitted by this Section 15(b) be made by the Partnership unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of qualified


                                    LPA-10
independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Partnership hereunder shall be made only as provided in the specific case.

           In no event shall any indemnification obligations of the Partnership under this Section 15(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(d).

           (c) Indemnification of the Partnership by the Partners. In the event the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including reasonable attorneys' fees.

           The General Partner shall indemnify and hold the Partnership harmless from all loss or expense which the Partnership may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLIM's standard of liability and indemnity under the previously existing Investment Advisory Contract, (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability and indemnity under the previously existing Custody Agreement or (iii) the differences between John W. Henry & Company, Inc.'s standard of liability and indemnity under the Joint Venture Agreement (in the case of actions by third parties other than Limited Partners) and, in each case, the General Partner's standard of liability as set forth herein.

           The General Partner shall also indemnify and hold the Partnership harmless from all loss and expense which the Partnership may incur (including, without limitation, indemnity payments) as a result of the commercial relationship between the Partnership and John W. Henry & Company, Inc., or any other advisor selected for the Partnership, being structured as a joint venture rather than through an advisory agreement.

              16.  Amendments; Meetings.

           (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may also amend this Agreement without the consent of the Limited Partners in order: (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (iii) to attempt to ensure that the Partnership is taxed as a partnership; (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (v) to change this Agreement as required by the Staff of the Securities and Exchange Commission, any other federal agency or any state "Blue Sky" official or in order to opt to be governed by any amendment or successor statute to the Act; (vi) to make any amendment to this Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners; and (vii) to make any amendment to this Agreement required by law.

           (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to Section 16(c), upon the affirmative vote of holders of a majority of the Units, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that the approval of all Limited Partners shall be required in the case of amendments



                                    LPA-11
changing or altering this Section 16, extending the term of the Partnership or increasing the brokerage commissions or Administrative Fees payable by the Partnership; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) the sale of all or substantially all of the assets of the Partnership may be approved; and
(vi) any contract with the General Partner or any of its affiliates may be disapproved of and terminated upon 60 days' notice.

           No reduction of any Limited Partner's capital account or modification of the percentage of profits, losses or distributions to which a Limited Partner is entitled shall be made without such Limited Partner's written consent.

           (c) Meetings; Other Voting Matters. Any Limited Partner may obtain from the General Partner, provided that reasonable copying and mailing costs are paid in advance, a list of the names, addresses and number of Units held by each Limited Partner. Such list will be mailed by the General Partner within 10 days of the receipt of the request; provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes unrelated to such Limited Partner's interest as a Limited Partner.

           Upon receipt of a written proposal, signed by Limited Partners owning at least 10% of the Units, that a meeting of the Partnership be called to vote on any matter on which the Limited Partners are entitled to vote, the General Partner will, by written notice to each Limited Partner of record sent by certified mail within 15 days after such receipt, call the meeting. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time for such meeting, as well as its purpose.

           In determining whether a majority of the Units has approved an action or amendment, only Units owned by Limited Partners shall be counted. Any Units acquired by the General Partner or any of its Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

           The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

           In the event that this Agreement is to be amended in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

              17.  Benefit Plan Investors.

           Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in Section 4975 of the Code (collectively, a "Plan"), and each fiduciary who has caused a Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership in light of the risks relating thereto; (b) the Plan Fiduciary has determined that the investment in the Partnership is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Partnership does not violate the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, John W. Henry & Company, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan
Fiduciary:


                                    LPA-12

(i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, John W. Henry & Company, Inc. and any of their respective affiliates; and (iii) is qualified to make such investment decision.

              18.  GOVERNING LAW.

           THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, THAT THE FOREGOING CHOICE OF LAW SHALL NOT RESTRICT THE APPLICATION OF ANY STATE'S SECURITIES LAWS TO THE SALE OF UNITS TO ITS RESIDENTS OR WITHIN SUCH STATE.

              19.  Miscellaneous.

           (a) Notices. All notices under this Agreement must be in writing and will be effective upon personal delivery, or if sent by first class mail, postage prepaid, upon the deposit of such notice in the United States mail.

           (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties hereto and all parties indemnified under Section 15, as well as their respective successors and assigns, custodians, estates, heirs and personal representatives.

           For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

           (c) Captions. Captions are not part of this Agreement.

           (d) Close of Business. The General Partner will decide when the close of business occurs.

                                   * * * * *


           The parties hereby execute this Seventh Amended and Restated Limited Partnership Agreement as of the day and year first above written.

GENERAL PARTNER:                                     LIMITED PARTNERS:

MERRILL LYNCH ALTERNATIVE                            MERRILL LYNCH ALTERNATIVE
INVESTMENTS LLC                                      INVESTMENTS LLC
                                                        Attorney-in-Fact

By   /s/ ROBERT M. ALDERMAN                          By  /s/ STEVEN B. OLGIN
    -------------------------                           ----------------------
         Robert M. Alderman                                  Steven B. Olgin
         Chief Executive Officer, President and              Vice President
         Manager                                             and Manager



                                    LPA-13

                        [PAGE LEFT BLANK INTENTIONALLY]

                                                                   EXHIBIT B

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

               ------------------------------------------------

                           SUBSCRIPTION REQUIREMENTS

General

           By submitting a Subscription Agreement Signature Page, you (i) subscribe to purchase Units, (ii) authorize the Selling Agent to debit your subscription from your Merrill Lynch customer securities account and (iii) agree to the terms of the Limited Partnership Agreement.

Representations and Warranties

           You represent and warrant to the Fund, MLAI and their respective affiliates as follows:

(a) You are of legal age and legally competent to execute the Subscription Agreement Signature Page.

(b) All information on your Subscription Agreement Signature Page is correct and complete. You will immediately contact MLAI if there is any change in such information.

(c) Your subscription is made with your own funds and for your own account.

(d) Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the following representations as to net worth and annual income apply to such minor personally.

(e) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units.

(f) You either are, or are not required to be, registered with the CFTC or a member of the NFA.

(g) If you are acting on behalf of an "employee benefit plan," you confirm the representations set forth in Section 17 of the Limited Partnership Agreement.

(h) Your subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. You are not (i) an individual, entity or organization named on a United States Office of Foreign Assets Control ("OFAC") "watch list" and do not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, (iv) a senior foreign political figure(1), an immediate family member(2) or close associate(3) of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001(4). You agree to promptly notify the General Partner should you become aware of any change in the information set forth in this representation. You acknowledge that, by law, the General Partner may be obligated to "freeze" your account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations,






----------------------

           1 A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

           2 "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

           3 A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

           4 The United States "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001", Pub. L. No. 107-56 (2001).

           and the General Partner may also be required to report such action and to disclose your identity to OFAC. You represent and warrant that all of the information which you have provided to the Fund in connection with the Subscription Agreement is true and correct, and you agree to provide any information the General Partner or its agents deem necessary to comply with the Fund's anti-money laundering program and related responsibilities from time to time. If you have indicated in this Subscription Agreement that you are an intermediary subscribing in the Fund as a record owner in your capacity as agent, representative or nominee on behalf of one or more underlying investors ("Underlying Investors"), you agree that the representations, warranties and covenants are made by you on behalf of yourself and the Underlying Investors.

Investor Suitability

           You should not invest more than 10% of your readily marketable assets in the Fund.

           Eligible investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles).

           The following requirements apply to residents of various states (net worth for such purposes in all cases is exclusive of home, furnishings and automobiles).

           1. Alaska, Arizona, Massachusetts, Mississippi, North Carolina, Oklahoma, Oregon, Tennessee and Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

           2. California -- Net worth of at least $100,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $250,000.

           3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.
Notwithstanding any other provisions of the Prospectus, the minimum investment for individual retirement accounts in Iowa is 25 Units or $2,500, if less, rather than 20 Units or $2,000, if less.

           4. Maine -- Net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. All Maine residents, including existing investors in the Fund subscribing for additional Units, must execute a Subscription Agreement Signature Page. Maine residents must sign a Subscription Agreement Signature Page specifically prepared for Maine residents.

           5. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 2001 of at least $60,000. All Michigan residents, including existing investors in the Fund subscribing for additional Units, must execute a Subscription Agreement Signature Page.

           6. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Minnesota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days.

           7. Missouri -- Net worth of at least $225,000 or a net worth of at least $100,000 and an annual income of at least $100,000. Missouri residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days.

           8. New Hampshire-- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

           9. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000. Pennsylvania residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days.

           10. South Carolina -- Net worth of at least $100,000 or a net income in 2001 some portion of which was subject to maximum federal and state income tax.

           11. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. South Dakota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days.

              You may revoke your subscription at any time within
                        5 business days of submission.

                        [PAGE LEFT BLANK INTENTIONALLY]

                                                                 EXHIBIT C

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                  -----------------------------------------

                           SUBSCRIPTION INSTRUCTIONS

           You should carefully read and review both Parts of the Prospectus and the accompanying summary Fund financial information.

           Existing investors subscribing for additional Units (except Maine and Michigan residents) need not complete an additional Subscription Agreement Signature Page. Such investors' Merrill Lynch Financial Advisors will reconfirm their suitability.

           FILL IN ALL OF THE BOXES ON PAGES SA-4 AND SA-5. TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1 --  Financial Advisors must complete the information required.

Item 2 --  Enter the dollar amount to be purchased or check the appropriate dollar amount of subscription. Only whole Units will be sold. The largest number of whole Units possible at the purchase date Net Asset Value per Unit will be purchased. Fractional Units will not be sold.

Item 3--   Enter customer's Merrill Lynch Account Number.

Item 4-- Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

           The Signature Page is generally self-explanatory; however, we have provided specific instructions for the following:

           Trust -- Enter the Trust name on line 7 and the trustee's name on line 8, followed by "Trustee." If applicable, use line 9 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

           Custodian Under Uniform Gifts to Minors Act -- Complete line 5 with the name of minor followed by "UGMA." On line 8 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

           Partnership or Corporation -- The Partnership or Corporation name is required on line 7. Enter an officer's or partner's name on line 8. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items--         Enter the exact name in which the Units
5,6,7           are to be held.

Item 9 --       Complete information as required.

Item 10 --      The investor(s) (except current investors in the Fund
                other than residents of Maine or Michigan) must execute the Subscription Agreement Signature Page (Item 10, Page SA-5) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item
                10.

Item 11 --      Financial Advisors must complete the information required.

           The Specimen Copy of the Subscription Agreement Signature Page (Pages SA-2 and SA-3) should not be executed.

                             -------------------

Instructions to Financial Advisors:

                      The executed Subscription Agreement
                        Signature Page must be retained
                             in the Branch Office.

           Suitability reconfirmations (i.e., Subscription Agreement Signature Pages executed by Financial Advisors or another form of written reconfirmation approved by the Branch Office) must also be retained in the Branch Office.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS

                       -------------------------------
           BY EXECUTING THIS SUBSCRIPTION AGREEMENT SUBSCRIBERS ARE
                NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                       -------------------------------

                            SUBSCRIPTION AGREEMENT
ML JWH STRATEGIC ALLOCATION FUND L.P.
c/o Merrill Lynch Alternative Investments LLC ("MLAI")
General Partner
Princeton Corporate Campus
Section 2G
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Dear Sirs:

                     1. I subscribe for the dollar amount indicated on the Subscription Agreement Signature Page.

                     The purchase price is the Net Asset Value per Unit -- 97% of the Net Asset Value per Unit if I am a Merrill Lynch officer or employee (retirement accounts do not qualify for discounts).

                     The purchase date for my Units is the first day of the calendar month immediately following this subscription being accepted. My Financial Advisor will tell me the settlement date for my purchase, which will be not more than 5 business days after the purchase date. I will have the subscription funds in my Merrill Lynch customer securities account on such settlement date.

                     2. I have received both Parts of the Prospectus together with the accompanying summary Fund financial information. I understand that by submitting this Subscription Agreement I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus.

                     3. I irrevocably appoint MLAI and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, to execute, deliver and record any documents or instruments which MLAI considers appropriate to carry out the provisions of the Limited Partnership Agreement.

                     4. THIS SUBSCRIPTION AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               NO ONE SHOULD INVEST MORE THAN 10% OF HIS OR HER
                    READILY MARKETABLE ASSETS IN THE FUND.



----------------------------------------------------------------------------------------------------------------------------
 1 Financial Advisor
   Name
            ------------------------------------------      ------  -----------------------------  -------------------------
            First                                           M.I.    Last                           Sub. Order Ref.#

 Financial Advisor
 Phone Number                                          Financial Advisor Number                  Branch Wire Code
                ----- - ----- - ----------                                      ------------                      ----------

----------------------------------------------------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS
                      SUBSCRIPTION AGREEMENT AND POWER OF
                            ATTORNEY SIGNATURE PAGE
                             Please print or type.
              Use BLACK ink only and only one character per box.

     I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P., (the "Fund") and authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net Asset Value (97% of such Net Asset Value for Merrill Lynch officers and employees).

     I acknowledge receipt of the Prospectus of the Fund together with summary Fund financial information.

     If I am a participant in a Merrill Lynch sponsored IRA, BASICTM or SEP account and am purchasing Units for such an account, I hereby acknowledge that:

     1. An amount at least equal to the purchase price for the Units is in an IRA, BASICTM or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
     2. The minimum value of all securities and funds in such IRA, BASICTM or SEP account is $20,000;
     3. The minimum subscription is $2,000 and the amount of this subscription is no more than 10% of the value of the IRA, BASICTM or SEP account on the subscription date, or no more than 10% of the value of all of the subscriber's retirement accounts; and
     4. Each separate IRA, BASICTM or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.

                                                                                                                   --
 2  --------------------------------              $5,000  -------                $2,000 ---------     3 ----------    -----------
                                                                                                          Merrill Lynch Account #
  Dollar  Amount.  Minimum  $5,000;  $2,000  for  IRAs,
  tax-exempt  investors and existing  Limited  Partners
  subscribing   for   additional   Units;   incremental
  investments in $100 multiples.  Subscription  amounts
  will be used to purchase the largest  number of whole
  Units  possible at the purchase  date Net Asset Value
  per Unit. No fractional Units will be issued.
                        --          --                                                --
            4  --------    ---------   --------------                            ----    ----------------------------
                  Social Security Number                     or                  Taxpayer ID Number


 5  Limited Partner Name

    --------------------------------------------------       ---    --------------------------------------------------
    First Name                                               M.I.   Last Name


 6  Joint Limited Partner Name

    --------------------------------------------------       ---    --------------------------------------------------
    First Name                                               M.I.   Last Name


 7  Partnership, Corporate or Trust Limited Partner Name

    ------------------------------------------------------------------------------------------------------------------


 8  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA

    ------------------------------------------------------------------------------------------------------------------


 9  Additional Information

    ------------------------------------------------------------------------------------------------------------------

    Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)

    -------------------  -------------------------------------------------------------------      --------------------
    Street Number        Street Name                                                              Apt. Number

    -------------------  -----------------------------------------------------     -----        --------------------
    Bldg. No.            City                                                      State        Zip Code

    --------------------------------------------------
    Country (If Other Than U.S.A.)


    Mailing Address of Limited Partner (If Other Than Residence Address)

    --------------------   ----------------------------------------------------------------------  ------------------
    Street Number          Street Name                                                             Apt. Number

    --------------  ---------------------  -----------------------------------------------   -------   -------------------
    Bldg. No.       P.O. Box No.           City                                              State     Zip Code

    -----------------------------------------------
    Country (If Other Than U.S.A.)

    / /  Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, If Not Merrill Lynch

   -----------------------------------------------------------------------------------

   Mailing Address of Custodian, Other Than Merrill Lynch

   --------------------   ------------------------------------------------------------------      ------------------
   Street Number          Street Name                                                             Apt. Number

   --------------  ---------------------  -----------------------------------------------   -------   ---------------------------
   Bldg. No.       P.O. Box No.           City                                              State     Zip Code

   --------------------------------------------------
   Country (If Other Than U.S.A.)

                                                                                                                SPECIMEN



                                     SA-2




------------------------------------------------------------------------------
------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)

----------------------------------------------------------------------------------------------------------------------------------
10                                        For Use By Investor
         Under penalties of perjury, I certify that:
         1.    The number shown on this form is my correct taxpayer identification number, and
         2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the
               IRS has notified me that I am no longer subject to backup withholding, and
         3.    I am a U.S. Person.

         Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

         THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS
         REQUIRED TO AVOID BACKUP WITHHOLDING.

         -------------------------------------------------------------------------------------------------------------------------
      X                                                                          X
         ------------------------------------------------------                     -----------------------------------------------
         Signature of Investor                        Date                          Signature of Joint Investor (if any)     Date

         (        )            --                                                   Subscription for the series of Units to be
         ------------------------------------------------------                     sold as of
         Telephone Number of Investor
                                                                                    --------------------------------- [insert date]

Submitting this Subscription Agreement and Power of Attorney Signature Page in no respect constitutes a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received the Prospectus of the
Fund dated [__], 2004 together with summary Fund financial information.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
11                                                     Financial Advisor MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X
         -------------------------------------------------------------------------------------------------------------------------
         Financial Advisor Signature                                                                              Date
----------------------------------------------------------------------------------------------------------------------------------




                                                                                                                SPECIMEN
                                     SA-3




                                                                                                              EXECUTION COPY

----------------------------------------------------------------------------------------------------------------------------
 1 Financial Advisor
   Name
            ------------------------------------------     ------  -----------------------------  -------------------------
            First                                           M.I.    Last                           Sub. Order Ref.#

 Financial Advisor
 Phone Number         --       --                          Financial Advisor Number                  Branch Wire Code
                -----    -----    ----------                                         ------------                      ----------

----------------------------------------------------------------------------------------------------------------------------


                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS
                      SUBSCRIPTION AGREEMENT AND POWER OF
                            ATTORNEY SIGNATURE PAGE
                             Please print or type.
              Use BLACK ink only and only one character per box.

     I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P., (the "Fund") and authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net Asset Value (97% of such Net Asset Value for Merrill Lynch officers and employees).

     I acknowledge receipt of the Prospectus of the Fund together with summary Fund financial information.

     If I am a participant in a Merrill Lynch sponsored IRA, BASIC(TM) or SEP account and am purchasing Units for such an account, I hereby acknowledge that:
     1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
     2. The minimum value of all securities and funds in such IRA, BASIC(TM) or SEP account is $20,000;
     3. The minimum subscription is $2,000 and the amount of this subscription is no more than 10% of the value of the IRA, BASIC(TM) or SEP account on the subscription date, or no more than 10% of the value of all of the subscriber's retirement accounts; and
     4. Each separate IRA, BASIC(TM) or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.


   2                                                    $5,000  / /        $2,000 / /            3             --
   ------------------------                                                                      -------------  ------------------
   Dollar  Amount.  Minimum  $5,000;  $2,000  for  IRAs,                                               Merrill Lynch Account #
   tax-exempt  investors and existing  Limited  Partners
   subscribing   for   additional   Units;   incremental
   investments in $100 multiples.  Subscription  amounts
   will be used to purchase the largest  number of whole
   Units  possible at the purchase  date Net Asset Value
   per Unit. No fractional Units will be issued.

                 4          --        --                                         --
                  -----------  --------  ---------------                   -------   ------------------------
                  Social Security Number                     or            Taxpayer ID Number

   5  Limited Partner Name

      --------------------------------------------------  -----  ------------------------------------------------------------------
      First Name                                          M.I.   Last Name


   6  Joint Limited Partner Name

      --------------------------------------------------  -----  ------------------------------------------------------------------
      First Name                                          M.I.   Last Name


   7  Partnership, Corporate or Trust Limited Partner Name

      -------------------------------------------------------------------------------------------------------------


   8  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA

      -------------------------------------------------------------------------------------------------------------


   9  Additional Information

      -------------------------------------------------------------------------------------------------------------

      Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)

      --------------------   -----------------------------------------------------------------------------------  -----------------
      Street Number          Street Name                                                                          Apt. Number

      -----------------  ---------------------------------------------------  --------  ----------------------------------
      Bldg. No.          City                                                 State     Zip Code

     --------------------------------------------------
     Country (If Other Than U.S.A.)

     Mailing Address of Limited Partner (If Other Than Residence Address)

     --------------------   -----------------------------------------------------------------------------------  ------------------
     Street Number          Street Name                                                                          Apt. Number

     --------------  ---------------------  -----------------------------------------------   -------   ---------------------------
     Bldg. No.       P.O. Box No.           City                                              State     Zip Code

     -----------------------------------------------
     Country (If Other Than U.S.A.)


    / /   Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is
            custodian.

   Name of Custodian, If Not Merrill Lynch

   -----------------------------------------------------------------------------------

   Mailing Address of Custodian, Other Than Merrill Lynch

   ---------------------------------------------------------------------------------------------------------------------------
   Street Number          Street Name                                                                          Apt. Number

   ---------------------------------------------------------------------------------------------------------------------------
   Bldg. No.       P.O. Box No.           City                                              State     Zip Code
   --------------------------------------------------

   --------------------------------------------------
   Country (If Other Than U.S.A.)


                                     SA-4




                                                                                                                   EXECUTION COPY

-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)

----------------------------------------------------------------------------------------------------------------------------------
10                                               For Use By Investor
         Under penalties of perjury, I certify that:
         4.    The number shown on this form is my correct taxpayer identification number, and
         5.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding,
               and
         6.    I am a U.S. Person.

         Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

         THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID
         BACKUP WITHHOLDING.

         --------------------------------------------------------------------------------------------------------------------------
      X                                                                          X
         -----------------------------------------------------------------          ----------------------------------------------
         Signature of Investor                                Date                  Signature of Joint Investor (if any)      Date

         (        )            --                                                   Subscription for the series of Units to be
         -----------------------------------------------------------------          sold as of
         Telephone Number of Investor
                                                                                    ---------------------------------[insert date]

Submitting this Subscription Agreement and Power of Attorney Signature Page in no respect constitutes a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received the Prospectus of the
Fund dated [__], 2004 together with summary Fund financial information.

----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
11                                                         Financial Advisor MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X
         -------------------------------------------------------------------------------------------------------------------------
         Financial Advisor Signature                                                                                  Date
----------------------------------------------------------------------------------------------------------------------------------


                        [PAGE LEFT BLANK INTENTIONALLY]

                                                                 SA-P1-0504

                                    PART II

                    Information Not Required in Prospectus

Item 13.   Other Expenses of Issuance and Distribution.

           The following is an estimate of the costs of preparing, filing and distributing this Registration Statement and the Prospectus, which costs will be paid by the Fund.

                                                                                                            Approximate
                                                                                                               Amount
                                                                                                            -------------
Securities and Exchange Commission Registration Fees...................................................     $126,770.50*
National Association of Securities Dealers Inc. Filing Fees............................................          30,500*
Printing Expenses......................................................................................          50,000
Fees of Certified Public Accountants...................................................................               0
Blue Sky Expenses (Excluding Legal Fees)...............................................................           4,500
Fees of Counsel........................................................................................         100,000
Advertising and Sales Literature.......................................................................          75,000
Miscellaneous Offering Costs...........................................................................          15,000
                                                                                                            -------------
Total..................................................................................................     $401,770.50
                                                                                                            =============


-----------------------
* Fees marked with an asterisk are exact rather than estimated and approximate.
                                         --------------------

Item 14.   Indemnification of Managers and Officers.

           Section 15 of the Seventh Amended and Restated Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner and certain of its affiliates by the Registrant. "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Fund (including through the Fund's joint venture with John W. Henry & Company, Inc. ("JWH")) who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Indemnification is to be provided for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The General Partner and its Affiliates will only be entitled to indemnification for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

           In the Selling Agreement, JWH has agreed to indemnify each person who controls the General Partner within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of the General Partner against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to JWH or any principal of JWH or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by JWH for inclusion therein. JWH has also agreed to contribute to the amounts paid by such controlling persons, signatories or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.

Item 15.   Recent Sales of Unregistered Securities.

               None.

Item 16.   Exhibits and Financial Statement Schedules.

           The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

           (a)  Exhibits.

       Exhibit
       Number        Description of Document
       -------       -----------------------

        5.01 Opinion of Sidley Austin Brown & Wood LLP relating to the legality of the Units.

        8.01 Opinion of Sidley Austin Brown & Wood LLP with respect to federal income tax consequences.

        10.05        Form of Subscription Agreement (included as Exhibit C to
      (amended)      the Prospectus).

        10.12 Fourth Amendatory Agreement of Selling Agreement, Joint Venture Agreement and Customer Agreement.

        10.13 Fifth Amendatory Agreement of Selling Agreement, Joint Venture Agreement and Customer Agreement.

        23.11        Consent of Sidley Austin Brown & Wood LLP.

        23.12        Consent of Deloitte & Touche LLP.

           The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-80509) which became effective April 25, 1996 or filed with the Registrant's Registration Statement on Form S-1 on April 13, 2001.

       Exhibit
       Number        Description of Document
       -------       -----------------------

        1.01 Form of Selling Agreement among the Registrant, MLIP, Merrill Lynch Futures Inc. ("Merrill Lynch Futures"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Selling Agent") and JWH.

       3.01(i)       Certificate of Limited Partnership of the Registrant.

        10.01 Amendment to Joint Venture Agreement among the Registrant, (amended) MLIP, Merrill Lynch Futures and JWH.

        10.01 Form of Joint Venture Agreement among the Registrant, MLIP, Merrill Lynch Futures and JWH.

        10.02 Form of Customer Agreement between the Registrant's joint venture with JWH and Merrill Lynch Futures.

        10.06 Form of Investment Advisory Contract among the Registrant's joint venture with JWH, MLIP, Merrill Lynch Futures and Merrill Lynch Asset Management, L.P.

        10.11 Third Amendatory Agreement of Selling Agreement, Joint Venture Agreement and Customer Agreement.

        99.01 Securities and Exchange Commission Release No. 33-6815-Interpretation and Request for Public Comment-Statement of the Commission Regarding Disclosure by Issuers of Interests in Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6, 1989).

        99.02 Commodity Futures Trading Commission-Interpretative Statement and Request for Comments -Statement of the Commodity Futures Trading Commission Regarding Disclosure by Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for Comments (54 Fed. Reg. 5597; February 6, 1989).

        99.03 North American Security Administrators Association Guidelines for Registration of Commodity Pool Programs.

Item 17.   Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro in the State of New Jersey on the 21st day of May, 2004.

ML JWH Strategic Allocation Fund L.P.


By:  MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
     General Partner

By:  /s/ ROBERT M. ALDERMAN
     -----------------------
      Robert M. Alderman
      Chief Executive Officer, President and Manager
      (Principal Executive Officer)

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Registrant, in the capacities and on the date indicated.

          Signature                   Title with Registrant                            Date
  /s/ ROBERT M. ALDERMAN              Chief Executive Officer,                         May 21, 2004
------------------------              President and Manager
  Robert M. Alderman                  (Principal Executive Officer)


  /s/ STEVEN B. OLGIN                 Vice President, Chief Operating                  May 21, 2004
-----------------------               Officer and Manager
  Steven B. Olgin


  /s/ MICHAEL L. PUNGELLO              Vice President and Chief Financial              May 21, 2004
-------------------------              Officer (Principal Financial and
  Michael L. Pungello                  Accounting Officer)


           (Being the principal executive officer, the principal financial and accounting officer and a majority of the managers of Merrill Lynch Alternative
Investments LLC )

Merrill Lynch Alternative Investments LLC


  /s/ ROBERT M. ALDERMAN               General Partner of Registrant                   May 21, 2004
------------------------
  Robert M. Alderman
  Principal Executive Officer


     As Filed with the Securities and Exchange Commission on May 21, 2004

                                                   Registration No. 333-______

============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       --------------------------------

                                   EXHIBITS
                                      TO
                        FORM S-1 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       --------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
           (Exact name of registration as specified in its charter)


=============================================================================

Exhibit
Number               Description of Document                       Page Number
------               -----------------------                       -----------
5.01                 Opinion of Sidley Austin Brown & Wood LLP     E-1
                     relating to the legality of the Units

8.01                 Opinion of Sidley Austin Brown & Wood LLP     E-3
                     with respect to federal income tax
                     consequences

10.05                Form of Subscription Agreement (included as
(amended)            Exhibit C to the Prospectus).

10.12                Fourth Amendatory Agreement of Selling        E-4
                     Agreement, Joint Venture  Agreement
                     and Customer Agreement.

10.13                Fifth Amendatory Agreement of Selling         E-11
                     Agreement, Joint Venture  Agreement
                     and Customer Agreement.

23.11                Consent of Sidley Austin Brown & Wood LLP     E-18

23.12                Consent of Deloitte & Touche LLP              E-19